Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

INFINITY NATURAL RESOURCES, INC.,

AND

THE PURCHASERS PARTY HERETO

Dated as of February 18, 2026

i

ii

EXHIBITS

Exhibit A	Definitions
Exhibit B	Form of Certificate of Designation
Exhibit C	Form of Registration Rights Agreement

SCHEDULES

Schedule I	Purchasers and Purchase Price
Schedule 3.5	Current Ownership

iii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of February 18, 2026 (this “Agreement”), is by and among Infinity Natural Resources, Inc., a Delaware corporation (the “Company”), and each purchaser identified on Schedule I hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.

In connection with, and subject to, the consummation of the Antero Acquisition, each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to each Purchaser, the number of shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), set forth opposite such Purchaser’s name on Schedule I hereto, on the terms and subject to the conditions hereinafter set forth.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF PURCHASED SHARES

Section 1.1 Purchase and Sale. On the terms and subject to the satisfaction or waiver (to the extent permitted by applicable Law (as defined below)) of the conditions set forth in this Agreement, at the Closing (as defined below), each Purchaser shall purchase, and the Company shall issue and sell to each Purchaser, the number of shares of Series A Preferred Stock set forth opposite such Purchaser’s name on Schedule I hereto with an original purchase price of $1,000.00 per share (the “Purchased Shares”) for the purchase price set forth opposite such Purchaser’s name on Schedule I hereto (with respect to each Purchaser, its “Allocated Purchase Price”). The Purchased Shares shall be allocated among the Purchasers as set forth opposite such party’s name on Schedule I hereto. The shares of Series A Preferred Stock shall have the rights, powers, preferences and privileges set forth in the Certificate of Designation in the form attached as Exhibit B (as the same may be amended or amended and restated, the “Certificate of Designation”).

Section 1.2 Closing. On the terms and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Purchased Shares (the “Closing”) shall take place remotely via the exchange of final documents and signature pages, on such date on which all of the conditions set forth in Article V have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of those conditions at such time), or such other time and place as the Company and the Purchasers may agree. The date on which the Closing is to occur is herein referred to as the “Closing Date.” At the Closing, upon receipt by the Company of payment of the Allocated Purchase Price by or on behalf of a Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, the Company will deliver to such Purchaser evidence reasonably satisfactory to such Purchaser of the issuance of the Purchased Shares allocated to such Purchaser in the name of such Purchaser by book-entry on the books and records of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date) that, except as set forth in the SEC Documents filed by the Company with the SEC since January 30, 2025 and prior to the date hereof (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections or similarly captioned sections of any such filings):

Section 2.1 Organization and Power. The Company and each of its Subsidiaries is a corporation, limited liability company or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company or other entity power and authority to own or lease its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its Subsidiaries are duly licensed or qualified to do business as a foreign corporation, limited liability company or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True, correct and complete copies of the Company’s organizational documents are included in the SEC Documents filed with the SEC.

Section 2.2 Authorization; No Conflicts.

(a) The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and for the due authorization, issuance, sale and delivery of the Purchased Shares and the reservation, issuance and delivery of the Conversion Shares (as defined below). This Agreement has been, and the Registration Rights Agreement will be at the Closing, duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement and the Registration Rights Agreement will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2

(b) The authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, including the filing of the Certificate of Designation and the issuance of the Purchased Shares and the Conversion Shares do not and will not: (i) violate or result in the breach of any provision of the Certificate of Incorporation or Bylaws of the Company; or (ii) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (x) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any mortgage, loan or credit agreement, indenture, bond, note, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract; (y) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local Law; or (z) result in the creation of any Lien upon any assets of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a Governmental Entity to the Company or any of its Subsidiaries, other than Liens under federal or state securities laws.

Section 2.3 Government Approvals. No consent, approval or authorization of, or filing with, any court or Governmental Entity is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, or in connection with the issuance of the Purchased Shares or the Conversion Shares, except for (a) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (b) those which have already been made or granted; (c) the filing of a Form D and current report on Form 8-K with the SEC; (d) filings with applicable state securities commissions (if any); (e) the listing of the Conversion Shares with the NYSE; (f) receipt of the Requisite Stockholder Approval with respect to any issuance of Conversion Shares in excess of the Issuance Limitation (as each such term is defined in the Certificate of Designation); or (g) filings required under, and compliance with other applicable requirements of, the HSR Act.

Section 2.4 Authorized and Outstanding Stock.

(a) The authorized capital stock of the Company consists of 400,000,000 shares of Class A common stock of the Company, par value $0.01 per share (“Class A Common Stock”), 150,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock”, and together with Class A Common Stock, “Common Stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). Upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, 350,000 shares will be designated as the Series A Preferred Stock.

(b) As of February 17, 2026 (the “Capitalization Date”), (i) 18,165,700 shares of Class A Common Stock were issued and outstanding, (ii) 45,247,974 shares of Class B Common Stock were issued and outstanding, (iii) no shares of Preferred Stock were issued and outstanding and (iv) 5,888,889 shares of Class A Common Stock are reserved for issuance under our Stock Plan. Except as set forth in the foregoing sentence, there are no outstanding securities of the Company convertible into, measured by reference to, or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests of any character in, the Company.

3

(c) All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. The Purchased Shares have been duly authorized and, when issued in accordance with the terms hereof, the Purchased Shares will be, duly authorized and validly issued and fully paid and non-assessable and will not be subject to any preemptive right, right of first refusal or similar right or any restrictions on transfer under applicable Law or any Contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities laws and Section 4.1 of this Agreement. The shares of Class A Common Stock issuable upon conversion of the Purchased Shares (including, for the avoidance of doubt, any shares of Class A Common Stock issuable upon the conversion of accrued dividends on the Purchased Shares), subject to the Issuance Limitation (the “Conversion Shares”), have been duly authorized and reserved for issuance and, when issued upon conversion of the Purchased Shares in accordance with the terms thereof, in each case as set forth in the Certificate of Designation, will be validly issued and fully paid and non-assessable. No share of Common Stock has been, and none of the Purchased Shares and Conversion Shares will be when issued, issued in violation of any preemptive right arising by operation of Law, under the Certificate of Incorporation, the Bylaws or any Contract, or otherwise. None of the Purchased Shares or Conversion Shares will be when issued subject to any restrictions on transfer under applicable Law or any Contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities laws, and Section 4.1 of this Agreement and the Certificate of Designation. When issued in accordance with the terms hereof and the terms of the Certificate of Designation (as applicable), the Purchased Shares and Conversion Shares will be free and clear of all Liens (other than Liens incurred by the Purchasers or their respective Affiliates, restrictions arising under applicable securities laws, or restrictions imposed by this Agreement, the Certificate of Designation or the Registration Rights Agreement).

(d) Except as otherwise expressly described in this Section 2.4: (i) no subscription, warrant, option, convertible security or other right, commitment, agreement, arrangement issued by the Company or any other obligation of the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is no commitment, agreement, arrangement or obligation of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute capital stock of, or other equity or voting interest (or voting debt) in, the Company; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; (iv) there are no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests (or voting debt) in, the Company; (v) there are no outstanding shares of capital stock of, or other equity or voting interests of any character in, the Company as of the date hereof other than shares that have become outstanding after the Capitalization Date which were reserved for issuance as of the Capitalization Date as set forth in Section 2.4(a) or pursuant to the exercise or vesting, as applicable, after the Capitalization Date, of stock options, restricted stock units or performance-based restricted stock units issued and subsequently exercised or vested, as applicable, after the Capitalization Date; (vi) there are no agreements, arrangements or commitments between the Company and any Person relating to the acquisition, disposition or voting of the capital stock of, or other equity or voting interest (or voting debt) in, the Company and (vii) there are no equity appreciation, phantom equity, profit participation or similar rights with respect to the Company or any of its capital stock or equity interests. There exists no preemptive right, whether arising by operation of law, under the Certificate of Incorporation, the Bylaws or any contract, or otherwise, with respect to the issuance of any capital stock of the Company.

4

Section 2.5 Subsidiaries. Other than any Subsidiaries of the Company acquired or formed following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s material Subsidiaries consist of all the entities listed on Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2024. The Company, directly or indirectly, owns of record and beneficially, free and clear of all Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Credit Agreement, or the organizational documents of such Subsidiaries, as applicable), all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries other than Infinity Natural Resources, LLC. As of the Capitalization Date, the Company owns a sole managing member interest in INR Holdings, and 18,165,700 units representing limited liability company interests in INR Holdings (“LLC Units”); such sole managing member interest and LLC Units are duly authorized and validly issued in accordance with the OpCo LLC Agreement (as defined below) and are fully paid (to the extent required under the OpCo LLC Agreement) and non-assessable (except in the case except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act) and such sole managing member interest and LLC Units are owned by the Company free and clear of all Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Credit Agreement, or the organizational documents of INR Holdings, as applicable). All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, were not issued in violation of a preemptive right, right of first refusal or similar right, and in the case of corporations, is fully paid and non-assessable. There are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

Section 2.6 Private Placement. Assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.4 (Investment Representations), the offer, sale and issuance of the Purchased Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and neither the Company nor any person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Series A Preferred Stock, and neither the Company nor any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with other offerings by the Company.

5

Section 2.7 SEC Documents; Financial Information. Since January 30, 2025, the Company has timely filed or furnished, as applicable, (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (b) all other forms, reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed or furnished, as applicable, by the Company with the SEC pursuant to the Exchange Act, the Securities Act and all other federal securities laws. As of their respective dates, such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP. Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2025 (the “Balance Sheet Date”) included in the SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and that do not arise from any breach of a Contract, (iii) as expressly contemplated by this Agreement, the Antero Purchase Agreements, or otherwise incurred in connection with the transactions contemplated hereby or thereby, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its SEC Documents and is not so disclosed.

Section 2.8 Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

6

Section 2.9 Disclosure Controls and Procedures. The Company has established and maintains, and at all times since January 30, 2025, has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) that are (x) designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure and (y) sufficient to provide reasonable assurance that (a) transactions are executed in accordance with Company management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Company management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Documents filed by the Company, there are no “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

Section 2.10 Litigation. There is not any litigation, governmental proceeding, suit, claim, action, dispute, arbitration, proceeding or complaint, or to the Knowledge of the Company, investigation (each, a “Proceeding”) pending or, to the Knowledge of the Company, threatened in writing, by or against the Company or any of its Subsidiaries or affecting any of the business, operations, properties, rights or assets of the Company or any of its Subsidiaries, in each case, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to or in default with respect to any order, judgment, writ, injunction, decree, ruling or decision of any Governmental Entity that is expressly applicable to the Company or any of its Subsidiaries or any of their respective assets which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.11 Compliance with Laws; Permits. The Company and its Subsidiaries are, and since January 1, 2025 have been, in compliance with all applicable laws, common law, statutes, acts, ordinances, codes, rules, and regulations enacted, adopted, promulgated, or applied by any Governmental Entity (collectively, “Laws”), and neither the Company nor any of its Subsidiaries has, since January 1, 2025, received any written notice from any Person regarding a violation of any of the foregoing, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits, franchises, certificates, approvals, authorizations and licenses of Governmental Entities that are required to conduct their business, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7

Section 2.12 Taxes.

(a) The Company and each of its Subsidiaries has duly and timely filed all Tax Returns required to be filed within the applicable periods for such filings (with due regard to any extension) and all such Tax Returns are true, correct and complete in all material respects, and the Company and each of its Subsidiaries has paid all Taxes required to be paid, except for any such failures to file or pay that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no audit, investigation or similar Proceeding is currently being conducted or pending or, to the knowledge of the Company, is threatened with respect to the Company or any of its Subsidiaries in respect of any Tax, (ii) there is no outstanding claim, assessment or deficiency against the Company or any of its Subsidiaries for any Taxes that has been asserted in writing by any Governmental Entity other than those being contested in good faith through appropriate Proceedings and for which adequate reserves have been established on the Financial Statements of the Company in accordance with GAAP and (iii) neither the Company nor any of its Subsidiaries has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law) or as a transferee or successor.

(c) For U.S. federal (and applicable state and local) income tax purposes (but excluding for Texas franchise tax purposes), INR Holdings and each Subsidiary of INR Holdings is properly classified as a partnership (and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code) or a disregarded entity (except for INR-E Blocker, LLC, which is classified as a corporation for U.S. federal (and applicable state and local) income tax purposes).

Section 2.13 Employee Benefit Plans.

(a) Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries have funded, administered and maintained each Benefit Plan in compliance with its terms and all applicable Laws (including the applicable requirements of ERISA and the Code); (ii) with respect to the Benefit Plans, no audits, Liens, Proceedings or complaints (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) or, to the Knowledge of the Company, investigations are pending or, to the Knowledge of the Company, threatened in writing, and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such audits, Liens, Proceedings or complaints, and (iii) to the Knowledge of the Company, no event has occurred with respect to any Benefit Plan which would reasonably be expected to result in a liability of the Company or any of its Subsidiaries to any Governmental Entity.

(b) Except as would not be expected to have a Material Adverse Effect neither the Company, its Subsidiaries, nor any other entity which, together with the Company or its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has at any time during the last six (6) years maintained, sponsored or contributed to or had any liability, including withdrawal liability, with respect to any defined benefit pension plan that is subject to Title IV of ERISA or any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

8

(c) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, neither the execution of, nor the completion of the transactions contemplated by, this Agreement (whether alone or in connection with any other event(s)), could result, directly or indirectly, in (i) severance pay, or an increase in severance pay upon termination of employment or service, after Closing to any current or former employee, officer, director or other individual service provider of the Company or its Subsidiaries, (ii) payment, compensation or benefit, or any increase in the amount of any payment, compensation or benefit, becoming due to any current or former employee, officer, director or other individual service provider of the Company or its Subsidiaries, (iii) acceleration of the time of payment or vesting, or result in funding, of compensation or benefits to any current or former employee, officer, director or other individual service provider of the Company or its Subsidiaries, (iv) new obligation under any Benefit Plan or (v) payment of any amount or the provision of any benefit that, separately or in the aggregate, could constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

(d) No Benefit Plan provides any individual with the right to indemnification, reimbursement, or gross-up for any excise or penalty tax, including under Section 409A, or Section 4999 of the Code.

Section 2.14 Labor Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there is not, and since January 30, 2025 there has not been, any strike, lockout, concerted work stoppage or slowdown, or unfair labor practice charge pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (ii) there are not any, pending or, to the Knowledge of the Company, threatened union organizing activities with respect to any employees of the Company or its Subsidiaries or any representation or certification proceedings against the Company or any of its Subsidiaries. Neither the Company nor its Subsidiaries owe any notice, consent or consultation obligations to any labor union, labor organization or works council in connection with the execution of this Agreement on consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries are party to or bound by any Labor Agreement.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 30, 2025 have been, in compliance with all applicable Laws respecting labor, employment, and employment practices, including all applicable Laws respecting terms and conditions of employment, wages and hours (including the classification of independent contractors and exempt and non-exempt U.S. employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), labor relations and collective bargaining, employment harassment, discrimination, and retaliation, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), worker health and safety, affirmative action and unemployment insurance.

9

(c) Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, there are no, and since January 30, 2025, there have not been any, Proceedings by or against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened by or before any Governmental Entity pertaining to the labor, workforce, personnel or employment practices.

(d) Neither the Company nor any of its Subsidiaries is, or since January 1, 2025 has been, party to a settlement agreement with any employee of the Company or any of its Subsidiaries that involves allegations of sexual harassment by any employee of Company or any of its Subsidiaries at the level of Senior Vice President or above. To the Knowledge of the Company, no allegations of sexual harassment are, or since January 1, 2025 have been, pending against any employee of Company or any of its Subsidiaries at the level of Senior Vice President or above. The Company or, if applicable, its Subsidiaries have reasonably investigated all allegations of sexual harassment against any employee of Company or any of its Subsidiaries at the level of Senior Vice President or above that have been reported to the Company or its Subsidiaries and have taken all reasonable corrective actions with respect to such allegations that is reasonably calculated to prevent further improper conduct with respect to such allegation of sexual harassment with potential merit.

Section 2.15 Environmental Matters.

(a) Except as not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries are, and since January 30, 2025 have been, in compliance with all applicable Requirements of Environmental Law and possess and maintain and are, and since January 30, 2025 have been, in compliance with all Environmental Permits; (ii) there are no pending or, to the Knowledge of the Company, threatened (in writing) actions, suits or proceedings relating to, and the Company and its Subsidiaries have not received any unresolved written notice of, any actual or alleged violation of, noncompliance with, or any liability under. any applicable Requirements of Environmental Law or Environmental Permit, including arising from any release or threatened release of any Hazardous Substance; (iii) neither the Company, nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, exposed any person to, released, or owned or operated any property or facility contaminated by, any Hazardous Substances, in each case so as to give rise to any liabilities for the Company or any of its Subsidiaries pursuant to any applicable Requirements of Environmental Laws; and (iv) neither the Company nor any of its Subsidiaries has by Contract assumed or provided an indemnity for any liabilities of any other Person under any Requirements of Environmental Law or concerning any Hazardous Substances.

Section 2.16 Intellectual Property; Security. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own the Intellectual Property they purport to own, or have a valid and enforceable license or right to use or otherwise exploit, all Intellectual Property that is used in or necessary for the operation of the business of the Company and its Subsidiaries, free and clear of all Liens other than Permitted Liens (“Company Intellectual Property”), (b) the conduct of the businesses of the Company and its Subsidiaries does not infringe, misappropriate or violate, and has not since January 1, 2025 infringed, misappropriated or violated, the Intellectual Property of any Person and, to the Knowledge of the Company, no Person is (or has been since January 1, 2025) infringing,

10

misappropriating or violating the Company Intellectual Property and (c) the Company and its Subsidiaries take commercially reasonable efforts to protect the confidentiality of their trade secrets and the integrity, continuous operation and security of their Software and Systems (and the data stored or Processed therein or thereby). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2025, there have not been any (x) security incidents, including any unauthorized intrusions, breaches (including phishing incidents, ransomware, or malware attacks) affecting the Software and Systems, (y) no incident in which personal information Processed by or for the Company was, or was reasonably likely to have been Processed in an unauthorized or unlawful manner, or (z) failures, breakdowns, continued substandard performance or other adverse events affecting the Software and Systems.

Section 2.17 Registration Rights. Except as provided in this Agreement, the Existing Registration Rights Agreement or the Registration Rights Agreement, the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

Section 2.18 Investment Company Act. The Company is not, and immediately after giving effect to the sale of the Purchased Shares in accordance with this Agreement and the application of the proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 2.19 NYSE Listing and Maintenance Requirements. The Company’s Class A Common Stock is listed on the NYSE, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Class A Common Stock being delisted from the NYSE, nor has the Company received as of the date of this Agreement any notification that the SEC or the NYSE is contemplating terminating such registration. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its Class A Common Stock on the NYSE. Without limiting the generality of the foregoing, the consummation of the transactions contemplated by this Agreement does not require approval of the Company’s stockholders pursuant to the listing maintenance requirements of the NYSE, except to the extent the Requisite Stockholder Approval is required with respect to any issuance of Conversion Shares in excess of the Issuance Limitation.

Section 2.20 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or the Purchasers for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries.

Section 2.21 Illegal Payments; FCPA Violations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2021, neither the Company nor any Subsidiaries, or any officer, director, employee or, to the knowledge of the Company, agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any Government

11

Official with the purpose of (i) influencing any act or decision of such Government Official in his or her official capacity; (ii) inducing such Government Official to perform or omit to perform any activity in violation of his or her legal duties; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of such Governmental Entity in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery law (collectively “Anti-Corruption Laws”); (b) made any illegal contribution to any political party or candidate; (c) made, offered, promised to pay, authorized or accepted any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to or from any person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e) otherwise violated any applicable Anti-Corruption Laws.

Section 2.22 Sanctions and Export Controls. Since January 1, 2021, neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company any of its respective director officer, employee or agent of the Company or any of its Subsidiaries, (a) is or was a Sanctioned Person, (b) has conducted business, directly or indirectly, with any Sanctioned Person or in any Sanctioned Country on behalf of the Company or any of its Subsidiaries in violation of Sanctions Laws or (c) has otherwise violated or engaged in any conduct prohibited under any applicable Sanctions Laws or Export and Import Controls, or the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service.

Section 2.23 Absence of Certain Changes. (a) Since January 30, 2025, except for the execution and performance of this Agreement, the Antero Purchase Agreements or any amendment thereto that has been made in compliance with Section 4.14, the Fourth Amendment to the Credit Agreement, to be entered into on or about the date of the Closing and any other agreements contemplated hereby and thereby and the discussions, negotiations and transactions related hereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, and (b) since January 30, 2025, there has not been any Material Adverse Effect.

Section 2.24 Anti-Takeover Provisions.

(a) Neither the Company nor any of its Subsidiaries is party to a stockholder rights plan or agreement, “poison pill” or substantially similar anti-takeover agreement or plan.

(b) The Board of Directors has taken all necessary actions, including the approval of this Agreement, the Registration Rights Agreement, the Certificate of Designation and the transactions contemplated by this Agreement, the Registration Rights Agreement and the Certificate of Designation, to ensure that the restrictions on business combinations contained in the Certificate of Incorporation of the Company do not apply to this Agreement, the Registration Rights Agreement, the Certificate of Designation or any of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Certificate of Designation.

12

(c) No other “business combination”, “control share acquisition”, “fair price”, “moratorium”, or similar anti-takeover provision of Law applies or purports to apply to this Agreement, the Registration Rights Agreement, the Certificate of Designation or any of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Certificate of Designation.

Section 2.25 Indebtedness.

(a) As of the date of this Agreement, except for the Credit Agreement, the Company is not party to any agreement that by its terms restricts, limits, prohibits or prevents the Company from paying dividends or other distributions of or on equity interests.

(b) As of the date of this Agreement, other than the Credit Agreement, the Company is not party to any agreement (x) relating to the incurrence or assumption of any indebtedness or to mortgaging, pledging or otherwise placing a Lien on any material portion of the assets of the Company or its Subsidiaries or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) securing any obligation in excess of $1,000,000 on any assets of the Company or its Subsidiaries or (y) guaranty of any indebtedness or other material guaranty.

(c) As of the date of this Agreement, the Credit Agreement has not been amended, modified or waived since December 5, 2025 by the Third Amendment to the Credit Agreement, dated as of December 5, 2025.

(d) The Company and its Subsidiaries and, to the Knowledge of the Company, each of the other parties thereto, are not in material breach of, default or material violation under, the Credit Agreement, (ii) no Default Event has occurred and is continuing (or otherwise exists) or would result immediately after giving pro forma effect to the consummation of the transactions contemplated hereby, and (iii) to the Knowledge of the Company, no event has occurred that with notice or lapse of time, or both, would constitute such a Default Event.

Section 2.26 Antero Purchase Agreements. To the Knowledge of the Company, the representations and warranties of the applicable sellers in the Antero Purchase Agreements are true and correct in all material respects. The Company has made available to the Purchaser a true, correct and complete copy of each Antero Purchase Agreement (including any amendments thereto), and all material agreements entered into pursuant to the terms of the Antero Purchase Agreements and all exhibits and schedules thereto.

Section 2.27 No Additional Representations. Except for the representations and warranties made by the Company in this Article II and in any certificate delivered to the Purchasers in connection with this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article II and in any certificate delivered to the Purchasers in connection with this Agreement, neither the Company nor any other Person makes or has made any representation or warranty to the Purchasers, or any of their respective Affiliates or

13

representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Purchasers or any of their respective Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchasers and their respective Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Purchasers in connection with this Agreement, nor will anything in this Agreement operate to limit any claim by any Purchaser or any of its respective Affiliates for fraud.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby, for itself and for no other Purchaser, represents and warrants to the Company as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date) that:

Section 3.1 Organization and Power. Such Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own its properties and to carry on its business as presently conducted.

Section 3.2 Authorization, Etc. Such Purchaser has all necessary power and authority and has taken all necessary entity action required for the due authorization, execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby. The authorization, execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement, and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not: (a) violate or result in the breach of any provision of the organizational documents of such Purchaser; or (b) with the exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement and the Registration Rights Agreement: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to such Purchaser or any material contract to which such Purchaser is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local Law. This Agreement has been, and the Registration Rights Agreement will be at the Closing, duly executed and delivered by such Purchaser. Assuming due execution and delivery thereof by the other parties hereto or thereto, this Agreement and the Registration Rights Agreement will each be a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

14

Section 3.3 Government Approvals. No consent, approval, license or authorization of, or filing with, any court or Governmental Entity is or will be required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G and a Form 3 to report such Purchaser’s ownership of the Purchased Shares; (c) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder; or (d) filings required under, and compliance with other applicable requirements of, the HSR Act or any other Antitrust Law.

Section 3.4 Investment Representations.

(a) Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b) Such Purchaser has been advised by the Company that the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by such Purchaser in this Agreement. Such Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(c) Such Purchaser is purchasing its allocation of the Purchased Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

(d) Such Purchaser (i) by reason of its business and financial experience, has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares and the Conversion Shares, (ii) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and the Conversion Shares, (iii) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (iv) can bear the economic risk of an investment in the Purchased Shares and the Conversion Shares indefinitely.

(e) Such Purchaser is aware that the Company has access to certain non-public information which may be material regarding the Company, its businesses, projections, future plans, financial information and results of operations that the Company has not disclosed to such Purchaser. Such Purchaser is experienced, sophisticated and knowledgeable in the purchase and sale of securities and understands the disadvantage to which such Purchaser is subject on

15

account of the disparity of information as between the Company and such Purchaser. Such Purchaser believes, by reason of its business or financial experience or its own independent investigation that it is capable of evaluating the merits and risks of the purchasing the Purchased Shares and of protecting its own interest in connection with purchasing the Purchased Shares. Assuming the accuracy of the representations and warranties of the Company set forth in Article II and in any certificate delivered hereunder, such Purchaser has independently and without reliance upon the Company (except for the representations and warranties made by the Company in Article II), and based on such information as it deems appropriate, including information publicly available about the Company, made its own analysis and decision to purchase the Purchased Shares.

Section 3.5 No Prior Ownership. Except as set forth on Schedule 3.5, as of the date hereof and as of immediately prior to the Closing, such Purchaser does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any shares of the Company’s Common Stock.

Section 3.6 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act by such Purchaser and for which the Company will be liable.

Section 3.7 No Additional Representations. Such Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II and in any certificate delivered by the Company in connection with this Agreement, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and such Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, such Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and such Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II and in any certificate delivered by the Company in connection with this Agreement, any information presented to such Purchaser or any of its respective Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable Law, without limiting the representations and warranties contained in Article II and in any certificate delivered by the Company in connection with this Agreement, other than in the case of fraud, neither the Company nor any of its Subsidiaries shall have any liability to any Purchaser or its respective Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries to such Purchaser or its respective Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.

16

ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1 Restrictive Legends; Transfer Requirements and Restrictions.

(a) For a period of two (2) years after the Closing, no Purchaser shall Transfer (as defined below) any of the Purchased Shares to any Person without the consent of the Company; provided, however, that, without the consent of the Company, a Purchaser may Transfer Purchased Shares (i) to a Permitted Transferee of the Purchaser that agrees to be bound by the terms of this Agreement pursuant to a written agreement (and upon such Transfer the Permitted Transferee shall become a “Purchaser” for purposes of this Agreement (including this Section 4.1)); (ii) pursuant to a tender or exchange offer, merger, consolidation, division, acquisition, reorganization or recapitalization involving the Company; or (iii) following the date the Company commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws. From and after the two (2) year anniversary of the Closing, each Purchaser shall be permitted to Transfer any or all of the Purchased Shares to any Person without the consent of the Company, subject to Section 4.1(b); provided that for any Transfer permitted by the terms of this Agreement, the transferee must execute and deliver to the Company a joinder in a form reasonably acceptable to the Company agreeing to be bound by the terms of this Agreement; provided, further, that the Company’s acceptance of such joinder shall not be unreasonably withheld, conditioned or delayed.

(b) At no time shall a Purchaser knowingly Transfer any Purchased Shares or Conversion Shares to (i) any Company Competitor, or (ii) any Person who is known to have engaged in activist campaigns in the three years prior to the date of any such proposed Transfer by publicly stating an intention to or actually attempting to (pursuant to proxy solicitation, tender or exchange offer or other means) obtain a seat on the board of directors of a company or effecting a significant change within such company, in each case, that was publicly opposed by the board of directors of such company; provided that the restrictions set forth in this Section 4.1(b) shall not apply to Transfers in connection with and pursuant to the terms of a merger or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary thereof.

(c) Each certificate or other instrument representing the Purchased Shares or the Conversion Shares (unless otherwise permitted by the provisions of Section 4.1(f) or (g)) shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

17

(d) In addition, for so long as the Purchased Shares are subject to the restrictions set forth in Section 4.1(a) and Section 4.1(b), each certificate representing the Purchased Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS PURSUANT TO SECTION 4.2(A) AND 4.2(B) OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 18, 2026, BY AND AMONG THE COMPANY AND THE PURCHASERS THERETO GOVERNING THE INITIAL ISSUANCE OF THE SERIES A CONVERTIBLE PREFERRED STOCK OF THE COMPANY.

(e) Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Purchased Shares or the Conversion Shares in order to implement the restrictions on transfer set forth in this Section 4.1.

(f) The Company shall remove the legends described in Section 4.1(c) and Section 4.1(d) (or instruct its transfer agent to so remove such legend) from the book-entry account evidencing the Conversion Shares (for purposes of this Section 4.1, the “Shares”) if (i) such Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule, “Rule 144”), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions. If a Purchaser holds a certificate bearing the restrictive legend set forth in Section 4.1(d), the Company shall promptly remove such restrictive legend from such certificate when the provisions of Section 4.1(a) and Section 4.1(b) are no longer applicable to the applicable Purchased Shares or Conversion Shares.

(g) In connection with a sale of Conversion Shares by a Purchaser in reliance on Rule 144, such Purchaser or its broker shall deliver to the transfer agent and the Company a customary representation letter providing to the transfer agent and the Company any information necessary to determine that the sale of the Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that such Purchaser is not an Affiliate of the Company and regarding the length of time the Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the legend referred to in Section 4.1(c) and Section 4.1(d) from the appropriate book-entry accounts maintained by the transfer agent, and the Company shall bear all direct costs and expenses associated therewith. After a Purchaser or its permitted assigns have held the Shares for such time as non-Affiliates are permitted to sell without volume limitations under Rule 144, if the book-entry account for such Shares still bears the restrictive legend referred to in Section 4.1(c) or Section 4.1(d), the Company agrees, upon request of such Purchaser or its permitted assignees, to take all steps necessary to promptly effect the removal of the legend described in Section 4.1(c) and

18

Section 4.1(d) from the Shares, and the Company shall bear all direct costs and expenses associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restrictive legend) and regarding the length of time the Shares have been held.

(h) The Company shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 4.1(c) or Section 4.1(d), as applicable, at any time such legend is no longer appropriate.

Section 4.2 Standstill.

(a) Except as otherwise provided in this Agreement or the Certificate of Designation, (x) for the Quantum Purchaser and its transferees, so long as the Quantum Purchase and its Affiliates owns, of record or beneficially, at least ten percent (10%) of the outstanding shares of the Company’s Common Stock (which shall be determined assuming the conversion of all of the shares of Series A Preferred Stock) or (y) for any other Purchaser and its transferees, so long as such Purchaser and its Affiliates owns, of record or beneficially, at least three percent (3%) of the outstanding shares of the Company’s Common Stock (which shall be determined assuming the conversion of all of the shares of Series A Preferred Stock), in each case, until the date that is two (2) years following the Closing, without the prior written consent of the Company, no Purchaser will, nor will it cause or permit any of its Affiliates to: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or knowingly encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, any acquisition of any equity securities (or beneficial ownership thereof) or rights or options to acquire any equity securities (or beneficial ownership thereof), or any securities convertible into or exchangeable for any such equity securities (or beneficial ownership thereof), of the Company; (ii) (A) make, participate in or knowingly encourage any “solicitation” (as such term is used in the proxy rules of SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (B) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents; (C) seek to advise, or knowingly encourage or influence any Person with respect to the voting or disposition of any of the securities of the Company; or (D) initiate, knowingly encourage or participate, directly or indirectly, in any “vote no,” “withhold” or similar campaign; (iii) otherwise act to seek representation on or to control or influence the management or policies of the Company or to obtain representation on the Board of Directors (beyond the right of the holders of shares of Series A Preferred Stock to elect the Series A Director); (iv) submit (whether publicly or otherwise) any shareholder proposal to the Company; (v) propose (whether publicly or otherwise) any change of control or other material transaction involving the Company or (vi) support or knowingly encourage any third party in doing any of the foregoing; it being understood that nothing in this Section 4.2 shall (1) restrict or prohibit the Series A Director from taking any action, or refraining from (x) taking any action, which he or she determines, in his or her reasonable discretion, is necessary or appropriate in light of his or her fiduciary duties as a member of the Board of Directors or (y)

19

participating fully as a member of the Board of Directors, (2) restrict or prohibit the making or submission to the Company and/or the Board of Directors any proposal by any Purchaser or restrict or prohibit any Purchaser from otherwise communicating privately with the Board of Directors or management of the Company in a manner that would not reasonably be expected to result in the Company being obligated to publicly disclose such proposal, (3) restrict or prohibit participation in rights offerings made by the Company to all holders of Common Stock or (4) restrict or prohibit such Purchaser’s acquisition, disposition, sale or Transfer of the Purchased Shares (including the accretion of dividends thereon and any dividends payable in any other security) or Conversion Shares issuable upon conversion of the Purchased Shares, in each case, in accordance with the terms of this Agreement and the Certificate of Designation.

(b) Notwithstanding the foregoing, the restrictions of this Section 4.2 shall cease to apply and shall be of no further force and effect upon the Company, other than in the case of a spin-off transaction, consummating any merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction that is approved by the Board of Directors of the Company and which results in a Change of Control (as defined in the Certificate of Designation).

Section 4.3 Confidentiality.

(a) Each Purchaser Party shall keep all Confidential Information confidential and shall not (except as permitted by this Section 4.3), without the Company’s prior written consent, disclose any Confidential Information in any manner whatsoever, in whole or in part and such Purchaser Party shall not use any Confidential Information, other than in connection with the performance of its obligations hereunder or for purposes of monitoring, administering or managing such Purchaser’s Party’s investment in the Company. Each Purchaser Party may disclose the Confidential Information (i) to such of its Representatives who need to know the Confidential Information for such purpose, who are informed by such Purchaser Party of the confidential nature of the Confidential Information and directed to keep such Confidential Information confidential, (ii) as may be reasonably necessary in connection with such Purchaser Party’s enforcement of its rights in connection with this Agreement or its investment in the Company, (iii) to such Purchaser Party’s Affiliates and its and their respective direct and indirect current limited partners, and subject to the Company’s prior written consent, the Purchaser Party’s prospective investors, potential purchasers (including any prospective purchaser of Purchased Shares or Conversion Shares), co-investors and actual or potential lenders, in each case enumerated in this clause (iii), who have entered into a customary confidentiality or non-disclosure agreement with such Purchaser Party or its Affiliate or who are subject to confidentiality provisions in such Purchaser Party’s or its Affiliates’ constituent documents, (iv) to any regulatory or other governmental authority that regulates such Purchaser Party or its Affiliates to the extent disclosure is required by such authority or (v) in the case of the Series A Director, in his or her capacity as a member of the Board of Directors and subject to his or her fiduciary duties. Notwithstanding the foregoing, the parties understand and agree that each Purchaser Party and its Representatives who review the Confidential Information may retain mental impressions of such Confidential Information and neither a Purchaser Party nor its Representatives mere unaided retention of mental impressions shall be a violation of the restrictions set forth in this Section 4.3. Each Purchaser Party shall be responsible for any non-compliance with this Section 4.3 by its Representatives.

20

(b) In the event that a Purchaser Party or any of its Representatives is required or requested by applicable law (including oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Confidential Information, such Purchaser Party will provide the Company with prompt notice (unless such notification is prohibited by applicable law and other than in connection with a routine audit or examination by, or a blanket document request from, a regulatory or Governmental Entity that does not reference the Company or this Agreement) so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 4.3, at the Company’s sole cost. In the event that such a protective order or other remedy is not obtained, that no such notice is required to be provided to the Company or that the Company waives compliance with the provisions of this Section 4.3, each Purchaser Party may disclose such Confidential Information without liability hereunder. Notwithstanding the foregoing, no notice or action pursuant to this Section 4.3(b) shall be required in respect of disclosure of Confidential Information (or provision of access thereto) to regulatory authorities or self-regulatory organizations having authority over any Purchaser Party or its Representatives in connection with an audit or examination or pursuant to statutory requirements that are not targeted at the Company or this Agreement.

(c) In no event will the Company be required to cleanse any Confidential Information provided to any Purchaser.

(d) The confidentiality letter agreement, dated December 22, 2025, by and between Quantum Capital Solutions II GP, LLC and INR Holdings (the “Quantum Confidentiality Agreement”), and the confidentiality letter agreement, dated December 8, 2025, by and between Carnelian Energy Capital Management, L.P. and INR Holdings (the “Carnelian Confidentiality Agreement”, and together with the Quantum Confidentiality Agreement, the “Confidentiality Agreements”) shall terminate simultaneously with the Closing.

Section 4.4 Information Rights.

(a) For so long as any Purchaser Party collectively holds record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than three percent (3%) of the outstanding shares of the Company’s Common Stock (which shall be determined assuming the conversion of all of the shares of Series A Preferred Stock) (the “Information Rights Threshold”), at the written request of such Purchaser Party, the Company shall provide to such Purchaser Party:

(i) within 120 days following the end of each fiscal year, a consolidated budget for the following fiscal year as customarily prepared by management of the Company in the form consistent with the budget delivered to, at the Company’s option, the senior lenders of the Company and its subsidiaries or the Board of Directors, as applicable;

(ii) (x) an updated, annual reserve report that has been prepared or audited by a nationally recognized, independent third-party reserve engineer delivered within sixty (60) days following the end of each fiscal year and (y) an internal, unaudited reserve report delivered within forty-five (45) days following March 31, June 30 and September 30 of each year; each such reserve report shall evaluate the proven reserves, proven and probable reserves, and proven, probable and possible reserves of the Company and its Subsidiaries and other applicable oil and gas properties of the Company and its Subsidiaries as of the end of such immediately preceding fiscal quarter;

21

(iii) to the extent not included in any reserve report described in Section 4.4(a), concurrently with the delivery of such reserve report, a schedule of the forecasted midstream and land capital expenditures associated with the oil and gas properties evaluated in each reserve report;

(iv) within seventy-five (75) days after the end of each fiscal quarter, a report setting forth the gross daily wellhead production volumes by wellbore for such quarter from all producing wellbores included in any reserve report delivered pursuant to Section 4.4(a)(ii); and

(v) within seventy-five (75) days after the end of each fiscal quarter, gross and net monthly lease operating statements (at the well level to the extent applicable) with respect to the oil and gas properties of the Company and its Subsidiaries (for the avoidance of doubt, such lease operating statements shall include midstream assets owned by the Company and its Subsidiaries).

(b) For so long as any Purchaser Party meets the Information Rights Threshold, the Company shall provide to such Purchaser Party reasonable access, to the extent reasonably requested by such Purchaser Party, to the Company and its Subsidiaries’ office properties, books and records, and to discuss their affairs, finances and matters related to capital structure and financing with its and their officers, all upon reasonable notice and at reasonable times at the Company’s principal place of business; provided that the officers of the Company and its Subsidiaries shall make themselves available for such discussions no less frequently than once per fiscal quarter; provided, further, any access pursuant to this Section 4.4(b) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries; provided, further, that the Company shall not (i) be obligated pursuant to this Section 4.4(b) to provide access to any information that it reasonably and in good faith considers to be a trade secret or Confidential Information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company, it being acknowledged that an agreement in the form of the Confidentiality Agreement is acceptable to the Company and if such Purchaser Party desires to enter into such an agreement, the Company agrees to promptly do so in such form) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; or (ii) be required to violate any obligation of confidentiality, order or applicable Law to which it or its Subsidiaries is subject or to waive any privilege which any of them may possess in discharging its obligations pursuant to this Section 4.4(b); provided, further, that (i) the Company may not enter into any obligation of confidentiality or otherwise for the purpose of avoiding disclosure under this Section 4.4(b) and (ii) the Company shall give notice to such Purchaser Party of the fact that it is withholding such information or documents and inform such Purchaser Party of the general nature of the information being withheld and thereafter the Company shall reasonably cooperate with such Purchaser Party to provide such information (or as much of it as possible) in a manner that would render clauses (i) and (ii) inapplicable.

22

(c) During the period from the date hereof through the Closing, subject to each Purchaser’s obligations under the applicable Confidentiality Agreement, the Company shall, and shall cause its Subsidiaries to, afford to each Purchaser and its authorized Representatives reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, assets and business, regulatory and financial records of the Company and its Subsidiaries and shall furnish to each Purchaser or such authorized Representatives such additional information concerning the Company and its Subsidiaries (including any businesses to be acquired by the Company or its Subsidiaries) as shall be reasonably requested; provided, however, that the Company shall not be required to violate any obligation of confidentiality, order or applicable Law to which it or its Subsidiaries is subject or to waive any privilege which any of them may possess in discharging its obligations pursuant to this Section 4.4(c) (but in such event the Company shall use commercially reasonable efforts to cooperate with each Purchaser to seek an appropriate remedy to provide the required information). Each Purchaser hereby acknowledges and agrees that any investigation pursuant to this Section 4.4(c) shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company.

(d) Notwithstanding the foregoing, where a conflict of interest is reasonably determined to exist between the Company’s interest in such information and the interests of any Purchaser or its Affiliates (including its investments and portfolio companies), the Company may withhold the delivery of the necessary portion of such information to such Purchaser to protect its competitive interests.

Section 4.5 Filings; Other Actions.

(a) Each Purchaser and the Company shall use reasonable best efforts to obtain or submit, as the case may be, as promptly as practicable following the date hereof, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act and other applicable Antitrust Laws in connection with the acquisition of voting securities of the Company by a Purchaser pursuant to this Agreement or the Certificate of Designation (including the issuance of the Conversion Shares) (the “Antitrust Approval”), including litigating to avoid the entry of any decree, judgment, injunction (permanent or preliminary), or any other order that would make the transactions contemplated by this Agreement or by the Certificate of Designation unlawful or would otherwise materially delay or prevent the consummation of the transactions contemplated hereby or by the Certificate of Designation. Notwithstanding anything in this Agreement to the contrary, this Section 4.5 shall not require or obligate the Company or any Purchaser to propose, negotiate, commit to, or effect, by consent decree or otherwise, the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise) of such assets, properties, or businesses of any Purchaser or any of its Affiliates, Subsidiaries, investment funds or vehicles, or portfolio companies, in order to avoid the entry of any decree, judgment, injunction (permanent or preliminary), or any other order that would make the transactions contemplated by this Agreement unlawful or would otherwise materially delay or prevent the consummation of the transactions contemplated hereby. Without limiting the foregoing, the Quantum Purchaser and the Company shall each prepare and file within twenty-five (25) Business Days after the date hereof a required Notification and Report Form pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. In connection with such undertakings, the Quantum Purchaser or the Carnelian Purchaser, on the one hand, as applicable,

23

and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, necessary or advisable to consummate the transactions contemplated by this Agreement, including obtaining the Antitrust Approval. Each Purchaser and the Company shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.

(b) Each Purchaser and the Company will have the right to review in advance, and to the extent practicable, each will consult with the other, in each case, subject to applicable laws relating to the exchange of information, all the material information required for or which appears in any application or other filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement, including obtaining the Antitrust Approval; provided that, with respect to obtaining the Antitrust Approval, only the Purchaser that is making (or is required to make) the applicable filing or that is the subject of the applicable communication with a Governmental Entity (together with the Company) shall have the right to review any such application, filing or written materials. In exercising the foregoing right, each of the applicable parties hereto agrees to act reasonably and as promptly as practicable. Each applicable party hereto agrees to keep the other parties apprised of the status of matters referred to in this Section 4.5, and shall promptly notify the other parties of any communication received by such party from, or given by such party to, any U.S., state-level, multinational or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case in respect of the transactions contemplated by this Agreement, including, with respect to each Purchaser and the Company, obtaining the Antitrust Approval. Each Purchaser shall promptly furnish the Company, and the Company shall promptly furnish each Purchaser, to the extent permitted by law, with copies of written communications received by it or its Subsidiaries or, in the case of each Purchaser, its investment funds or vehicles, or portfolio companies, from any Governmental Entity in respect of the transactions contemplated by this Agreement, including with respect to Quantum Purchaser and the Company obtaining the Antitrust Approval; provided, further, that materials may be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, to the extent that that such attorney-client or other privilege or confidentiality concerns are not governed by a common interest privilege or doctrine. Neither the Purchasers nor the Company shall participate in any substantive meeting with any Governmental Entity in respect of the transactions contemplated by this Agreement, including obtaining the Antitrust Approval unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate therein or thereat; provided that each Purchaser shall have such rights with respect to the Antitrust Approval to the extent relating to such Purchaser’s own filings, submissions, or acquisition of voting securities pursuant to this Agreement or the Certificate of Designation, and, for the avoidance of doubt, when the Carnelian Purchaser is not making (and is not required to make) any such filing and is not the subject of the applicable communication, only the Quantum Purchaser and the Company shall have such rights.

24

(c) For the avoidance of doubt, each Purchaser shall pay, or cause to be paid, and be responsible for all filing fees payable in connection with obtaining its own Antitrust Approval relating to the transactions contemplated hereby or by the Certificate of Designation.

Section 4.6 Antitakeover Provisions. If, after the execution and delivery of this Agreement, any Antitakeover Provision shall apply or purport to apply to this Agreement, the Registration Rights Agreement, the Certificate of Designation or any of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Certificate of Designation, the Board of Directors shall, to the fullest extent permitted by applicable Law, take all actions necessary so that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement, the Registration Rights Agreement and the Certificate of Designation, and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize to the greatest extent possible the effects of any such Antitakeover Provision thereupon or upon the transactions contemplated thereby.

Section 4.7 Tax Matters.

(a) Tax Treatment. The Company and the Purchasers agree (i) to treat the Series A Preferred Stock as not being “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for U.S. federal income tax and withholding tax purposes, and (ii) to treat any conversion of the Series A Preferred Stock to Class A Common Stock in accordance with the terms of the Certificate of Designation as a tax-deferred recapitalization under Section 368(a)(1)(E) of the Code or as an exchange under Section 1036(a) of the Code, or both (the “Intended Tax Treatment”). Neither the Company nor any Purchaser Party shall take any tax reporting position that is inconsistent with the Intended Tax Treatment, including on any applicable U.S. federal (or applicable state or local) income tax return or in connection with any audit or other Proceeding unless otherwise required by a “determination” pursuant to Section 1313(a) of the Code.

(b) Dividends. The Company and the Purchasers intend that none of the Purchaser Parties nor any of their Affiliates shall be required to include in income any dividend income for U.S. federal (or applicable state and local) income tax purposes by reason of the application of Section 305 of the Code to the Series A Preferred Stock except (i) to the extent of the amount of any dividends on the Series A Preferred Stock that are declared and paid in cash, (ii) to the extent of the amount of any dividends on the Series A Preferred Stock that are declared but unpaid at the time of any redemption of such Series A Preferred Stock, and (iii) to the extent required by applicable law at a “more likely than not” level of comfort (as determined in good faith by the Company and its tax advisors and after reasonable notice and reasonable consultation with the Purchasers). The Company and the Purchasers agree to take no tax positions or actions inconsistent with the foregoing (including on any IRS Form 1099), unless otherwise required by a change in applicable law after the date hereof or pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

25

(c) Liquidations, Reorganizations, Etc. For so long as any Purchaser Party owns equity or securities convertible into equity in the Company, the Company shall not be liquidated, merged, or otherwise converted into a limited liability company or partnership, or otherwise enter into a transaction, in each case if the Company (or the company in which the Purchaser Party directly owns its equity interest as a result of such liquidation, merger or other transaction) ceases to exist as an entity treated as a corporation for U.S. federal (and applicable state and local) income tax purposes as a result of such transaction, without such Purchaser Party’s prior written consent; provided that, for the avoidance of doubt, the foregoing restriction shall not prevent the Company from undergoing a “reorganization” described in Section 368(a)(1)(F) of the Code or otherwise inserting a new holding entity above the Company so long as (i) the resulting parent entity is treated as a corporation for U.S. federal (and applicable state and local) income tax purposes and (ii) any exchange of the Series A Preferred Stock, Class A Common Stock or other equity securities of the Company held by any Purchaser Party necessary to effect such transaction is structured as a tax-deferred transaction with respect to any such Purchaser Party for U.S. federal (and applicable state and local) income tax purposes. To the extent any merger, sale, consolidation, reorganization or other similar transaction may result in any Purchaser Party disposing of its Series A Preferred Stock or Conversion Shares and such transaction is structured, in whole or in part, as a tax-deferred transaction with respect to the other holders of equity securities in the Company, the Company shall use commercially reasonable efforts to also provide such tax-deferred treatment with respect to the Purchaser Parties.

(d) Transfer Taxes. Except as provided in Section 13 of the Certificate of Designation, the Company shall pay any and all transfer, documentary, sales, use, registration, stamp, issue and other similar Taxes incurred in connection with this Agreement and the issuance and purchase of Purchased Shares and the issuance of shares of Class A Common Stock upon the conversion or redemption of the Purchased Shares.

(e) Redemptions. The Company shall use commercially reasonable efforts to cooperate with each Purchaser Party and any of their Affiliates to structure any redemption or repurchase of Series A Preferred Stock permitted under the Certificate of Designation to be treated as a payment received in part or full payment in exchange for stock pursuant to Section 302 of the Code. The Company further agrees that, for any taxable year in which the Series A Preferred Stock remains outstanding, it shall make a good faith determination as to whether its then-current and accumulated earnings and profits for U.S. federal income tax purposes are sufficient to result in any distributions on the Series A Preferred Stock being treated as “dividends” for U.S. federal income tax purposes and shall provide each Purchaser Party with any workpapers or other documentation that the Company used to make such determination upon the reasonable request by any such Purchaser Party; provided, however, that nothing in this Agreement shall be interpreted as requiring the Company to conduct and/or update its “earnings and profits study” (or similar analysis) to determine the actual amount of its then-current and accumulated earnings and profits for U.S. federal income tax purposes; provided, further, that the right to receive such workpapers and other documentation shall be unique to Quantum Purchaser and Carnelian Purchaser and their respective Affiliates and shall in no event transfer to any other holder of Series A Preferred Stock.

(f) IRS Form W-9. At the Closing, each Purchaser shall deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 certifying that such Purchaser is a U.S. person and with the effect that the Company can make dividend payments to such Purchaser (or its nominee) without deduction or withholding for any U.S. federal withholding taxes. Each Purchaser agrees that if the information provided on any IRS Form W-9 previously delivered by such Purchaser changes, or if a lapse in time or change in circumstances renders the information on such IRS Form W-9 obsolete, expired or inaccurate in any material respect, such Purchaser shall promptly inform the Company and deliver promptly an updated IRS Form W-9.

26

(g) Withholding. The Company and its applicable Affiliates shall be entitled to withhold such amounts as it is required to withhold pursuant to applicable law with respect to distributions or payments to such Purchaser Party relating to the Series A Preferred Stock, and amounts so withheld in accordance with this Section 4.7(g) shall be treated as having been paid to the party with respect to which such withholding is made. The Company shall remit and pay the amounts so withheld to the applicable governmental authorities in accordance with applicable law. If the Company determines that any amounts are so required to be deducted and withheld from any such payment made to a Purchaser Party, the Company shall use commercially reasonable efforts to provide such Purchaser Party with (i) written notice of such intent to deduct and withhold reasonably in advance of the date the applicable payment is scheduled to be made, which notice shall include the basis for the withholding and an estimate of the amount proposed to be deducted and withheld, and (ii) a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding, and the Company shall reasonably cooperate with such Purchaser Party to reduce or eliminate amounts required to be withheld in accordance with applicable law.

Section 4.8 NYSE Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall as promptly as practicable following the date of this Agreement apply to cause the Conversion Shares to be approved for listing on the NYSE, subject to official notice of issuance. In accordance with the Certificate of Designation, the Company shall cause a number of shares of Class A Common Stock equal to the total number of Conversion Shares to be authorized, reserved, and kept available at all times, free and clear of preemptive rights and all Liens, to allow for full conversion of the Series A Preferred Stock in accordance with the terms thereof. From time to time following the Closing Date, the Company shall cause the number of shares of Class A Common Stock issuable upon conversion or redemption of the then outstanding shares of Series A Preferred Stock (including, for the avoidance of doubt, any shares of Class A Common Stock issuable upon conversion of dividends that are paid in kind on the Purchased Shares) to be approved for listing on the NYSE, subject to the receipt of the Requisite Stockholder Approval as required under the Certificate of Designation with respect to the issuance of any Conversion Shares in excess of the Issuance Limitation. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 4.8.

Section 4.9 State Securities Laws. The Company shall use its commercially reasonable efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer, sale and issuance of Class A Common Stock or Series A Preferred Stock and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Series A Preferred Stock.

27

Section 4.10 Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction or otherwise or if there is any event or circumstance that may result in a Purchaser Party, its Affiliates or the Series A Director being deemed to have made a disposition or acquisition of the Series A Preferred Stock or Conversion Shares for purposes of Section 16 of the Exchange Act, and if the Series A Director is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six (6) months (a) the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of the Series A Preferred Stock or Conversion Shares for the express purpose of exempting such Purchaser Party’s, its Affiliates’ and the Series A Director’s interests (for the Carnelian Purchaser or its Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (b) if the transaction involves (i) a merger or consolidation to which the Company is a party and the Class A Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (ii) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by such Purchaser Party, its respective Affiliates, or the Series A Director of equity securities of such other issuer or derivatives thereof and (iii) an Affiliate or other designee of such Purchaser Party or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if such Purchaser Party notifies the Company of such service a reasonable time in advance of the closing of such transactions), then the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of such Purchaser Party, its Affiliates and the Series A Director (for the Carnelian Purchaser or its Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 4.11 Interim Negative Covenants From the date of this Agreement through the Closing, the Company and its Subsidiaries shall use their commercially reasonable efforts to operate their businesses in the ordinary course, and, without the prior written consent of the Purchasers (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not and shall cause its Subsidiaries not to:

(a) take any action that would require the consent of the Holders (as defined in the Certificate of Designation) pursuant to Section 10(c) of the Certificate of Designation;

(b) redeem, purchase, repurchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests, except in the ordinary course of business, consistent with past practice pursuant to the terms of the Stock Plan;

(c) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(d) split, combine, subdivide, recapitalize, reclassify or make like change to any shares of its capital stock or other equity or voting interests;

(e) amend, supplement or otherwise change, or waive any provision of, the Certificate of Incorporation or Bylaws (except as and to the extent contemplated by Section 2.24(b)) or make any amendments to the OpCo LLC Agreement (other than the OpCo LLC Agreement Amendment (as defined below)) or take or authorize any action to wind up the affairs of or dissolve the Company;

28

(f) issue capital stock of the Company that would require the Company to obtain approval of its stockholders under the continued listing requirements of the NYSE;

(g) make any material change in the Company’s or its Subsidiaries’ financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law;

(h) take any action that would result in the Company being treated as other than a corporation for U.S. federal income tax purposes; or

(i) agree, authorize or commit to do any of the foregoing.

Section 4.12 Excluded Sponsor Parties.

(a) Notwithstanding anything to the contrary in this Agreement, the Company and the Members acknowledge that the Quantum Purchaser and its affiliates manage a variety of private equity funds and other investment vehicles (the “Quantum Funds”) and that the Quantum Funds currently own, and may in the future acquire, interests in energy-related companies and investments (the “Quantum Portfolio Companies”) and that none of the terms of this Agreement shall apply to any Quantum Funds, to any Quantum Portfolio Companies or to any members, owners, officers, managers, directors, partners, employees, agents, representatives or Affiliates of the Quantum Funds or the Quantum Portfolio Companies (other than the Quantum Purchaser, the “Excluded Quantum Sponsor Parties”), unless (i) Confidential Information has been actually disclosed to any such Quantum Funds or Quantum Portfolio Companies or (ii) such Excluded Quantum Sponsor Parties or any of their Representatives is acting on behalf of or at the direction of any Purchaser Party with respect to any matter that otherwise would violate any term or provision of this Agreement. For purposes hereof, the fact that a representative of Quantum Purchaser serves as a member of the board of directors, investment committee or equivalent governing body of any Quantum Fund or Quantum Portfolio Company shall not, in and of itself, constitute actual disclosure of Confidential Information to such Quantum Fund or Quantum Portfolio Company.

(b) Notwithstanding anything to the contrary in this Agreement, the Company and the Members acknowledge that the Carnelian Purchaser and its affiliates manage a variety of private equity funds and other investment vehicles (the “Carnelian Funds”) and that the Carnelian Funds currently own, and may in the future acquire, interests in energy-related companies and investments (the “Carnelian Portfolio Companies”) and that none of the terms of this Agreement shall apply to any Carnelian Funds, to any Carnelian Portfolio Companies or to any members, owners, officers, managers, directors, partners, employees, agents, representatives or Affiliates of the Carnelian Funds or the Carnelian Portfolio Companies (other than the Carnelian Purchaser, the “Excluded Carnelian Sponsor Parties”, and together with the Excluded Quantum Sponsor Parties, collectively, the “Excluded Sponsor Parties”), unless (i) Confidential Information has been actually disclosed to any such Carnelian Funds or Carnelian Portfolio Companies or (ii) such Excluded Carnelian Sponsor Parties or any of their Representatives is acting on behalf of or

29

at the direction of any Purchaser Party with respect to any matter that otherwise would violate any term or provision of this Agreement. For purposes hereof, the fact that a representative of Carnelian Purchaser serves as a member of the board of directors, investment committee or equivalent governing body of any Carnelian Fund or Carnelian Portfolio Company shall not, in and of itself, constitute actual disclosure of Confidential Information to such Carnelian Fund or Carnelian Portfolio Company.

(c) The Purchaser Parties and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by law, when any Purchaser Party takes any action under this Agreement to give or withhold its consent, such Purchaser Party shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in their own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement. For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of the Series A Director.

Section 4.13 Corporate Actions.

(a) If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Price (as defined in the Certificate of Designation) pursuant to the Certificate of Designation if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price, effective as of the Closing, in the same manner as would have been required by the Certificate of Designation if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement.

(b) The Company shall not adopt, approve or agree to adopt a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to the Purchaser Parties unless the Company has excluded the Purchaser Parties from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement, solely with respect to acquisitions of Class A Common Stock pursuant to the Purchaser Parties’ conversion rights under the Certificate of Designation.

Section 4.14 Antero Acquisition. At and prior to Closing, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Quantum Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), make any amendment, supplement, waiver or other modification to any Antero Purchase Agreement in a manner that would be materially adverse to a Purchaser; provided that, for the avoidance of doubt, such consent shall not be required in connection with (i) the resolution or waiver of any Title Defect or Environmental Defect (each as defined in the Antero Purchase Agreements), or (ii) de minimis amendments or modifications to the Antero Purchase Agreements or the closing documents delivered pursuant to the terms of the Antero Purchase Agreements. Any request for consent delivered pursuant to the terms of this Section 4.14 shall be deemed granted if a response is not provided by Quantum Purchaser within twenty-four (24) hours of receipt of such notice. For the avoidance of doubt, Quantum Purchaser’s consent shall not be required for any amendment to the Antero Purchase Agreements, a substantially final draft of which has been shared with the Quantum Purchaser, executed prior to or contemporaneously with the execution of this Agreement.

30

Section 4.15 Corporate Opportunities.

(a) In recognition and anticipation, as applicable, that (i) certain directors, principals, officers, employees and/or other representatives of each Purchaser Party and their respective Affiliates may serve as directors, officers or agents of the Company, (ii) each Purchaser Party and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and (iii) the Series A Director and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Section 4.15 are set forth to address certain classes or categories of business opportunities as they may involve each Purchaser Party, the Series A Director, or their respective Affiliates (together with the Excluded Sponsor Parties, collectively, the “Identified Persons” and, individually, an “Identified Person”).

(b) None of the Identified Persons shall, to the fullest extent permitted by law, have any duty to refrain from, directly or indirectly, (A) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (B) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities, except as provided elsewhere in this Agreement.

(c) To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Section 4.15(d). Subject to Section 4.15(d), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company.

(d) The Company does not renounce its interest in any corporate opportunity offered to the Series A Director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company, and the provisions of Section 4.15(b) and Section 4.15(c) shall not apply to any such corporate opportunity.

31

(e) In addition to and notwithstanding the foregoing provisions of this Section 4.15, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) is one in which the Company has no interest or reasonable expectancy.

(f) To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 4.15.

Section 4.16 Stockholder Approval. On or before April 30, 2026, the Company shall file a preliminary proxy statement (the “Preliminary Proxy Statement”) relating to the Company’s next annual meeting of stockholders (the “Meeting”), which will include a proposal to approve the issuance of all Conversion Shares upon conversion of the Purchased Shares (the “Proposal”). Prior to filing the Preliminary Proxy Statement, the Company will provide a copy of the Proposal to the Purchasers. The Company shall use reasonable best efforts to promptly clear any comments received by the SEC on the Preliminary Proxy Statement. The Company shall, as soon as practicable following notification from the SEC that it has completed its review of the preliminary proxy statement or that it will not review the preliminary proxy statement, file and mail a definitive proxy statement for the vote of its stockholders to approve the Proposal (the “Definitive Proxy Statement”). The Company covenants and agrees that its Board of Directors shall recommend that the Proposal be approved by the Company’s stockholders at the Meeting and all meetings in which such Proposal is considered. The Company shall solicit proxies from its stockholders in the same manner as all other management proposals in such Definitive Proxy Statement and all management-appointed proxyholders shall vote their proxies in favor of such Proposal. If the Company’s stockholders do not approve such Proposal at the first Meeting in which they are voted on by stockholders, the Company covenants and agrees that it will submit the Proposal for approval of the Company’s stockholders at least bi-annually until such approval is obtained.

ARTICLE V

CONDITIONS TO THE PARTIES’ OBLIGATIONS

Section 5.1 Conditions of the Purchasers. The obligations of each Purchaser to consummate the purchase of the applicable Purchased Shares are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable law) by such Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:

32

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Article II of this Agreement (other than Sections 2.1 (Organization and Power), 2.2(a) (Authorization; No Conflicts), 2.4(a) and (b) (Authorized and Outstanding Stock), 2.6 (Private Placement), 2.12(c) (Taxes) 2.19 (NYSE Listing and Maintenance Requirements), 2.20 (No Brokers or Finders), 2.23(b) (Absence of Certain Changes) and 2.24 (Anti-Takeover Provisions) of this Agreement) shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) each of the representations and warranties of the Company contained in Sections 2.1 (Organization and Power), 2.2(a) (Authorization; No Conflicts), 2.6 (Private Placement), 2.19 (NYSE Listing and Maintenance Requirements), 2.20 (No Brokers or Finders) and 2.24 (Anti-Takeover Provisions) of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), (iii) the representations and warranties of the Company contained in Section 2.4(a) and (b) (Authorized and Outstanding Stock) of this Agreement shall be true and correct on and as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, subject only to de minimis inaccuracies, and (iv) the representations and warranties of the Company contained in Section 2.23(b) (Absence of Certain Changes) and Section 2.12(c) (Taxes) of this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b) Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and a certified copy shall have been delivered to such Purchaser.

(d) Antero Acquisition. The Antero Acquisition shall have been consummated or shall be consummated substantially simultaneously with the Closing.

(e) Officer’s Certificate. Such Purchaser shall have received from the Company a certificate signed on behalf of the Company by a duly authorized officer certifying to the effect that the conditions set forth in Section 5.1(a), (b) and (d) have been satisfied.

(f) No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.

(g) Registration Rights Agreement. Such Purchaser shall have received from the Company a Registration Rights Agreement duly executed by the Company, in the form of Exhibit C hereto.

33

(h) OpCo LLC Agreement Amendment. Such Purchaser shall have received an amendment to (the “OpCo LLC Agreement Amendment”) the Second Amended and Restated Limited Liability Company Agreement of Infinity Natural Resources, LLC (the “OpCo LLC Agreement”) reflecting amendments to such agreement as are necessary to implement or give effect to the issuance of the Series A Preferred Stock (and the Class A Common Stock issuable upon conversion thereof) on the terms set forth in the Transaction Documents, in each case, as mutually agreed to by the parties to this Agreement, each acting reasonably and in good faith, duly executed by Infinity Natural Resources, LLC and the Company.

Section 5.2 Conditions of the Company. The obligations of the Company to consummate the transactions contemplated hereby with respect to a Purchaser are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable law) by the Company, on or prior to the Closing Date, of each of the following conditions precedent with respect to the sale to such Purchaser:

(a) Representations and Warranties; Performance. (i) Each of the representations and warranties of such Purchaser contained in Article III of this Agreement (other than Sections 3.1 (Organization and Power) and 3.2 (Authorization, Etc.)) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Purchaser’s ability to consummate the transactions under this Agreement and the Registration Rights Agreement and (ii) each of the representations and warranties of such Purchaser contained in Sections 3.1 (Organization and Power) and 3.2 (Authorization, Etc.) of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

(b) Covenants. Such Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such Purchaser at or prior to the Closing.

(c) Consideration for the Securities. All Purchasers shall have paid their Allocated Purchase Price in full at the Closing by wire transfer of immediately available funds to an account designated in writing by the Company.

(d) Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

(e) Antero Acquisition. The Antero Acquisition shall have been consummated or shall be consummated substantially simultaneously with the Closing.

34

(f) Officer’s Certificate. The Company shall have received a certificate signed on behalf of such Purchaser by a duly authorized officer certifying to the effect that the conditions set forth in Sections 5.2(a) and (b) have been satisfied.

(g) No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.

ARTICLE VI

SURVIVAL AND INDEMNIFICATION

Section 6.1 Survival. Except for the representations and warranties of the Company contained in Sections 2.1 (Organization and Power), 2.2(a) (Authorization; No Conflicts), 2.4(a) and (b) (Authorized and Outstanding Stock), 2.6 (Private Placement), and 2.12(c) (Taxes), which shall survive for the period of the applicable statute of limitations plus sixty (60) days, the representations and warranties contained in Article II and Article III hereof shall survive for twelve (12) months following the Closing Date and then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representations and warranties in the case of fraud. All other covenants and agreements of the parties contained herein shall survive the Closing and remain operative and in full force and effect until fully performed.

Section 6.2 Indemnification by the Company. The Company agrees to indemnify the Purchaser, its Affiliates and its Representatives (collectively, the “Purchaser Indemnitees”) from all costs, losses, liabilities, damages or expenses (including the reasonable fees and disbursements of counsel) of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action, whether or not involving a Third-Party Claim (as defined below) (but excluding any punitive damages or exemplary damages of any nature whatsoever, unless actually awarded by a Governmental Entity with respect to a Third-Party Claim) (collectively, “Losses”) as a result of, arising out of, or in any way related to the breach of any of the representations, warranties, or covenants of the Company contained herein; provided that any claim for indemnification relating to the breach of representations or warranties is made prior to the expiration of the survival period of such representation or warranty as set forth in Section 6.1; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Indemnitee shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made; provided, further, that except in the event of fraud, the aggregate liability of the Company shall not be greater in amount than the sum of the aggregate Allocated Purchase Prices of all Purchasers.

Section 6.3 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company, its Affiliates and its Representatives (collectively, the “Company Indemnitees”) from all Losses as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation, warranty or

35

covenant as set forth in Section 6.1; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Indemnitee shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that except in the event of fraud, the aggregate liability of such Purchaser shall not be greater in amount than such Purchaser Party’s Allocated Purchase Price.

Section 6.4 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.2 and Section 6.3. Such notice shall state the nature and the basis of such indemnification claim to the extent then known in reasonable detail and the amount of the asserted Losses and method of computation thereof.

(b) Promptly after any Company Indemnitee or Purchaser Indemnitee (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure or otherwise provided in Section 6.2 and Section 6.3. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known in reasonable detail, the amount of the asserted Losses and method of computation thereof, and such other relevant information that the Indemnified Party may have in its possession regarding such claim, including a copy of all papers served on or received by the Indemnified Party with respect to such Third Party Claim, if any. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) business days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) business days of when the Indemnified

36

Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies set forth in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

Section 6.5 Tax Matters. All indemnification payments made under this Article VI shall be treated as adjustments to the relevant Purchaser’s Allocated Purchase Price for U.S. federal (and applicable state and local) income Tax purposes except as otherwise required by applicable Law.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 7.2 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery of the State of Delaware may validly be taken under the laws of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over such dispute, any state or federal court within the State of Delaware) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that

37

any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c) Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d) Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 7.5 shall be deemed effective service of process on such Person.

(e) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 7.3 Entire Agreement; No Third Party Beneficiary. This Agreement, the Registration Rights Agreement and any letter agreement entered into by one or more parties hereto contemporaneously with the entry into this Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder, other than as specifically set forth in Section 7.17, with respect to the Placement Agent and other than with respect to the representations and warranties of the Company set forth in Section 2.6 and the representations and warranties of each Purchaser set forth in Article III, as to which the Placement Agent shall be an express third party beneficiary.

Section 7.4 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of independent accountants, financial advisors, third party consultants and outside legal counsel, shall be paid by the party incurring such expenses, except that the Company hereby agrees to reimburse each of (a) the Quantum Purchaser for its reasonable and documented out-of-pocket fees and expenses in connection with this Agreement and the transactions contemplated hereby, including reasonable

38

out-of-pocket fees and expenses of independent accountants, financial advisors, third party consultants and outside legal counsel (but limited in the case of legal fees and expenses to the reasonable and documented fees, charges and disbursements of one primary legal counsel and, if necessary, of one local counsel in each relevant jurisdiction), up to a maximum reimbursement amount of $1.5 million incurred by the Quantum Purchaser in connection the transactions contemplated by this Agreement, and (b) the Carnelian Purchaser for its reasonable and documented out-of-pocket fees and expenses in connection with this Agreement and the transactions contemplated hereby, including reasonable out-of-pocket fees and expenses of independent accountants, financial advisors, third party consultants and outside legal counsel (but limited in the case of legal fees and expenses to the reasonable and documented fees, charges and disbursements of one primary legal counsel and, if necessary, one local counsel in each relevant jurisdiction), up to a maximum reimbursement amount of $300,000 incurred by the Carnelian Purchaser in connection with the transactions contemplated by this Agreement.

Section 7.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, when transmitted and receipt is confirmed via return e-mail from the primary recipient; and (d) if otherwise actually personally delivered, when delivered; provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Infinity Natural Resources, Inc.

2605 Cranberry Square

Morgantown, WV 26508

Attention:  Zack Arnold

Email:    zarnold@infinitynr.com

with a copy (which shall not constitute notice) to:

Attn: General Counsel

Email: legal@infinitynr.com

and

Kirkland & Ellis LLP

609 Main Street

Houston, Texas

Attention:  Matthew R. Pacey, P.C.

    Michael W. Rigdon P.C.

Email:    matt.pacey@kirkland.com

    michael.rigdon@kirkland.com

39

If to the Quantum Purchaser, to:

INR (II) Investments, LLC

c/o Quantum Capital Group

800 Capitol Street, Suite 3600

Houston, Texas 77002

Attention: General Counsel

Email: generalcounsel@quantumcap.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention:  Robert P. Hughes

    Benjamin N. Heriaud

Email:    rhughes@velaw.com

    bheriaud@velaw.com

If to the Carnelian Purchaser, to:

Carnelian Energy Capital Management, L.P.

2229 San Felipe St., Suite 1450

Houston, TX 77019

Attention:  Jeffrey Gilbert

Email:    jeffrey@carnelianec.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention:  W. Matthew Strock

    Crosby Scofield

Email:    mstrock@velaw.com

    cscofield@velaw.com

Section 7.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned (a) in connection with a permitted Transfer made in accordance with this Agreement and in which a joinder was executed by both the transferee and the Company as contemplated by Section 4.1(a) and (b) by each Purchaser, in whole or in part to any Permitted Transferee; provided that such Purchaser shall not be relieved of its obligations hereunder in connection with such an assignment. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

40

Section 7.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 7.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 7.9 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or”, “any” or “either” shall not be exclusive; and (v) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by applicable law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day). When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). The phrase “made

41

available” with respect to documents shall be deemed to include any documents (x) filed with or furnished to the SEC or (y) provided in a virtual “data room” established by the Company in connection with the transactions contemplated hereby, in the case of each of clauses (x) and (y), at least two (2) Business Days prior to the date hereof. The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice in all material respects” and shall refer to an action taken by a person that is consistent in all material respects in nature, scope and magnitude with the past practices of such person and is taken in the ordinary course of the normal operations of such person. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.

(b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 7.10 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 7.11 Preemptive Rights. The Purchasers shall not have any preemptive rights.

Section 7.12 Specific Performance. The parties hereto agree that irreparable damage could occur to a party and that a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, a party shall, without the necessity of proving the inadequacy of money damages or posting a bond, be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein (including, for the avoidance of doubt, the right of a party to specifically enforce the obligation of a Purchaser to cause the purchase of the Purchased Shares allocated to such Purchaser to be consummated on the terms and subject to the conditions set forth in this Agreement), this being in addition to any other remedy to which they are entitled at law or in equity. Under no circumstances will the Company be permitted or entitled to receive both (i) a grant of specific performance resulting in the consummation of the issuance of the Purchased Shares allocated to a Purchaser in exchange for receipt in full by the Company of the Allocated Purchase Price therefor, and (ii) the payment of monetary damages at any time.

Section 7.13 Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will

42

make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 7.13 shall not apply to any press release or other public statement made by the Company or a Purchaser Party (a) that is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other transferees. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, in no event shall either this Section 7.13 or any provision of the Confidentiality Agreement limit disclosure by any Purchaser Party and its Affiliates of ordinary course communications regarding this Agreement and the transactions contemplated by this Agreement to its existing or prospective direct or indirect general and limited partners, equityholders, financing sources, members, managers and investors of any Affiliates of such Person, including disclosing information about the transactions contemplated by this Agreement on their websites in the ordinary course of business consistent with past practice.

Section 7.14 Non-Recourse. Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto (the “Contract Parties”) and then only with respect to the specific obligations of such party and subject to the terms, conditions and limitations set forth herein or therein. No Person other than the Contract Parties, including no direct or indirect member, partner, stockholder, unitholder, Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or their respective negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each of the Contract Parties hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.

Section 7.15 Further Assurances. From the date hereof until the Closing, without further consideration, the Company and each Purchaser shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions necessary, appropriate or advisable to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designation and any and all other agreements or instruments executed and delivered to each Purchaser by the Company hereunder or thereunder, as applicable.

Section 7.16 Independent Nature of the Purchasers’ Obligations and Rights. The obligations of each Purchaser Party under the Transaction Documents are several and not joint with the obligations of any other Purchaser Party, and no Purchaser Party shall be responsible in any way for the performance of the obligations of any other Purchaser Party under any Transaction Document. The failure or waiver of performance under any Transaction Document of any Purchaser Party by the Company does not excuse performance by any other Purchaser Party and the waiver of performance of the Company by any Purchaser Party does not excuse performance by the Company with respect to each other Purchaser Party. Nothing contained herein or in any

43

other Transaction Document, and no action taken by any Purchaser Party pursuant thereto, shall be deemed to constitute the Purchaser Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser Party shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser Party to be joined as an additional party in any proceeding for such purpose.

Section 7.17 Exculpation of the Placement Agent. Each party hereto agrees, for the express benefit of the Placement Agent, its respective affiliates and representatives, that, in connection with the Transaction Documents and the transactions contemplated thereby:

(a) Neither the Placement Agent nor any of its affiliates or any of its representatives (i) shall be liable for any improper payment made in accordance with information provided by the Company; (ii) make any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the company pursuant to this Agreement or any other Transaction Documents or in connection with any of the transactions contemplated by this Agreement or any Other Transaction Documents, including offering or marketing materials; or (iii) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Agreement or any other Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any other Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(b) The Placement Agent, its respective affiliates and representatives shall be entitled to rely on, and shall be protected in acting upon, (i) any opinion delivered to any of them by or on behalf of the Company and (ii) the representations and warranties (a) of the Company contained in Section 2.6 of this Agreement and (b) contained in Article III of this Agreement.

Each Purchaser acknowledges that the Placement Agent and its respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company of the Purchased Shares or the accuracy, completeness or adequacy of information supplied to the Purchasers by the Company. In connection with the issue and purchase of the Purchase Shares, each Purchaser, acknowledges and agrees that the Placement Agent has not acted as its financial advisor or fiduciary.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to Closing:

(a) by mutual written consent of the Company and each of the Purchasers;

44

(b) by either the Company or either of the Purchasers, if (i) any Governmental Entity with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and nonappealable or (ii) any Antero Purchase Agreement is terminated for any reason;

(c) by notice given by the Company to a Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by such Purchaser in this Agreement such that the conditions in Section 5.2(a), Section 5.2(b) or Section 5.2(c) would not be satisfied and, if capable of being cured, which have not been cured by such Purchaser one (1) Business Day after receipt by such Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; provided, however, that the Company is not then in breach of any of its obligations hereunder; or

(d) by notice given by either of the Purchasers to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 5.1(a) or Section 5.1(b) would not be satisfied and, if capable of being cured, which have not been cured by the Company within one (1) Business Day after receipt by the Company of written notice from such Purchaser requesting such inaccuracies or breaches to be cured; provided, however, that such Purchaser is not then in breach of any of its obligations hereunder.

Section 8.2 Certain Effects of Termination. In the event that this Agreement is terminated in accordance with Section 8.1, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, and (b) any actual and intentional fraud or intentional or willful breach of this Agreement; provided that, notwithstanding any other provision set forth in this Agreement, except in the event of any actual and intentional fraud or intentional or willful breach by the applicable party, no Purchaser shall have any such liability in excess of its Allocated Purchase Price and the Company shall not have any such liability in excess of the sum of the aggregate Allocated Purchase Prices of all Purchasers. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Section 4.3 (Confidentiality), Sections 7.1 to 7.10 (Counterparts, Governing Law, Entire Agreement; No Third Party Beneficiary, Expenses, Notices, Successors and Assigns, Headings, Amendments and Waivers, Interpretation; Absence of Presumption and Severability), and Sections 7.13 through 7.16 (Public Announcement, Non-Recourse, Further Assurances and Independent Nature of the Purchasers’ Obligations and Rights) shall survive the termination of this Agreement.

(Signature page follows)

45

The parties have caused this Securities Purchase Agreement to be executed as of the date first written above.

INFINITY NATURAL RESOURCES, INC.

By:	/s/ Zack Arnold
Name: Zack Arnold
Title: President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

INR (II) INVESTMENTS, LLC

By:	/s/ Rob Anderson
Name: Rob Anderson
Title: Authorized Person

[Signature Page to Securities Purchase Agreement]

ETINELES HOLDINGS V, LLC

By: CEC Selenite III Holdings, LLC, its sole member

By:	/s/ Tomas Ackerman
Name: Tomas Ackerman
Title: Authorized Person

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (a) the Company and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (b) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser and (c) except for purposes of Section 4.3, Section 7.13, Section 7.14, Section 8.2 and the definition of “Permitted Transferee”, the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Purchaser Party, the Company or any of the Company’s Subsidiaries.

“Antero Acquisition” means the transactions contemplated by the Antero Purchase Agreements.

“Antero Purchase Agreements” means (a) that certain Purchase and Sale Agreement, dated as of December 5, 2025, by and among Antero Resources Corporation, Antero Minerals LLC and Monroe Pipeline LLC, as sellers, and Infinity Natural Resources, LLC and Northern Oil and Gas, Inc., as buyers, as may be amended and modified in accordance with Section 4.14, and (b) that certain Purchase and Sale Agreement, dated as of December 5, 2025, by and among Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC, as sellers, and Infinity Natural Resources, LLC and Northern Oil and Gas, Inc., as buyers, as may be amended and modified in accordance with Section 4.14.

“Antitakeover Provisions” means the provisions of any stockholder rights plan or agreement, “poison pill” or substantially similar anti-takeover agreement or any “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar anti-takeover provision under the Certificate of Incorporation, the Bylaws, or applicable law.

“Antitrust Laws” means the HSR Act and any applicable international, multilateral, multinational, national, federal or state law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, through merger, acquisition or otherwise.

“Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, the Stock Plan and any retirement, pension, profit sharing, deferred compensation, equity or equity-based, bonus, incentive, severance, employment, individual consulting, termination, retention, change in control, health, welfare, vacation, paid time off, fringe benefit and each other benefit or compensation plan, policy, program, agreement, contract or arrangement, whether written or oral, qualified or nonqualified, funded or underfunded, that are maintained, sponsored, contributed to or required to be contributed to by the Company or its Subsidiaries or with respect to which the Company or its Subsidiaries have any current or contingent liability or obligation, excluding any “multiemployer plans” within the meaning of Section 3(37) of ERISA.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, adopted as of January 30, 2025, as the same may be further amended or restated.

“Carnelian Purchaser” means Etineles Holdings V, LLC, a Delaware limited liability company, and each transferee of Etineles Holdings V, LLC to whom Purchased Shares or Conversion Shares are transferred as permitted by this Agreement.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same has been and may be further amended or restated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Competitor” means, as of any date of determination, a Person or any of such Person’s Affiliates directly or indirectly engaged in the business of exploration and development and operation of properties for the production of oil, natural gas, and/or natural gas liquids from underground reservoirs in the Appalachian Basin or the ownership, operation and/or development of midstream energy infrastructure in the Appalachian Basin, together with such Person’s Affiliates; provided, however, that a private equity fund, financial institution, asset management firm or similar firm shall not be considered a “Company Competitor” unless it has a controlling equity investment in a portfolio company that is directly engaged in the business of exploration and development and operation of properties for the production of oil, natural gas, and/or natural gas liquids from underground reservoirs in the Appalachian Basin having a fair market value of at least $100 million as determined in good faith by such Person.

“Confidential Information” means information regarding the Company or its Subsidiaries furnished by or on behalf of the Company, directly or indirectly, to a Purchaser Party or its Representatives, including any information provided by the Company to such Purchaser Party or its Representatives since the date of the Confidentiality Agreements, together with all analyses, compilations, forecasts, studies or other documents prepared by the Purchaser Parties or their Representatives to the extent containing or otherwise reflecting such information, including, for the avoidance of doubt, any information provided to any Purchaser pursuant to Section 4.4 of this Agreement. Notwithstanding the foregoing, “Confidential Information” shall not include information (including such portions of the Confidential Information) that (a) is or becomes generally available to the public other than as a result of a Purchaser Party’s or its Affiliates’ disclosure in violation of this Agreement, (b) becomes available to a Purchaser Party or its Affiliates on a non-confidential basis from a source other than the Company or its Subsidiaries, (c) was already in a Purchaser Party’s or its Affiliate’s possession prior to the date of the applicable Confidentiality Agreement or (d) is independently developed by a Purchaser Party or its Representatives without reference to the Confidential Information.

Exhibit A

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Credit Agreement” refers to that certain Credit Agreement, dated September 25, 2024, by and among Infinity Natural Resources, LLC, the lenders from time to time party thereto and Citibank, N.A., as the administrative agent and an issuing bank, as amended, restated, supplemented or otherwise modified from time to time.

“Default Event” means any “Default” or “Event of Default” (in each case, as defined in and under the Credit Agreement (as in effect on the date hereof)).

“Environmental Permit” means any permit, license, order, certificate, registration, approval or other authorization issued or required under any applicable Requirements of Environmental Law for the operation of the business and the occupation of the facilities or properties of the Company and its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated February 3, 2025, by and among the Company and the signatories thereto.

“Export and Import Controls” means all applicable laws, regulations, and restrictive measures relating to the import, export, re-export, or transfer of information, data, goods, and technology (including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and customs and import laws administered by U.S. Customs and Border Protection).

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Government Official” means any officer or employee of a foreign governmental authority or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such foreign governmental authority or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator or arbitral body (public or private), administrative agency, commission or other governmental official, authority or instrumentality (including any legislature, commission, regulatory administrative authority, governmental agency, bureau, branch or department).

Exhibit A

“Hazardous Substance” means any waste, substance, product or material defined or regulated as “hazardous” or “toxic” or as a “pollutant” or “contaminant” or words of similar meaning by, or for which liability or standards of conduct may be imposed under, any Requirements of Environmental Law, including petroleum and any fraction thereof, asbestos or asbestos containing material, per- and polyfluoroalkyl substances, polychlorinated biphenyls, lead, toxic mold, noise, odor and any biomedical or radioactive materials and waste.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“INR Holdings” means Infinity Natural Resources, LLC, a Delaware limited liability company.

“Intellectual Property” means all intellectual property and proprietary rights in any jurisdiction throughout the world, including (i) patents, trade secrets, know-how, inventions, algorithms, methods and processes; (ii) copyrights and works of authorship; (iii) trademarks, service marks, trade names, trade dress, logos, domain names, social and mobile media identifiers and other source indicators and all associated goodwill; and (iv) all registrations, applications, renewals, continuations, continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts and equivalents of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Knowledge” means, with respect to the Company, the actual knowledge of the following individuals, in each case after reasonable due inquiry of direct reports: Zack Arnold and David Sproule.

“Labor Agreement” means any collective bargaining agreement or other Contract with any labor union, labor organization, works council, or other similar employee bargaining unit representative.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, title defect, encumbrance, covenant, condition, restriction, charge, right of first refusal, right of first offer, purchase option, easement, security interest, lease, deed of trust, right-of-way, encroachment, defect of title, occupancy right, community property interest or other similar restriction or encumbrance of any kind, including any restriction on the use, voting, transfer or other exercise of any attributes of ownership.

“Material Adverse Effect” means any event, change, development, circumstance, condition, state of facts or occurrence that individually or in the aggregate is, or would reasonably be expected to be, materially adverse to (x) the financial condition, assets, properties, or liabilities of the Company and its Subsidiaries (taken as a whole) or results of operations of the Company and its Subsidiaries (taken as a whole), or (y) the ability of the Company to perform its obligations or consummate the transactions contemplated hereby, but, shall exclude any prospects and shall also exclude any event, change, development, circumstance, condition, state of facts or occurrence to the extent resulting or arising from: (a) any change or prospective change in any applicable law or GAAP or interpretation thereof; (b) any change in general economic conditions in the industries

Exhibit A

or markets in which the Company and its Subsidiaries operate or affecting the United States of America or any foreign economies in general; (c) any change made by any Governmental Entity that is generally applicable to the industries or markets in which the Company and its Subsidiaries operate; (d) the announcement of this Agreement or the consummation of the transactions contemplated hereby; (e) any action that is consented to or requested by a Purchaser in writing; (f) any action expressly required by, or the failure to take any action expressly prohibited by this Agreement; (g) any national or international political or social conditions, including the conflict between Russia and Ukraine and the conflict in the Middle East (including involving Israel) (or the worsening thereof), the engagement by the United States of America or any foreign government in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States of America or any foreign government or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States of America or any foreign government; (h) any acts of God, including any earthquakes, hurricanes, tornados, floods, tsunamis or other natural disasters, or any other damage to or destruction of assets caused by casualty; (i) any epidemic, pandemic, disease outbreak or other health crisis or public health event, or the worsening thereof; and (j) any failure of the Company and its Subsidiaries to meet internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period; provided that the underlying causes of such failure (subject to the other provisions of this definition of “Material Adverse Effect”) shall not be excluded; provided, however, that in the case of each of clauses (a), (b), (c), (g), (h) and (i) of the foregoing, any such event, change, circumstance or occurrence shall not be excluded to the extent that it has or would reasonably be expected to have a disproportionate adverse effect on the condition (financial or otherwise), assets, properties, or liabilities of the Company and its Subsidiaries (taken as a whole), or results of operations of the Company and its Subsidiaries (taken as a whole) relative to other companies operating in the same industry in which the Company and its Subsidiaries operates.

“NYSE” means the New York Stock Exchange.

“Permitted Liens” means (i) Liens for Taxes or other governmental charges that are not yet delinquent or, if delinquent, the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics’, materialmens’, carriers’, workers’, warehousemens’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant; (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the leased real property and which are not violated by the current use or occupancy of such leased real property; (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the leased real property and which are not violated by the current use or occupancy of such leased real property; (v) public roads and highways; (vi) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (vii) Liens arising in connection with sales of foreign receivables; (viii) Liens on goods in transit incurred pursuant to documentary letters of credit; (ix) purchase money Liens and Liens securing rental payments under capital lease arrangements; and (x) Liens arising under the Credit Agreement as in effect on the date hereof.

Exhibit A

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person, and (iii) if such Person is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, managing member, manager or advisor (excluding any Company Competitor).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or other agency or political subdivision thereof.

“Placement Agent” means BofA Securities, Inc.

“Process” means, with respect to any data or information, any operation or set of operations performed on such Software and Systems, data, or information, whether or not by automated means, including collection, use, storage, securing, alteration, modification, disclosure, transmission, or destruction.

“Purchaser Parties” means each Purchaser and each transferee of such Purchaser to whom shares of Series A Preferred Stock or Conversion Shares are transferred in accordance with the terms of this Agreement.

“Quantum Purchaser” means INR (II) Investments, LLC, a Delaware limited liability company, and each transferee of INR (II) Investments, LLC to whom Purchased Shares or Conversion Shares are transferred as permitted by this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and each Purchaser in the form attached to the Agreement as Exhibit C, as it may be amended or modified in accordance with the terms thereof.

“Representatives” means a Persons’ Affiliates, and its and their respective employees, agents, consultants, accountants, attorneys or financial advisors.

“Requirements of Environmental Law” means all Laws (including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, the Endangered Species Act, the Occupational Safety and Health Act (regarding exposure to Hazardous Substances) and any state analogues of any of the foregoing), orders, judgements, decrees or similar requirements of any Governmental Entity which relate to (a) pollution, protection or clean-up of the environment, including air, surface water, ground water, land, natural resources or any other environmental media; (b) solid, gaseous or liquid waste or the generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation of Hazardous Substances; (c) exposure of Persons to Hazardous Substances; or (d) the manufacture, presence, processing, distribution in commerce, use, discharge, release, threatened release, emission or storage of Hazardous Substances into the environment.

“Sanctioned Country” means any of the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Venezuela.

Exhibit A

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under the Sanctions Laws of the United States, the United Kingdom, the European Union, or the United Nations, including (a) any Person identified in any list of sanctioned person maintained by (i) the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (ii) Her Majesty’s Treasury of the United Kingdom; (iii) any committee of the United Nations Security Council; or (iv) the European Union; (b) any Person located, organized, or resident in, organized in, or a Governmental Entity or government instrumentality of, any Sanctioned Country; and (c) any Person directly or indirectly fifty percent (50%) or more owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (a) or (b).

“Sanctions Laws” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury, or (e) other similar governmental bodies from time to time.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed or furnished, as applicable, by the Company with the SEC.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Director” has the meaning set forth in the Certificate of Designation.

“Software and Systems” means all of the following used by or for, or otherwise relied on by the Company and its Subsidiaries: computers, hardware, software, systems, networks, websites, databases, applications and other information technology assets and equipment.

“Stock Plan” means the Infinity Natural Resources, Inc. Omnibus Incentive Plan, and all other equity-based compensation plans and agreements maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees, directors, officers or other service providers.

“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner, managing member or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

Exhibit A

“Tax” and “Taxes” means all U.S. federal, state, and local and non-U.S. taxes (including income, franchise, property, sales, use, withholding, payroll and employment taxes) and similar assessments, fees, levies or other charges, in each case, in the nature of a Tax imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Transaction Documents” means this Agreement, the Certificate of Designation and the Registration Rights Agreement.

“Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including by realization upon any Lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class A Common Stock; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Series A Preferred Stock into shares of Class A Common Stock pursuant to the Certificate of Designation, (ii) the redemption, repurchase or other acquisition of Class A Common Stock or Series A Preferred Stock by the Company, or (iii) the direct or indirect transfer of any limited partnership interests or other equity interests in a Purchaser Party (or any direct or indirect parent entity of such Purchaser Party); provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled, directly or indirectly, by the Person, directly or indirectly, controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”. The term “Transferred” shall have a correlative meaning.

“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code.

Exhibit A

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Allocated Purchase Price	1.1
Anti-Corruption Laws	2.21
Antitrust Approval	4.5(a)
Applicable Matters	7.2(b)
Balance Sheet Date	2.7
Capitalization Date	2.4(b)
Carnelian Confidentiality Agreement	4.3(b)
Carnelian Funds	4.12(b)
Carnelian Portfolio Companies	4.12(b)
Certificate of Designation	1.1
Chosen Courts	7.2(b)
Class A Common Stock	2.4(a)
Class B Common Stock	2.4(a)
Closing	1.2
Closing Date	1.2
Common Stock	2.4(a)
Company	Preamble
Company Indemnities	6.3
Company Intellectual Property	2.16
Confidentiality Agreements	4.3(b)
Contract	2.2(b)
Contract Parties	7.14
Conversion Shares	2.4(c)
Definitive Proxy Statement	4.16
Excluded Carnelian Sponsor Parties	4.12(b)
Excluded Quantum Sponsor Parties	4.12(a)
Excluded Sponsor Parties	4.12(b)
Financial Statements	2.7
Information Rights Threshold	4.4(a)
Intended Tax Treatment	4.7(a)
Indemnified Party	6.4(b)
Indemnifying Party	6.4(b)
Identified Persons	4.15
IRS	4.7(f)
Laws	2.11
LLC Units	2.5
Losses	6.2
Meeting	4.16
OpCo LLC Agreement	5.1(h)
OpCo LLC Agreement Amendment	5.1(h)

Exhibit A

Term	Section
Preferred Stock	2.4(a)
Preliminary Proxy Statement	4.16
Proceeding	2.10
Proposal	4.16
Purchased Shares	1.1
Purchaser Indemnitees	6.2
Purchasers	Preamble
Rule 144	4.1(f)
Quantum Confidentiality Agreement	4.3(b)
Quantum Funds	4.12
Quantum Portfolio Companies	4.12
Series A Preferred Stock	Preamble
Shares	4.1(f)
Third Party Claim	6.4(b)

Exhibit A

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION

(see attached)

Exhibit B

Final Version

CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

INFINITY NATURAL RESOURCES, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Infinity Natural Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof) as required by Section 151 of the General Corporation Law of the State of Delaware:

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the certificate of incorporation of the Corporation, there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby stated and fixed the number of shares constituting such series and the designation of such series and the powers (including voting powers), if any, of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of such series as follows:

		Page

Section 1.	Designation; Par Value; Number of Authorized Shares	1

(a)	Designation; Par Value	1

(b)	Number of Authorized Shares	1

Section 2.	Definitions	1

Section 3.	Rules of Construction	16

Section 4.	Records; Registration	16

(a)	Form, Dating and Denominations	16

(b)	Execution, Countersignature and Delivery	18

(c)	Method of Payment; Delay When Payment Date is Not a Business Day	18

(d)	Transfer Agent, Registrar, Paying Agent and Conversion Agent	19

(e)	Legends	20

(f)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	21

(g)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption	23

(h)	Status of Converted, Redeemed or Repurchased Shares of Convertible Preferred Stock	24

(i)	Replacement Certificates	24

(j)	Registered Holders	25

(k)	Cancellation	25

(l)	Shares Held by the Corporation or its Subsidiaries	25

(m)	Outstanding Shares	25

(n)	Notations and Exchanges	26

Section 5.	Ranking	26

Section 6.	Dividends	27

(a)	Regular Dividends	27

(b)	Calculation of Dividends	28

(c)	Participating Dividends	28

(d)	Treatment of Dividends Upon Redemption, Repurchase Upon Change of Control or Conversion	29

Section 7.	Rights Upon Liquidation, Dissolution or Winding Up	29

(a)	Generally	29

(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	30

(c)	Treatment of Convertible Preferred Stock	30

Section 8.	Right of the Corporation to Redeem the Convertible Preferred Stock	30

(a)	Right to Redeem On or After the Five-Year Anniversary	30

(b)	Redemption Prohibited in Certain Circumstances	31

i

(cont’d)

ii

(cont’d)

		Page

(a)	Responsibility; Schedule of Calculations	59

(b)	Calculations Aggregated for Each Holder	59

Section 16.	Notices	59

Section 17.	Facts Ascertainable	59

Section 18.	Waiver	59

Section 19.	Severability	60

Section 20.	No Other Rights	60

Exhibits

Exhibit A: Form of Preferred Stock Certificate	A-1
Exhibit B: Form of Legends	B-1
Exhibit C: Minimum Hedging	C-1

iii

Section 1. Designation; Par Value; Number of Authorized Shares.

(a) Designation; Par Value. The shares of such series shall be designated as the “Series A Convertible Preferred Stock” par value $0.01 per share, of the Corporation (the “Convertible Preferred Stock”).

(b) Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is three hundred and fifty thousand (350,000); provided, however, that, subject to Section 10(c)(i)(2), by resolution of the Board of Directors, or any duly authorized committee thereof, the total number of authorized shares of Convertible Preferred Stock may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) in accordance with the General Corporation Law of the State of Delaware. The Corporation shall not have the authority to issue fractional shares of Convertible Preferred Stock.

Section 2. Definitions.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Corporation and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties (as such term is defined in the Purchase Agreement) shall not be deemed to be Affiliates of any Purchaser Party, the Corporation or any of the Corporation’s Subsidiaries.

“Average Price” means, in respect of shares of Class A Common Stock or any other securities, as of any date or relevant period (as applicable): (i) the volume weighted average price for such security on the NYSE for such date or relevant period as reported by Bloomberg through its “Volume at Price” functions; (ii) if the Board of Directors determines in its discretion that the NYSE is not the principal securities exchange or trading market for that security, the volume weighted average price of that security for such date or relevant period on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price (or average of the last closing trade price for each Trading Day in the relevant period) of that security in the over-the-counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price (or average of the last closing ask price for each Trading Day in the relevant period) of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date or relevant period on any of the foregoing bases, the Average Price of that security on such date or relevant period shall be the fair market value as mutually determined by the Corporation and the holders of at least a majority in voting power of the then outstanding shares of Convertible Preferred Stock (acting reasonably), voting or consenting separately as a single series.

“Bloomberg” means Bloomberg Financial Markets, together with the primary successor to the business of Bloomberg Financial Markets.

“Board of Directors” means the Corporation’s board of directors or a committee of such board duly authorized to act with the authority of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Amended and Restated Bylaws of the Corporation, as the same may be amended or amended and restated from time to time.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Carnelian” means Etineles Holdings V, LLC, a Delaware limited liability company, and its Affiliates.

“Cash Dividend Date” means the two (2) year anniversary of the Initial Issue Date.

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Certificate of Designation” means this Certificate of Designation, as amended or amended and restated from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as the same has been and may be amended or amended and restated from time to time.

“Change of Control” means the occurrence of any of the following events after the Initial Issue Date, whether in a single transaction or a series of related transactions:

(a) a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the direct or indirect “beneficial owner” (as defined below) of more than fifty percent (50.0%) of the Corporation’s Voting Stock (as defined below); provided, however, that in connection with a transaction pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) one hundred percent (100.0%) of the Corporation’s Voting Stock immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50.0%) of the Voting Stock of a Person that is, or becomes, a direct or indirect parent of the Corporation (a “Parent Company”) in substantially the same proportions vis-à-vis each other as immediately before such transaction, no person shall be deemed to be or become a beneficial owner of more than fifty percent (50.0%) of the total voting power of the Voting Stock of the Corporation unless such person shall be or become a beneficial owner of more than fifty percent (50.0%) of the Voting Stock of such Parent Company (other than a Parent Company that is a Subsidiary of another Parent Company); provided, further, that (x) if a majority of the members of the board of directors of each Parent Company (other than a Parent Company that is a Subsidiary of another Parent Company) were members of the Board of Directors immediately prior to the consummation of such transaction and (y) the Corporation’s President and Chief Executive Officer and Executive Vice President and Chief Financial Officer are members of the executive management team in substantially similar roles of the Parent Company immediately after the consummation of the transaction pursuant to which the Corporation becomes a Subsidiary of a Parent Company, then such transaction will be deemed not to be a Change of Control pursuant to any transaction or event described in clause (a);

(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than any of the Corporation’s Wholly Owned Subsidiaries or OpCo’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Class A Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any transaction pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) one hundred percent (100.0%) of the Corporation’s Voting Stock immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50.0%) of the Voting Stock of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Change of Control pursuant to this clause (b)(i) and clause (b)(ii); provided, further, that (x) if a majority of the members of the board of directors of the surviving, continuing or acquiring company or other transferee, as applicable, or the Parent Company thereof, were members of the Board of Directors immediately prior to the consummation of such transaction and (y) the Corporation’s President and Chief Executive Officer and Executive Vice President and Chief Financial Officer are members of the executive management team in substantially similar roles of the surviving, continuing or acquiring company or other transferee, as applicable, or the Parent Company thereof, immediately after the consummation of such transaction, then such transaction will be deemed not to be a Change of Control pursuant to any transaction or event described in clause (b)(i) and clause (b)(ii); or

(c) neither shares of Class A Common Stock nor shares of any other Capital Stock into which the Convertible Preferred Stock is convertible are listed for trading on any National Securities Exchange.

For the purposes of this definition, whether a Person is a “beneficial owner”, whether shares are “beneficially owned”, and percentage beneficial ownership, will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

Notwithstanding the preceding or any provision of Section 13(d)-3 of the Exchange Act, a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

“Change of Control Notice” has the meaning set forth in Section 9(f).

“Change of Control Repurchase Date” means the date specified in Section 9(c) for the repurchase of any Convertible Preferred Stock by the Corporation pursuant to a Repurchase Upon Change of Control.

“Change of Control Repurchase Notice” means a notice (including a notice substantially in the form of the “Change of Control Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 9(g)(i) and Section 9(g)(ii).

“Change of Control Repurchase Price” means the cash price payable by the Corporation to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Change of Control, calculated pursuant to Section 9(d).

“Change of Control Repurchase Right” has the meaning set forth in Section 9(a).

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Corporation.

“Class A Common Stock Change Event” has the meaning set forth in Section 11(i)(i).

“Class A Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion if:

(a) the offer and sale of such share of Class A Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable, by the Holder to sell such share of Class A Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to, and including, the one (1) year anniversary after the date such share of Class A Common Stock is issued;

(b) each share of Class A Common Stock referred to in clause (a) above (i) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a), unless sold to the Corporation or an Affiliate of the Corporation, not be evidenced by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of the NYSE, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

(c) (i) the Corporation has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Corporation falling below the minimum listing maintenance requirements of such exchange;

(d) the conversion of all shares of Convertible Preferred Stock pursuant to such Mandatory Conversion or that are subject to such Redemption, as applicable, would not be limited or otherwise restricted by Section 11(h);

(e) the average daily trading volume of the Class A Common Stock on the principal National Securities Exchange on which the Class A Common Stock is then listed for, or admitted to, trading must exceed 138,000 shares (as such amount may be adjusted to reflect any split, combination or similar event with respect to the Class A Common Stock) for the thirty (30) Trading Days immediately preceding the Mandatory Conversion Notice Date; and

(f) the Corporation shall not have repurchased on any day in the 30-Trading Day period immediately preceding the Mandatory Conversion Notice Date more than ten percent (10.0%) of the 30-day trailing average trading volume of the Class A Common Stock on the principal National Securities Exchange on which the Class A Common Stock is then listed for, or admitted to, trading (calculated as of the Mandatory Conversion Notice Date).

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Corporation.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the Class A Common Stock together with the Class B Common Stock.

“Common Stock Dividend” has the meaning set forth in Section 6(c)(i).

“Common Stock Participating Dividend” has the meaning set forth in Section 6(c)(i).

“Common Unit” has the meaning ascribed to such term in the OpCo LLCA.

“Continuing Share Reserve Requirement” means, as of any time, a number of shares of Class A Common Stock equal to the product of (a) one and one-half (1.5); and (b) the number of shares of Class A Common Stock that would be issuable (without regard to Section 11(h)) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time); provided that, absent a written request from a Holder, the Board of Directors shall have no obligation to call a special meeting or to act by written consent outside of a regularly scheduled meeting of the Board of Directors to reserve additional shares of Class A Common Stock in connection with the Continuing Share Reserve Requirement.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor (as defined below), which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Corporation and/or other companies.

“Conversion Agent” has the meaning set forth in Section 4(d)(i).

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 11.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date, as applicable.

“Conversion Price” initially means $21.39 per share of Class A Common Stock; provided, however, that aforesaid initial Conversion Price is subject to adjustment pursuant to Sections 11(f) and 11(g). Each reference in this Certificate of Designation to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.

“Conversion Share” means any share of Class A Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 1(a).

“Corporation” means Infinity Natural Resources, Inc., a Delaware corporation, as such name may be changed from time to time in accordance with the General Corporation Law of the State of Delaware.

“Credit Agreement” means that certain credit agreement, dated as of September 25, 2024, by and among, Infinity Natural Resources, LLC, the lenders from time to time party thereto and Citibank, N.A., as the administrative agent and an issuing bank, as the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, unless otherwise expressly specified herein.

“Credit Agreement Prohibited Dividend” has the meaning set forth in Section 6(a)(ii).

“Credit Agreement Prohibited Dividend Redemption” has the meaning set forth in Section 6(a)(ii).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Class A Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “INR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Class A Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Corporation selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Corporation’s Capital Stock, including preferred stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Class A Common Stock.

“Dividend Parity Stock” means any class or series of the Corporation’s Capital Stock, including preferred stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock with respect to a Participating Dividend.

“Dividend Senior Stock” means any class or series of the Corporation’s Capital Stock, including preferred stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Electronic Certificate” means, if the Board of Directors has provided by resolution that the Convertible Preferred Stock shall be uncertificated, any electronic book entry maintained by the Transfer Agent that evidences any share(s) of Convertible Preferred Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 11(f)(i)(2).

“Expiration Time” has the meaning set forth in Section 11(f)(i)(2).

“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Registrar’s books.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including, in each case, adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Initial Change of Control Notice” has the meaning set forth in Section 9(e).

“Initial Issue Date” means the Closing Date as defined in the Purchase Agreement.

“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.

“Initial Share Reserve Requirement” means a number of shares of Class A Common Stock equal to the product of: (a) two (2); and (b) the number of shares of Class A Common Stock that would be issuable (without regard to Section 11(h)) upon conversion of all shares of Convertible Preferred Stock outstanding as of the Initial Issue Date (assuming such conversion occurred on the Initial Issue Date).

“Issuance Limitation” has the meaning set forth in Section 11(h)(i).

“Last Reported Sale Price” of the Class A Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Class A Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed. If the Class A Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Class A Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Class A Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Corporation selects.

“Liquidation Junior Stock” means any class or series of the Corporation’s Capital Stock, including preferred stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Class A Common Stock.

“Liquidation Parity Stock” means any class or series of the Corporation’s Capital Stock, including preferred stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

“Liquidation Preference” means, with respect to any share of Convertible Preferred Stock, an amount equal to (i) the Initial Liquidation Preference per share of Convertible Preferred Stock, plus (ii) any accumulated and unpaid dividends (including Regular Dividends and Participating Dividends) on such share of Convertible Preferred Stock to, but excluding, the date of payment of such amount (including any Liquidation Preference Dividends).

“Liquidation Preference Dividend” has the meaning set forth in Section 6(a)(i).

“Liquidation Senior Stock” means any class or series of the Corporation’s Capital Stock, including preferred stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

“Majority Holders” means the Holders holding at least a majority of the outstanding voting power of the Convertible Preferred Stock; provided that for purposes of Section 10(c) only the shares of Convertible Common Stock held by Holders that are entitled to vote on such action shall be counted for purposes of calculating a majority for this definition.

“Management Stockholders” means (a) the directors, managers, executive officers and other members of management (and their Controlled Investment Affiliates and Immediate Family Members and any permitted transferees thereof) of the Corporation who are holders of equity interests of the Corporation on the Initial Issue Date together with (b) (i) any new directors or managers whose election by such boards of directors or managers or whose nomination for election by the equity holders of the Corporation was approved by a vote of a majority of the directors or managers of the Corporation then still in office who were either directors or managers on the Initial Issue Date or whose election or nomination was previously so approved and (ii) executive officers and other management personnel of the Corporation hired at a time when the directors or managers on the Initial Issue Date together with the directors or managers so approved constituted a majority of the directors or managers of the Corporation.

“Mandatory Conversion” has the meaning set forth in Section 11(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 11(c)(i) and Section 11(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 11(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Corporation sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 11(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 11(c)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock.

“Midstream Assets” means (i) assets used primarily for gathering, transmission, compression, storage, processing, marketing, fractionation, dehydration, stabilization, sourcing, disposal, transportation or treatment of hydrocarbons, carbon dioxide or water and (ii) equity interests of any person whose assets consist, in all material respects, of assets referred to in clause (i).

“National Securities Exchange” means the NYSE, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).

“Non-Wholly Owned Permitted Subsidiary” means a Subsidiary of the Corporation (a) substantially all of whose assets consist of (i) Midstream Assets, (ii) mineral or royalty assets or (iii) cash to fund operations and (b) whose equity interests consist entirely of common equity interests.

“Number of Reserved Shares” means, as of any time, the number of shares of Class A Common Stock that, at such time, the Corporation has reserved (out of its authorized but unissued shares of Class A Common Stock that are not reserved for any other purpose) for delivery upon conversion of the Convertible Preferred Stock.

“NYSE” means The New York Stock Exchange.

“Officer” means the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the General Counsel and Secretary, the Chief Accounting Officer or any Senior Vice President of the Corporation.

“OpCo” means Infinity Natural Resources, LLC, a Delaware limited liability company.

“OpCo LLCA” means the Second Amended and Restated Limited Liability Company Agreement of OpCo, dated as of January 30, 2025, as in effect on the Initial Issue Date, as amended.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any outstanding shares of Convertible Preferred Stock pursuant to Section 11, other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 11(d)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit A.

“Parity Issuance Redemption” has the meaning set forth in Section 10(c)(i)(3).

“Parity Leverage Threshold” has the meaning set forth in Section 10(c)(i)(3).

“Parity Redemption Price” means the greater of: (x) an amount in cash that, when taken together with any cash Dividends or other cash payments received by the Holder in respect of such share of Convertible Preferred Stock, as of the applicable time of determination, results in the Holder having received an aggregate amount of cash with respect to such share of Convertible Preferred Stock yielding an internal rate of return (calculated using the XIRR function of Microsoft Excel or any successor function) of fifteen percent (15.0%) per annum on the Initial Liquidation Preference from the Initial Issue Date of such share of Convertible Preferred Stock to the date immediately prior to the date of determination; and (y) a return on investment with respect to such share of Convertible Preferred Stock of 1.50x, calculated as the quotient of (1) the aggregate amount of cash, including cash Dividends, received by the Holder in respect of such share of Convertible Preferred Stock as of the applicable time of determination divided by (2) the Initial Liquidation Preference.

“Participating Dividend” has the meaning set forth in Section 6(c)(i).

“Paying Agent” has the meaning set forth in Section 4(d)(i).

“Permitted Dividend” means (i) any dividends or distributions in which the Holders participate pursuant to Section 6(c), (ii) any tax distributions required to be paid by OpCo pursuant to Section 4.01(b) of the OpCo LLCA; provided, that, the Corporation shall determine in good faith the portion of any such tax distributions that are to be paid with respect to the Common Units of OpCo and the portion of any such tax distributions that are to be paid with respect to the Series A Convertible Preferred Units of OpCo, or (iii) any dividends or distributions payable on the Class A Common Stock in shares of Class A Common Stock; provided that dividends or distributions pursuant to clause (i) shall be permitted only to the extent (A) such dividend or distribution, when aggregated with other dividends or distributions made pursuant to this clause (A), does not exceed the aggregate amount of net cash provided by operating activities of the Corporation and its consolidated subsidiaries (as determined in accordance with GAAP) generated subsequent to January 1, 2026 or (B) both (y) the Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement in effect as of the Initial Issue Date), calculated on a pro forma basis at the time of such payment does not exceed 1.5 to 1.00 and (z) the Parity Leverage Threshold (inclusive of the Convertible Preferred Stock), calculated on a pro forma basis at the time of such payment, does not exceed 2.75 to 1.00.

“Permitted Holder” means any of (A) Pearl Energy Investments, L.P., PEI INR Holdings, L.P., Pearl Energy Investments III, L.P., PEI Infinity-S, LP, PEI INR Co-Invest-B Corp., NGP XI US Holdings, L.P. and/or their respective Affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled by them or their respective Affiliates) (individually or collectively, “Investor”) and (B) Management Stockholders.

“Permitted Payment” means a redemption, repurchase or other acquisition of: (i) shares of Class B Common Stock and Common Units of OpCo in accordance with Article XI of the OpCo LLCA, but solely to the extent made in connection with the exchange of the underlying Class A Common Stock by the holders thereof, or indirectly by the Corporation on their behalf; (ii) shares of Class A Common Stock pursuant to the Corporation’s share repurchase program announced on November 10, 2025, of up to seventy-five million dollars ($75,000,000); (iii) in any 12-month period after the exhaustion or termination of the share repurchase program in clause (ii), shares of Class A Common Stock equal to the greater of (a) twenty-five million dollars ($25,000,000) and (b) ten percent (10.0%) of Consolidated EBITDAX (as defined in the Credit Agreement as of the Initial Issue Date) on a pro forma basis, to the extent the Consolidated Total Net Leverage Ratio

(as defined in the Credit Agreement in effect as of the Initial Issue Date), calculated on a pro forma basis at the time of such repurchase, does not exceed 1.5 to 1.00; and (iv) shares of Class A Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees.

“Permitted Redemption” has the meaning set forth in Section 8(a).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designation.

“Physical Certificate” means, if the Board of Directors has not provided by resolution that the Convertible Preferred Stock shall be uncertificated, any certificate (other than an Electronic Certificate) evidencing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Corporation and countersigned by the Transfer Agent.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 18, 2026, by and between the Corporation and the Purchasers (as defined therein), as the same may be amended or amended and restated from time to time.

“Purchaser Parties” has the meaning set forth in the Purchase Agreement.

“Quantum” means INR (II) Investments, LLC, a Delaware limited liability company, and its Affiliates.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Class A Common Stock, the date fixed (whether by applicable law, applicable provision of the Certificate of Incorporation or Bylaws, resolution of the Board of Directors or otherwise) to determine the Holders or the holders of Class A Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” has the meaning set forth in Section 8(a).

“Redemption Date” means the date fixed, pursuant to Section 8(c), for the settlement of the redemption of the Convertible Preferred Stock by the Corporation pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 8(e).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Corporation sends the Redemption Notice for such Redemption pursuant to Section 8(e).

“Redemption Price” means the consideration payable by the Corporation to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 8(d).

“Reference Property” has the meaning set forth in Section 11(i)(i).

“Reference Property Unit” has the meaning set forth in Section 11(i)(i).

“Register” has the meaning set forth in Section 4(d)(ii).

“Registrar” has the meaning set forth in Section 4(d)(i).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on the first of the foregoing dates occurring after the Initial Issue Date.

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date, or, if such day is not a Business Day, the first Business Day following such day.

“Regular Dividend Rate” means (i) until, but excluding, the five (5) year anniversary of the Initial Issue Date, eight percent (8.0%) per annum and (ii) on and after the five (5) year anniversary of the Initial Issue Date, twelve percent (12.0%) per annum; provided that, if any Regular Dividends are accrued as a Liquidation Preference Dividend at any time on or after the Cash Dividend Date, the otherwise applicable Regular Dividend Rate shall be subject to an automatic increase of two percent (2.0%) per annum for such Regular Dividend and continuing for all subsequent Regular Dividends until all Credit Agreement Prohibited Dividends have been paid in cash pursuant to Section 6(a)(ii), which, for the avoidance of doubt, such automatic increase will represent a maximum aggregate increase of two percent (2.0%) on the otherwise applicable Regular Dividend Rate.

“Regular Dividend Record Date” means the Close of Business on either: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st, or, if such day is not a Business Day, the first Business Day following such day.

“Regular Dividends” has the meaning set forth in Section 6(a)(i).

“Repayment Condition” has the meaning set forth in Section 9(b).

“Repurchase Upon Change of Control” means the repurchase of any Convertible Preferred Stock by the Corporation pursuant to Section 9.

“Requisite Stockholder Approval” means the stockholder approvals contemplated by Section 312.03 of the NYSE Listed Company Manual, as applicable, with respect to the issuance of shares of Class A Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rule.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Series A Convertible Preferred Unit” has the meaning ascribed to such term in the OpCo LLCA.

“Series A Director” has the meaning set forth in Section 10(b)(i).

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.

“Spin-Off” has the meaning set forth in Section 11(f)(i)(4)(B).

“Spin-Off Valuation Period” has the meaning set forth in Section 11(f)(i)(4)(B).

“Subsidiary” means, with respect to any Person: (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50.0%) of the Voting Stock is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50.0%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise, or (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner or managing member of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 11(i)(iii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 11(f)(i)(2).

“Trading Day” means any day on which: (a) trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded; and (b) there is no Market Disruption Event. If the Class A Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Equiniti Trust Company, LLC or its successor.

“Transfer Restrictions Legend” means a legend substantially in the form set forth in Exhibit B.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); or

(c) (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Corporation and that has not been an Affiliate of the Corporation during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Corporation has received such certificates or other documentation or evidence as the Corporation may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Corporation.

“Voting Rights” has the meaning set forth in Section 10(a).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or other governing body of such Person; provided that with respect to a limited partnership or other entity that does not have a board of directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“VWAP Market Disruption Event” means, with respect to any date: (a) the failure by the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed, or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which: (a) there is no VWAP Market Disruption Event; and (b) trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded. If the Class A Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person; provided that units of OpCo held by holders other than the Corporation as of the date of the Purchase Agreement shall be disregarded for purposes of this definition.

Section 3. Rules of Construction. For purposes of this Certificate of Designation:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f) words in the singular include the plural and words in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to this Certificate of Designation as a whole and not to any particular Section or other subdivision of this Certificate of Designation, unless the context requires otherwise;

(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i) the exhibits, schedules and other attachments to this Certificate of Designation are deemed to form part of this Certificate of Designation.

Section 4. Records; Registration.

(a) Form, Dating and Denominations.

(i) Form and Date of Certificates Evidencing Convertible Preferred Stock. Each Certificate evidencing any Convertible Preferred Stock will: (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 4(e) or by any provision of the Bylaws or agreement to which the Holder of such Certificate is a party or is otherwise bound and may bear notations, legends or endorsements required by the General Corporation Law of the State of Delaware, any other applicable law, stock exchange rule or usage, as applicable; and (3) be dated as of the date it is countersigned by the Transfer Agent.

(ii) Electronic Certificates; Physical Certificates. Provided that the Board of Directors has provided by resolution that the Convertible Preferred Stock shall be uncertificated, the Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Subject to receiving the Corporation’s written consent, Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 4(f).

(iii) Electronic Certificates; Interpretation. For purposes of this Certificate of Designation: (1) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (2) any legend or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designation to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the General Corporation Law of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Corporation, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Corporation and countersigned by the Transfer Agent.

(iv) Appointment of Depositary. If any Convertible Preferred Stock is admitted to the book-entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Certificate of Designation, each reference in this Certificate of Designation to the delivery of, or payment on, any such Convertible Preferred Stock, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied.

(v) No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(vi) Registration Numbers. Each Certificate evidencing any share of Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate evidencing any other then-outstanding shares of Convertible Preferred Stock.

(b) Execution, Countersignature and Delivery.

(i) Due Execution by the Corporation. At least two (2) duly authorized Officers will sign each Certificate evidencing any Convertible Preferred Stock on behalf of the Corporation by manual, facsimile or electronic signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate evidencing such Convertible Preferred Stock to hold, at the time such Certificate is countersigned by the Transfer Agent, the same or any other office at the Corporation.

(ii) Countersignature by Transfer Agent. No Certificate evidencing any share of Convertible Preferred Stock is valid until such Certificate is countersigned by the Transfer Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) signs (by manual, facsimile or electronic signature) the countersignature block set forth in such Certificate.

(c) Method of Payment; Delay When Payment Date is Not a Business Day.

(i) Method of Payment.

(1) Electronic Certificates. The Corporation will pay (or cause the Paying Agent to pay) all cash amounts due with respect to any outstanding shares of Convertible Preferred Stock evidenced by an Electronic Certificate, out of funds legally available therefor, by wire transfer of immediately available funds.

(2) Physical Certificates. The Corporation will pay (or cause the Paying Agent to pay) all cash amounts due with respect to any outstanding shares of Convertible Preferred Stock evidenced by a Physical Certificate, out of funds legally available therefor, as follows:

(A) if the aggregate Liquidation Preference of the outstanding shares of Convertible Preferred Stock evidenced by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Corporation may choose in its sole and absolute discretion) and the Holder of such Convertible Preferred Stock entitled to such cash amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and

(B) in all other cases, by check mailed to the address of such Holder set forth in the Register.

To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any outstanding share of Convertible Preferred Stock as provided in this Certificate of Designation is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designation, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by applicable law or executive order to close or be closed will be deemed not to be a “Business Day.”

(d) Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i) Generally. The Corporation designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for: (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any shares of Convertible Preferred Stock are outstanding, the Corporation will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.

(ii) Maintenance of the Register. The Corporation will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Corporation and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes to the fullest extent permitted by applicable law. The Register will be in written form or kept on, or by means of, or in the form of, any information storage device, method or one or more electronic networks or databases; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation will promptly provide a copy of the Register to any Holder upon its written demand.

(iii) Subsequent Appointments. By notice to each Holder, the Corporation may, at any time, appoint any Person (including any Subsidiary of the Corporation) to act as Registrar, Paying Agent or Conversion Agent.

(iv) If the Corporation or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then: (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent or Conversion Agent; and (2) references in this Certificate of Designation to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or with respect to the Convertible Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively.

(e) Legends.

(i) Restricted Stock Legend.

(1) Each Certificate evidencing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2) If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 4(e)(i)(2)), including pursuant to Sections 4(g) or 4(i), then the Certificate evidencing such share will bear the Restricted Stock Legend if the Certificate evidencing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate evidencing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii) Transfer Restrictions Legend. Each Certificate evidencing a share of Convertible Preferred Stock will bear the Transfer Restrictions Legend and be subject to the restrictions on transfer contained in Sections 4.2(a) and 4.2(b) of the Purchase Agreement.

(iii) Other Legends. The Certificate evidencing any outstanding shares of Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designation, as may be required by applicable law, by the rules of any applicable depositary for the Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Corporation to be appropriate.

(iv) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock evidenced by a Certificate bearing any legend required by this Section 4(e) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(v) Legends on Conversion Shares.

(1) Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Corporation determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2) Notwithstanding anything to the contrary in Section 4(e)(v)(1), a Conversion Share need not bear a legend pursuant to Section 4(e)(v)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto; provided, however, that the Corporation may take measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(f) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 4(f) and Sections 4.1(a) and 4.1(b) of the Purchase Agreement, any outstanding share of Convertible Preferred Stock evidenced by any Certificate may be transferred or exchanged from time to time and, upon receiving an executed Assignment Form (in substantially the form set forth on Exhibit A hereto), the Corporation will cause the Registrar to record each such transfer or exchange in the Register.

(2) No Services Charge; Transfer Taxes. The Corporation and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Corporation, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 4(g) or Section 4(n) not involving any transfer (and; provided that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock shall be paid and borne by the Corporation; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 11 shall be paid and borne as provided in Section 13).

(3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designation, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4) Legends. Each Certificate evidencing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 4(e).

(5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any Convertible Preferred Stock, the Corporation will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(6) Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designation, as used in this Section 4(f), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.

(ii) Transfers and Exchanges of Convertible Preferred Stock.

(1) Subject to this Section 4(f), a Holder of any Convertible Preferred Stock evidenced by a Certificate may (x) transfer any whole number of shares of such Convertible Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock evidenced by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must, if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Corporation, the Transfer Agent or the Registrar.

(2) Upon the satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any whole number of shares of a Holder’s Convertible Preferred Stock evidenced by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 4(f)(ii)(2)):

(A) such old Certificate will be promptly cancelled pursuant to Section 4(k);

(B) if fewer than all of the shares of Convertible Preferred Stock evidenced by such old Certificate are to be so transferred or exchanged, then the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 4(e);

(C) in the case of a transfer to a transferee, the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 4(e); and

(D) in the case of an exchange, the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 4(e).

(iii) Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designation, the Corporation, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock that has been surrendered for conversion.

(g) Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption.

(i) Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Change of Control or a Redemption. If fewer than all of the shares of Convertible Preferred Stock evidenced by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 4(g)(i)) are to be converted pursuant to Section 11 or repurchased pursuant to a Repurchase Upon Change of Control or a Redemption, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Corporation will cause such Physical Certificate to be exchanged, pursuant and subject to Section 4(f), for (1) one or more Physical Certificates that each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate evidencing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are to be so converted or repurchased, as applicable, which Physical Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designation; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 4(m).

(ii) Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption. If shares of Convertible Preferred Stock evidenced by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 4(g)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 4(g)(ii)) are to be converted pursuant to Section 11 or repurchased pursuant to a Repurchase Upon Change of Control or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 4(m) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 4(k); and (2) in the case of a partial conversion or repurchase, the Corporation will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 4(e).

(h) Status of Converted, Redeemed or Repurchased Shares of Convertible Preferred Stock. If any share of Convertible Preferred Stock is converted, redeemed, repurchased or otherwise acquired by the Corporation, in any manner whatsoever, the share of Convertible Preferred Stock so acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Convertible Preferred Stock. Any share of Convertible Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the Certificate of Incorporation or imposed by the General Corporation Law of the State of Delaware.

(i) Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) evidencing such Convertible Preferred Stock have been mutilated, lost, stolen, destroyed or wrongfully taken, then the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(a), a replacement Certificate evidencing such Convertible Preferred Stock upon surrender to the Corporation or the Transfer Agent of such mutilated Certificate, or upon delivery to the Corporation or the Transfer Agent of evidence of such loss, taking, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Corporation. In the case of a lost, stolen, destroyed or wrongfully taken Certificate evidencing Convertible Preferred Stock, the Corporation and the Transfer Agent may require the Holder or such Holder’s representative to provide the Corporation such security or indemnity that is reasonably satisfactory to the Corporation and the Transfer Agent to protect the Corporation and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Certificate evidencing Convertible Preferred Stock issued pursuant to this Section 4(i) will, upon such replacement, be deemed to be evidence of outstanding share(s) of Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designation equally and ratably with all other shares of Convertible Preferred Stock then outstanding.

(j) Registered Holders. Only the Holder of any share of Convertible Preferred Stock will have such powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, as set forth in this Certificate of Designation as the owner of such share of Convertible Preferred Stock.

(k) Cancellation. The Corporation may at any time deliver Certificates evidencing Convertible Preferred Stock, if any, to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Corporation will cause the Transfer Agent to promptly cancel all Certificates evidencing shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(l) Shares Held by the Corporation or its Subsidiaries. Without limiting the generality of Section 4(g) and Section 4(m), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Corporation or any of its Subsidiaries will be deemed not to be outstanding.

(m) Outstanding Shares.

(i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register, excluding those shares of Convertible Preferred Stock that have theretofore been: (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 4(k); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Change of Control or upon their redemption pursuant to a Redemption in accordance with this Certificate of Designation; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 4(m).

(ii) Replaced Shares. If any Certificate evidencing any share of Convertible Preferred Stock is replaced pursuant to Section 4(i), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Corporation receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii) Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price): (1) the shares of Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 6(d)); and (2) the rights of the Holders of such shares of Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 6(d)).

(iv) Shares to Be Repurchased Pursuant to a Repurchase Upon Change of Control. If, on a Change of Control Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Change of Control Repurchase Price due on such date, then (unless there occurs a default in the payment of the Change of Control Repurchase Price): (1) the shares of Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 6(d)); and (2) the rights of the Holders of such shares of Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Change of Control Repurchase Price as provided in Section 9 (and, if applicable, declared Dividends as provided in Section 6(d)).

(v) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 11 upon such conversion): (1) such shares of Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 6(d)); and (2) the rights of the Holders of such shares of Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 11 (and, if applicable, declared Dividends as provided in Section 6(d)).

(n) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 10, if any valid amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designation changes the powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Convertible Preferred Stock, then the Corporation may, in its discretion, require the Holder of the Certificate evidencing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Corporation on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Corporation may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(a), a new Certificate evidencing such Convertible Preferred Stock that reflects the changed powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any. The failure to make any appropriate notation or issue a new Certificate evidencing any Convertible Preferred Stock pursuant to this Section 4(n) will not impair or affect the validity of such amendment, supplement or waiver.

Section 5. Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.

Section 6. Dividends.

(a) Regular Dividends.

(i) Generally. The Convertible Preferred Stock shall accumulate cumulative dividends at a rate per annum equal to the applicable Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 6(a)(iii)), regardless of whether or not declared or assets are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Regular Dividends shall accrue quarterly in arrears on each Regular Dividend Payment Date with respect to the Convertible Preferred Stock to the Holders as of the immediately preceding Regular Dividend Record Date and such Regular Dividends shall accrue regardless of whether they have been declared. In the Corporation’s sole discretion, any Regular Dividends may be paid (A) in cash, when, as and if declared by the Board of Directors or (B) if a cash dividend is not declared and paid in cash on a Regular Dividend Payment Date, by adding the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of such Regular Dividend (or, if applicable, portion thereof) not paid in cash (without duplication), effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, which addition shall occur automatically, without the need of any action on the part of the Corporation or any other Person (such an increase in the Liquidation Preference, a “Liquidation Preference Dividend”). Dividends on the Convertible Preferred Stock shall accumulate daily in arrears from, and including, the last date on which Dividends have been accrued or paid (or, if no Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date. If a Regular Dividend is declared by the Board of Directors, then such Regular Dividend shall be paid in cash. The Corporation shall not be required to declare any Regular Dividend, and any declaration of a Regular Dividend shall be solely at the discretion of the Board of Directors.

(ii) Cash Dividend Date. Notwithstanding anything else in this Certificate of Designation, on and after the Cash Dividend Date, Regular Dividends must be paid in cash; provided that the Corporation shall not be required to pay any such Regular Dividends in cash (1) unless the Credit Agreement would not prohibit the payment of such Regular Dividends in cash and (2) for so long as the Convertible Preferred Stock would constitute Disqualified Stock (as defined in the Credit Agreement) under the Credit Agreement if Regular Dividends are required to be paid in cash, if the Restricted Payment Conditions (as defined in the Credit Agreement) could not be satisfied with respect to such Regular Dividend payment in cash. For the avoidance of doubt, if the Corporation does not pay such Regular Dividends in cash for any period on or after the Cash Dividend Date as a result of such Credit Agreement prohibition, then a Liquidation Preference Dividend (a “Credit Agreement Prohibited Dividend”) shall automatically accrue with respect to such period. In the event of accrual of a Credit Agreement Prohibited Dividend, the Corporation shall promptly use commercially reasonable efforts to seek an amendment, restatement or other modification of the Credit Agreement that would not prohibit the payment of Regular Dividends in cash. Upon removal of such prohibition on the payment of Regular Dividends in cash, the Corporation shall be permitted, but not required, to redeem for cash an aggregate portion of the Liquidation Preference of the Convertible Preferred Stock equal to the dollar amount of the Credit Agreement Prohibited Dividends accrued (a “Credit Agreement Prohibited Dividend Redemption”) pursuant to and in accordance with Section 8.

(iii) Computation of Regular Dividends. Regular Dividends shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock shall accrue on the Liquidation Preference of such share as of immediately before the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Issue Date of such share).

(b) Calculation of Dividends. Notwithstanding anything to the contrary in the foregoing, if upon any Regular Dividend Payment Date subsequent to July 31, 2026, the Liquidation Preference Dividend or any portion thereof would result in the number of shares of Common Stock into which the outstanding Convertible Preferred Stock could be converted to contravene the Issuance Limitation prior to the date the Requisite Stockholder Approval is obtained, then the Corporation must either (i) make each dividend payment or any portion thereof on the Convertible Preferred Stock on each such Regular Dividend Payment Date in cash or (ii) make a Liquidation Preference Dividend at a rate per annum equal to the otherwise applicable Regular Dividend Rate plus a one-time automatic increase of two percent (2.0%) per annum for such Regular Dividend and all subsequent Regular Dividends until the Requisite Stockholder Approval is obtained, which, for the avoidance of doubt, such automatic increase will represent a maximum aggregate increase of two percent (2.0%) on the otherwise applicable Regular Dividend Rate.

(c) Participating Dividends.

(i) Generally. Subject to the rights of the holders of any Dividend Senior Stock, on parity with the holders of any Dividend Parity Stock and subject to Section 6(c)(ii), no dividends or other distribution on the Class A Common Stock will be declared or paid in cash on the Common Stock (a “Common Stock Dividend”) unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that: (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11 but without regard to Section 11(h)) in respect of one (1) share of Convertible Preferred Stock if such share of Convertible Preferred Stock was converted as of an Optional Conversion Date occurring immediately prior to such Record Date.

(ii) Class A Common Stock Change Events. Section 6(c)(i) will not apply to, and no Participating Dividend will be required to be declared or paid on the Convertible Preferred Stock in respect of a Class A Common Stock Change Event, as to which Section 11(i) will apply.

(d) Treatment of Dividends Upon Redemption, Repurchase Upon Change of Control or Conversion. If the Redemption Date, Change of Control Repurchase Date or Conversion Date with respect to any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Change of Control or conversion, as applicable, to receive, on or, at the Corporation’s election, before such Dividend Payment Date, such declared Dividend on such share.

Section 7. Rights Upon Liquidation, Dissolution or Winding Up.

(a) Generally. If the Corporation liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Liquidation Senior Stock and on parity with the holders of any outstanding Liquidation Parity Stock, each share of Convertible Preferred Stock shall entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Corporation’s assets or funds legally available for distribution to the Corporation’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i) a liquidation preference equal to the greater of: (x) an amount in cash that, when taken together with any cash Dividends or other cash payments received by the Holder in respect of such share of Convertible Preferred Stock, as of the applicable time of determination, results in the Holder having received an aggregate amount of cash with respect to such share of Convertible Preferred Stock yielding an internal rate of return (calculated using the XIRR function of Microsoft Excel or any successor function) of thirteen percent (13.0%) per annum on the Initial Liquidation Preference from the Initial Issue Date of such share of Convertible Preferred Stock to the date immediately prior to the date of determination; and (y) a return on investment with respect to such share of Convertible Preferred Stock of 1.30x, calculated as the quotient of (1) the aggregate amount of cash, including cash Dividends, received by the Holder in respect of such share of Convertible Preferred Stock as of the applicable time of determination divided by (2) the Initial Liquidation Preference; and

(ii) the amount such Holder would have received in respect of the number of shares of Class A Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion pursuant to Section 11 assuming the Conversion Date of such conversion occurs on the date of such payment, without regard to any of the limitations on convertibility contained in Section 11(h).

Upon payment of such amount in full on the outstanding Convertible Preferred Stock pursuant to the foregoing provisions of this Section 7(a), Holders will have no rights to the Corporation’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled. For the avoidance of doubt, a reorganization or liquidation pursuant to applicable federal, state or local bankruptcy or insolvency law shall be deemed to constitute a liquidation, dissolution, or winding up of the affairs of the Corporation.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 7(a), the Corporation’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Corporation’s assets (other than a sale, lease or other transfer in connection with the Corporation’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Corporation’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

(c) Treatment of Convertible Preferred Stock. Notwithstanding anything to the contrary herein, any redemption, repurchase, distribution in respect of a liquidation, dissolution or winding up, conversion-related payment or delivery of consideration, or any other payment or delivery of consideration with respect to, or in exchange for, the Convertible Preferred Stock pursuant to the terms of this Certificate of Designation shall be made on the same terms and for the same per share amount and form of consideration to each outstanding share of Convertible Preferred Stock, and any such action pursuant to the terms of this Certificate of Designation involving fewer than all outstanding shares shall be effected on a pro rata basis among all Holders based on the number of shares then held by each such Holder (or, if required by applicable law, by lot). If any election or choice is offered as to the form of consideration, such election shall be made available to all Holders on a uniform, per share basis. No consideration or other benefit (including any agreement, waiver, amendment or side letter) shall be offered, paid or delivered to any Holder in connection with any of the foregoing unless the same consideration or benefit, in form and value, on a per share basis, is concurrently offered, paid or delivered to all Holders.

Section 8. Right of the Corporation to Redeem the Convertible Preferred Stock.

(a) Right to Redeem On or After the Five-Year Anniversary. Subject to the terms of this Section 8, the Corporation has the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 11 prior to such redemption, any or all of the Convertible Preferred Stock, at any time, on a Redemption Date beginning on or after the five (5) year anniversary of the Initial Issue Date, for a cash purchase price equal to the Redemption Price (each such redemption, a “Permitted Redemption” and, together with any Credit Agreement Prohibited Dividend Redemption and any Parity Issuance Redemption, a “Redemption”); provided that, with respect to any Holder so redeemed, and unless otherwise consented to by such Holder in writing, such Permitted Redemption results in such Holder holding less than eighty percent (80.0%) of the Corporation’s voting stock held by such Holder prior to such Permitted Redemption as determined for purposes of Section 302(b)(2) of the Internal Revenue Code of 1986, as amended; provided, further, that the Corporation shall not effect a partial Permitted Redemption in an amount that would cause the aggregate number of shares of Convertible Preferred Stock outstanding, after giving effect to such Permitted Redemption, to be less than 100,000.

(b) Redemption Prohibited in Certain Circumstances. The Corporation will not elect a Redemption of, or otherwise send a Redemption Notice in respect of a Redemption of, any Convertible Preferred Stock pursuant to this Section 8 unless the Corporation has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Redemption Price in respect of all shares of Convertible Preferred Stock called for Redemption.

(c) Redemption Date. The Redemption Date for a Redemption will be a Business Day chosen by the Board of Directors that is no more than twenty (20), nor less than ten (10), calendar days after the Redemption Notice Date for such Redemption.

(d) Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Permitted Redemption shall be an amount in cash that, when taken together with any cash Dividends or other cash payments received by the Holder in respect of such share of Convertible Preferred Stock, as of the applicable time of determination, results in the Holder having received an aggregate amount of cash with respect to such share of Convertible Preferred Stock yielding an internal rate of return (calculated using the XIRR function of Microsoft Excel or any successor function) of fifteen percent (15.0%) per annum on the Initial Liquidation Preference from the Initial Issue Date of such share of Convertible Preferred Stock to the date immediately prior to the applicable Redemption Date.

(e) Redemption Notice. To elect the Redemption of any share of Convertible Preferred Stock, the Corporation must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”), which Redemption Notice must state:

(i) that such share has been called for Redemption under this Certificate of Designation;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per share of Convertible Preferred Stock;

(iv) if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 6(d);

(v) the name and address of the Transfer Agent and the Conversion Agent, as well as instructions whereby the Holder may surrender the Physical Certificate evidencing such share (if a Physical Certificate has been issued in respect of such share) to the Transfer Agent or Conversion Agent;

(vi) that the share of Convertible Preferred Stock called for Redemption may be converted pursuant to Section 11, at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full); and

(vii) the Conversion Price in effect on the Redemption Notice Date for such Redemption;

provided that any such Redemption Notice delivered by the Corporation may, at the Corporation’s discretion, be subject to one or more conditions precedent, including, but not limited to, refinancing or replacing the Credit Agreement or certain related transactions or events, as the case may be; provided, further, that if the Redemption Date is delayed, the Corporation shall deliver an updated Redemption Notice at least three (3) Business Days prior to the new Redemption Date.

(f) Payment of the Redemption Price. The Corporation will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on the applicable Redemption Date.

Section 9. Right of Holders to Require the Corporation to Repurchase Convertible Preferred Stock Upon a Change of Control.

(a) Change of Control Repurchase Right. Subject to the other terms of this Section 9, if a Change of Control occurs, then each Holder may, at its election, effective as of immediately prior to the Change of Control, either (i) convert (which conversion shall be mandatory and binding on the Corporation) all, or any whole number of shares that is less than all, of such Holder’s shares of Convertible Preferred Stock pursuant to Section 11 at the then-current Conversion Price or (ii) require the Corporation to repurchase (which repurchase shall be mandatory and binding on the Corporation and shall occur prior to the consummation of such Change of Control) (the “Change of Control Repurchase Right”) all, or any whole number of shares that is less than all, of such Holder’s shares of Convertible Preferred Stock that have not been converted pursuant to the foregoing clause (i) on the Change of Control Repurchase Date for such Change of Control, out of funds legally available therefor, for a cash purchase price equal to the Change of Control Repurchase Price.

(b) Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions. If the Corporation does not have sufficient funds legally available to pay the Change of Control Repurchase Price of all shares of Convertible Preferred Stock that are to be repurchased pursuant to a Repurchase Upon Change of Control, then the Corporation shall: (1) pay the maximum amount of such Change of Control Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Change of Control; and (2) purchase any shares of Convertible Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Repurchase Price as soon as practicable after the Corporation is able to make such purchase out of funds legally available for the purchase of such shares of Convertible Preferred Stock. The inability of the Corporation (or its successor) to make a purchase payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Corporation fails to pay the Change of Control Repurchase Price in full when due in accordance with this Section 9 in respect of some or all of the shares or Convertible Preferred Stock to be repurchased pursuant to the Change of Control Repurchase Right, the Corporation will pay Dividends on such shares not repurchased at the applicable Regular Dividend Rate until such shares are repurchased, payable quarterly in arrears, out of funds legally available, on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Corporation fails to pay the Change of Control Repurchase Price in full when due in accordance with this Section 9 through but not including the latest of the day upon which the Corporation pays the Change of Control Repurchase Price in full in accordance with this Section 9. For the avoidance of doubt, the Change of Control Repurchase Price shall not be required to be paid in cash unless Payment in Full (as defined in the Credit Agreement) under the Credit Agreement has occurred (the “Repayment Condition”); provided that if the proceeds of any transaction or series of related transactions constituting the Change of Control would be sufficient to both (x) satisfy the Repayment Condition and (y) pay all or any portion of the Change of Control Repurchase Price, the Corporation shall be obligated to satisfy the Repayment Condition such that the Corporation shall not be restricted from repaying the Change of Control Repurchase Price in whole or in part on the Change of Control Repurchase Date. Notwithstanding the foregoing, in the event a Holder exercises a Change of Control Repurchase Right pursuant to this Section 9 at a time when the Corporation is restricted or prohibited (contractually or otherwise, including under the Credit Agreement) from repurchasing some or all of the Convertible Preferred Stock subject to the Change of Control Repurchase Right, the Corporation will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to such Holder under this Certificate of Designation, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to comply with its obligations under this Section 9. The Corporation will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Corporation will have sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Price that would be payable in respect of such Change of Control on all shares of Convertible Preferred Stock then outstanding.

(c) Change of Control Repurchase Date. The “Change of Control Repurchase Date” for any Change of Control will be on or prior to the date of the effectiveness of the Change of Control.

(d) Change of Control Repurchase Price. The Change of Control Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Change of Control following a Change of Control is an amount in cash equal to the greater of: (i) an amount in cash that, when taken together with any cash Dividends or other cash payments received by the Holder in respect of such share of Convertible Preferred Stock, as of the applicable time of determination, results in the Holder having received an aggregate amount of cash with respect to such share of Convertible Preferred Stock yielding an internal rate of return (calculated using the XIRR function of Microsoft Excel or any successor function) of thirteen percent (13.0%) per annum on the Initial Liquidation Preference from the Initial Issue Date of such share of

Convertible Preferred Stock to the date immediately prior to the applicable Change of Control Repurchase Date; and (ii) a return on investment with respect to such share of Convertible Preferred Stock of 1.30x, calculated as the quotient of (A) the aggregate amount of cash, including cash Dividends, received by the Holder in respect of such share of Convertible Preferred Stock as of the applicable time of determination divided by (B) the Initial Liquidation Preference.

(e) Initial Change of Control Notice. No less than twenty (20) Business Days prior to the date on which the Corporation reasonably anticipates consummating a Change of Control (or, if the Corporation discovers that a Change of Control may occur within less than twenty (20) Business Days, promptly after such discovery by the Corporation but in any case no less than ten (10) Business Days prior to the consummation of a Change of Control), an initial written notice (the “Initial Change of Control Notice”) shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Corporation, which notice shall contain the date on which the Change of Control is anticipated to be effected (the “Anticipated Change of Control Date”). If the Corporation determines after delivery of an Initial Change of Control Notice that it will not consummate the Change of Control on the Anticipated Change of Control Date, the Corporation will promptly (but in any case no less than ten (10) Business Days prior to the consummation of a Change of Control) deliver an updated Initial Change of Control Notice.

(f) Change of Control Notice. No less than ten (10) Business Days prior to the effective date of a Change of Control, the Corporation will send to each Holder a final written notice of such Change of Control (a “Change of Control Notice”). Such Change of Control Notice must state:

(i) briefly, the events causing such Change of Control;

(ii) the effective date of such Change of Control;

(iii) the procedures that a Holder must follow to require the Corporation to repurchase its Convertible Preferred Stock pursuant to this Section 9;

(iv) the Change of Control Repurchase Date for such Change of Control;

(v) the Change of Control Repurchase Price per share of Convertible Preferred Stock, including reasonable detail of the calculation thereof;

(vi) if the Change of Control Repurchase Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 6(a);

(vii) the name and address of the Transfer Agent and the Conversion Agent;

(viii) the Conversion Price in effect on the date of such Change of Control Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control;

(ix) that Convertible Preferred Stock may be converted pursuant to Section 11 at any time before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date (or, if the Corporation fails to pay the Change of Control Repurchase Price due on such Change of Control Repurchase Date in full, at any time until such time as the Corporation pays such Change of Control Repurchase Price in full);

(x) that shares of Convertible Preferred Stock for which a Change of Control Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Change of Control Repurchase Price; and

(xi) that shares of Convertible Preferred Stock that are subject to a Change of Control Repurchase Notice that has been duly tendered may be converted only if such Change of Control Repurchase Notice is withdrawn in accordance with this Certificate of Designation.

Within five (5) Business Days of receipt of a Change of Control Notice, any Holder that desires to exercise its rights pursuant to Section 9(a) shall notify the Corporation in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to clause (i) or (ii) of Section 9(a) and (y) the number of shares of Convertible Preferred Stock subject thereto.

For the avoidance of doubt, the Corporation shall not consummate a Change of Control on a date that is less than five (5) Business Days after delivery of a Change of Control Notice to the Holders.

(g) Procedures to Exercise the Change of Control Repurchase Right.

(i) Delivery of Change of Control Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Change of Control Repurchase Right for any share(s) of Convertible Preferred Stock, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date (or such later time as may be required by applicable law), a duly completed, written Change of Control Repurchase Notice with respect to such share(s); and

(2) such share(s), duly endorsed for transfer (to the extent such share(s) are evidenced by one or more Physical Certificates).

(ii) Contents of Change of Control Repurchase Notices. Each Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1) if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3) that such Holder is exercising its Change of Control Repurchase Right with respect to such share(s).

(iii) Withdrawal of Change of Control Repurchase Notice. A Holder that has delivered a Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Change of Control Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date. Such withdrawal notice must state:

(1) if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3) the number of shares of Convertible Preferred Stock, if any, that remain subject to such Change of Control Repurchase Notice, which must be a whole number.

If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Change of Control Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.

(h) Payment of the Change of Control Repurchase Price. Subject to Section 9(b), the Corporation will cause the Change of Control Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Change of Control to be paid to the Holder thereof on the applicable Change of Control Repurchase Date and, for the avoidance of doubt, not after consummation of the Change of Control.

(i) Third Party May Conduct Repurchase Offer In Lieu of the Corporation. Notwithstanding anything to the contrary in this Section 9, the Corporation will be deemed to satisfy its obligations under this Section 9 if one or more third parties conduct any Repurchase Upon Change of Control and related offer to repurchase Convertible Preferred Stock otherwise required by this Section 9 in a manner that would have satisfied the requirements of this Section 9 if conducted directly by the Corporation.

(j) Change of Control Agreements. To the fullest extent permitted by applicable law, the Corporation shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Change of Control Repurchase Right in a manner that is consistent with, and gives effect to, this Section 9 and (ii) the acquiring or surviving Person in such Change of Control represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Corporation’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment of the Change of Control Repurchase Price in respect of all outstanding shares of Convertible Preferred Stock prior to the Change of Control Repurchase Date pursuant to this Section 9.

Section 10. Voting Rights.

(a) Generally. Except as provided by this Certificate of Designation or applicable law, the Holders will have the right to vote (in their capacity as Holders) together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock (“Voting Rights”), and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the Record Date or other relevant date for such matter, of a number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock that would be issuable (determined in accordance with Section 11(e)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such Record Date or other relevant date, and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware as if the Holders were holders of Class A Common Stock. Notwithstanding the foregoing: (i) no Holder of Convertible Preferred Stock will have Voting Rights with respect to the election of members to the Board of Directors prior to the expiration or early termination of the applicable waiting period, if any, under the HSR Act; and (ii) the aggregate voting power of the Convertible Preferred Stock when voting with the holders of the Common Stock shall be limited to the extent necessary to comply with the rules set forth in the NYSE Listed Company Manual, as applicable, and any resulting limitation on the voting rights of the Convertible Preferred Stock shall apply pro rata among the Holders thereof.

(b) Series A Director.

(i) Generally. For so long as Carnelian holds record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of (x) all of the shares of Convertible Preferred Stock (which, for the avoidance of doubt, shall cease to be the case upon the conversion of any share of Convertible Preferred Stock) issued to Carnelian on the Initial Issue Date and (y) more than three percent (3.0%) of the outstanding shares of the Corporation’s Common Stock (which shall be determined assuming the conversion of all of the shares of Convertible Preferred Stock, without regard to any of the limitations on convertibility contained in Section 11(b)), the Holders of outstanding shares of Convertible Preferred Stock entitled to vote thereon, voting separately as a single class, shall have the exclusive right to appoint and elect one (1) individual to the Board of Directors (such individual, the “Series A Director”), subject to the approval of the Board of Directors (such approval not to be unreasonably withheld, conditioned, delayed); provided, that (A) the shares of Convertible Preferred Stock held by Carnelian shall be the only shares of Convertible Preferred Stock entitled to vote, and (B) the initial Series A Director shall be Matthew Kelly, who is hereby deemed approved by the Board of Directors and shall be appointed to the Board of Directors as of the Initial Issue Date. Notwithstanding anything to the contrary set forth herein or otherwise, for so long as Holders of outstanding shares of Convertible Preferred Stock have the right to appoint the Series A Director, the shares of Convertible Preferred Stock held by Carnelian shall be the only shares of Convertible Preferred Stock entitled to vote on or consent to the removal without cause of such Series A Director, and the shares of Convertible Preferred Stock owned by any other Holders as of the record date for determining stockholders entitled to vote thereon shall have no voting rights with respect to such matter. In the event that a vacancy is created on the Board of Directors at any time due to the death, disability, retirement, resignation, or removal of a Series A Director, then Carnelian, voting on behalf of the Holders of outstanding shares of Convertible Preferred Stock entitled to vote thereon, voting separately as a single class, shall have the exclusive right to appoint an individual to fill such vacancy, and the shares of Convertible Preferred Stock owned by any other Holders as of the record date for determining stockholders entitled to vote thereon shall have no voting rights with respect to such matter; provided that such replacement appointee shall be an employee of Carnelian and shall be subject to the approval of the Board of Directors (such approval not to be unreasonably withheld, conditioned, delayed). In the event that Carnelian shall fail to appoint in writing a representative to fill the vacant Series A Director seat on the Board of Directors, and such Board of Directors seat shall remain vacant until such time as Carnelian elects an individual to fill such seat in accordance with this Section 10(b), and during any period where such seat remains vacant, the Board of Directors nonetheless shall be deemed duly constituted. For the avoidance of doubt and notwithstanding anything to the contrary in this Certificate of Designation, Carnelian’s rights under this Section 10(b) shall be non-transferable.

(ii) Indemnification. The Series A Director shall be entitled to advancement of expenses and indemnification in the same manner and to the same extent as the other non-executive members of the Board of Directors under the Corporation’s organizational documents, the General Corporation Law of the State of Delaware and any indemnification agreements. Any director minimum ownership requirements of the board policies shall be deemed satisfied in respect of the Series A Director, by the shares of Convertible Preferred Stock purchased pursuant to the Purchase Agreement, or any Conversion Shares, as applicable, held by Carnelian. The Corporation acknowledges and agrees that it is the indemnitor of first resort (i.e., its obligations to the Series A Director are primary and any obligation of Carnelian to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Series A Director are secondary).

(iii) Policies; Expenses. The Series A Director shall comply with the corporate governance principles and practices of the Corporation as in effect from time to time and applicable to directors generally, including the Corporation’s Corporate Governance Guidelines, the Corporation’s Code of Ethics and the Corporation’s Insider Trading Policy. The Series A Director shall be entitled to reimbursement of out-of-pocket expenses in the same manner and to the same extent as the other non-executive members of the Board of Directors, subject to the Corporation’s expense reimbursement policies as in effect from time to time.

(iv) Board Size. The size of the Board of Directors shall be increased as of the date hereof to give effect to the appointment of the Series A Director to the Board of Directors; provided that, as a condition to the appointment of the Series A Director, the Series A Director appointee shall submit to the Board of Directors an irrevocable resignation letter in a form reasonably acceptable to the Board of Directors which shall state that the Series A Director resigns upon the lapsing of the right to appoint a Series A Director contained in this Section 10(b) (the “Resignation Letter”), which the Board of Directors shall have the right to accept or reject upon such future date. Notwithstanding the foregoing, at the time when Carnelian ceases to be entitled to appoint and elect a Series A Director pursuant to Section 10(b) as a result of Carnelian either ceasing to hold (x) all of the shares of Convertible Preferred Stock issued to Carnelian on the Initial Issue Date or (y) at least three percent (3.0%) of the Corporation’s issued and outstanding shares of Common Stock (which shall be determined assuming the conversion of all of the shares of Convertible Preferred Stock, without regard to any of the limitations on convertibility contained in Section 11(b)), the right of Carnelian to appoint and elect a Series A Director shall permanently terminate and from and after such time and, subject to acceptance of the Resignation Letter by the Board of Directors, the Series A Director shall cease to be qualified to serve as a director, such directorship shall terminate and the size of the Board of Directors shall automatically be reduced (unless the Board of Directors, in its sole discretion, elects to fill such vacancy with another director).

(c) Voting and Consent Rights with Respect to Specified Matters.

(i) Generally. Subject to the other provisions of this Section 10(c), so long as any shares of Convertible Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, without, the affirmative vote or written consent of the Majority Holders, voting separately as a single series, take any of the following actions:

(1) any amendment, modification, repeal or waiver of any provision of the Certificate of Incorporation, this Certificate of Designation, the Bylaws, or the OpCo LLCA in a manner that adversely affects the rights, preferences and privileges or powers, or otherwise amends the terms, of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 10(c)(ii)); provided that any change to the size of the Board of Directors will not be deemed to adversely affect the rights, preferences and privileges or powers, of the Convertible Preferred Stock so long as such change does not adversely affect the rights of the Holders to designate, elect, remove or replace the Series A Director;

(2) any increase or decrease to the authorized number of shares of Convertible Preferred Stock;

(3) any issuances by the Corporation of shares of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock or other securities or equity interests that would have or that do have preferences or relative, participating, option, special or other rights senior to or on parity with the Convertible Preferred Stock; provided that the Corporation will be permitted to issue shares of Dividend Parity Stock and Liquidation Parity Stock for so long as the Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement in effect as of the Initial Issue Date, but including the Convertible Preferred Stock and the proposed issuances of any such Dividend Parity Stock or Liquidation Parity Stock, as applicable, in the numerator of such ratio), calculated on a pro forma basis at the time of such issuance, does not exceed 2.75 to 1.00 (the “Parity Leverage Threshold”); provided, further, that if the Majority Holders do not vote or consent in favor of such issuance pursuant to this Section 10(c)(i)(3), then the Corporation shall have the right to redeem (a “Parity Issuance Redemption”), pursuant to and in accordance with Section 8 (subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 11 prior to such redemption), all of Convertible Preferred Stock and the issuance of such Dividend Parity Stock or Liquidation Parity Stock must be conditioned on the substantially simultaneous redemption of all of the shares of Convertible Preferred Stock then outstanding at the Parity Redemption Price and the Corporation may not waive such condition; provided, further, that (i) to the extent any Dividend Parity Stock or Liquidation Parity Stock is issued with a regular dividend rate higher than the equivalent rate provided in this Certificate of Designation, appropriate adjustment shall be made to this Certificate of Designation to increase the Regular Dividend Rate to such higher rate and (ii) to the extent any Dividend Parity Stock or Liquidation Parity Stock is issued with a liquidation preference with better economic terms than that provided in this Certificate of Designation in Section 7(a), appropriate adjustment shall be made to this Certificate of Designation to adjust the economic terms of the liquidation preference herein to such better economic terms; provided, further that in no event may the stated use of proceeds of issuances made pursuant to this Section 10(c)(i)(3) be to fund a distribution.

(4) create (by reclassification or otherwise) any new class or series of stock of the Corporation or units of OpCo (other than the Series A Convertible Preferred Units issued by OpCo to the Corporation in connection with issuance of the Convertible Preferred Stock and the accrual of any Liquidation Preference Dividends) having preferences or relative participating, option, special or other rights senior to the Convertible Preferred Stock (or, in the case of OpCo, senior to the Series A Convertible Preferred Units);

(5) (A) declare, pay or set apart for payment any dividends or distributions on Dividend Junior Stock, Liquidation Junior Stock or Common Units of OpCo (other than a Permitted Dividend) or (B) repurchase, redeem or otherwise acquire any Dividend Junior Stock, Liquidation Junior Stock or Common Unit of OpCo (other than a Permitted Payment);

(6) any action to deregister the Class A Common Stock under Section 12 of the Exchange Act or voluntarily delist such Class A Common Stock from a National Securities Exchange, other than as a result of a Change of Control in which the Corporation has complied with the terms of Section 9 of this Certificate of Designation;

(7) incur or otherwise become liable for any Indebtedness (as defined in the Credit Agreement in effect as of the Initial Issue Date) in an amount that would cause either (i) the Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement in effect as of the Initial Issue Date), calculated on a pro forma basis at the time of such incurrence, to exceed 2.25 to 1.00 or (ii) the Parity Leverage Threshold (excluding for purposes of such calculation, the Convertible Preferred Stock), calculated on a pro forma basis at the time of such incurrence, to exceed 2.75 to 1.00;

(8) cease to comply with the minimum hedging requirements specified on Exhibit C;

(9) form, create or suffer to exist any Subsidiaries of the Corporation other than (i) Wholly Owned Subsidiaries of the Corporation and OpCo or (ii) Non-Wholly Owned Permitted Subsidiaries for a bona fide business purpose, the terms of which are on an arm’s length basis determined by the independent members of the Board of Directors; or

(10) agree, authorize or commit to do any of the foregoing;

provided that only Holders who, as of the time upon which such Holder is called to vote or give their consent, hold, together with such Holder’s Affiliates, record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of at least 60,000 shares of Convertible Preferred Stock will have the right to vote with respect to the consent rights enumerated in Section 10(c)(i)(3), Section 10(c)(i)(7), Section 10(c)(i)(8), Section 10(c)(i)(9) and, solely to the extent related to such enumerated consent rights, Section 10(c)(i)(10); provided, further, that the voting and consent rights enumerated in Section 10(c)(i)(3), Section 10(c)(i)(7), Section 10(c)(i)(8), Section 10(c)(i)(9) and, solely to the extent related to such enumerated consent rights, Section 10(c)(i)(10), shall terminate automatically without any action required on behalf of the Corporation or the Holders on the date when, in the aggregate, less than 100,000 shares of Convertible Preferred Stock remain outstanding; provided, further, that, to the extent not already terminated pursuant to the immediately preceding proviso, if, at any time when at least 100,000 shares of Convertible Preferred Stock remain outstanding, Carnelian and Quantum collectively beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) less than a majority of the then outstanding shares of Convertible Preferred Stock, then (1) for so long as Carnelian beneficially owns at least 60,000 shares of Convertible Preferred Stock, any action pursuant to Section 10(c)(i)(3) or Section 10(c)(i)(7) shall also require Carnelian’s prior written consent, which consent right shall be non-transferable and shall automatically terminate upon Carnelian beneficially owning fewer than 60,000 shares of Convertible Preferred Stock and (2) for so long as Quantum beneficially owns at least 60,000 shares of Convertible Preferred Stock, any action pursuant to Section 10(c)(i)(3) or Section 10(c)(i)(7) shall also require Quantum’s prior written consent, which consent right shall be non-transferable and shall automatically terminate upon Quantum beneficially owning fewer than 60,000 shares of Convertible Preferred Stock.

In addition, any action that would adversely affect (i) the Conversion Price, Liquidation Preference, the Mandatory Conversion Right, or Change of Control Repurchase Price, or (ii) any right, preference, privilege or power of any Holder of Convertible Preferred Stock, in each case, in a manner that is disproportionate to one Holder (or group of Holders) relative to the other Holders of Convertible Preferred Stock shall require the prior written consent of such affected Holder. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Convertible Preferred Stock. For clarification purposes, this provision is intended for the Corporation to treat all Holders as a single class and shall not in any way be construed as such Holders acting in concert or as a group with respect to the purchase, disposition or voting of the Convertible Preferred Stock or otherwise. In connection with seeking the affirmative vote or written consent of the Majority Holders pursuant to this Section 10(c) that relates to a transaction where the parties include the Corporation or any Subsidiary, on the one hand, and a Holder or its Affiliate (other than solely in such Person’s capacity as a holder of Convertible Preferred Stock or Common Stock), on the other hand, such conflicted Holder shall be deemed non-voting.

(ii) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 10(c)(i)(1), the Corporation may amend, modify or repeal any of provision of the Certificate of Incorporation, this Certificate of Designation or the Bylaws without the vote or consent of any Holder to amend or correct the Certificate of Incorporation, this Certificate of Designation or the Bylaws to cure any ambiguity or correct any omission, defect or inconsistency.

(d) Procedures for Voting and Consents.

(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then: (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 10; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination by Holders, of directors for election.

(ii) Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will entitle the holder thereof to one (1) vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a series and not together with the holders of any other class or series of stock.

(iii) Written Consent in Lieu of Stockholder Meeting. Notwithstanding anything to the contrary set forth in the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the holders of the Convertible Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Convertible Preferred Stock then outstanding were present and voted and shall be delivered to the Corporation (a) by delivery to its registered agent in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded or (b) by electronic mail to the Corporation at the e-mail address specified for notices pursuant to Section 16 (or such other e-mail address as the Corporation may designate by notice in accordance with Section 16). The Holders initiating or approving any action by less than unanimous consent shall use reasonable efforts to promptly notify the other Holders prior to such approval. Delivery and effectiveness of any consent delivered by electronic mail shall be governed by Section 16. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the Holders shall be given to those Holders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of Holders to take the action were delivered to the Corporation. Notwithstanding anything to the contrary herein, the consent of the Majority Holders shall be deemed given in respect of any request for a written consent of the Majority Holders made by the Corporation for the matters enumerated in Section 10(c) if a response is not received by the Corporation from the Majority Holders within ten (10) Business Days of the delivery of such consent request.

Section 11. Conversion.

(a) Generally. Subject to the provisions of this Section 11, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b) Conversion at the Option of the Holders.

(i) Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to convert (each, an “Optional Conversion”) all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designation:

(1) if a Change of Control Repurchase Notice is validly delivered pursuant to Section 9(g)(i) with respect to any share of Convertible Preferred Stock, then, beginning on the Business Day prior to the consummation of the Change of Control, such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice, (B) such notice is withdrawn in accordance with Section 9(g)(iii), or (C) the Corporation fails to pay the Change of Control Repurchase Price for such share in accordance with this Certificate of Designation;

(2) no Convertible Preferred Stock may be submitted for Optional Conversion to the extent limited by Section 11(h);

(3) shares of Convertible Preferred Stock that are called for Redemption in accordance with Section 8 may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date;

(4) shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date; and

(5) no conversion by any Holder will be permitted until the expiration or early termination of the waiting period applicable to such Holder, if any, under the HSR Act with respect to any conversion of the Convertible Preferred Stock by such Holder.

(ii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designation, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c) Mandatory Conversion at the Corporation’s Election.

(i) Mandatory Conversion Right. Subject to the provisions of this Section 11, on or after the first Trading Day after the three (3) year anniversary of the Initial Issue Date, the Corporation will have the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of any or all of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price of the Class A Common Stock for any 20 Trading Days in a 30 Trading Day window before the Mandatory Conversion Notice Date for such Mandatory Conversion, exceeds one hundred and forty percent (140.0%) of the Conversion Price (without giving effect to any decrease in the Conversion Price effected pursuant to Section 11(g)(i)). If the Corporation elects to cause less than all the outstanding shares of the Convertible Preferred Stock to be converted, the Corporation shall select the Convertible Preferred Stock to be converted from each holder of Convertible Preferred Stock on a pro rata basis.

(ii) Mandatory Conversion Prohibited in Certain Circumstances. The Corporation will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 11(c) unless the Class A Common Stock Liquidity Conditions are satisfied on the applicable Mandatory Conversion Notice Date. Notwithstanding anything to the contrary in this Section 11(c), the Corporation’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 9(g). Notwithstanding anything to the contrary in this Section 11(c), the Corporation cannot exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock to the extent limited by Section 11(h).

(iii) Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Corporation’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv) Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to shares of Convertible Preferred Stock, the Corporation must send to the Holders a written notice of such exercise (a “Mandatory Conversion Notice”).

(v) Such Mandatory Conversion Notice must state:

(1) that the Class A Common Stock Liquidity Conditions are satisfied as of the Mandatory Conversion Notice Date;

(2) that the Corporation has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares of Convertible Preferred Stock under this Certificate of Designation;

(3) the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(4) the name and address of the Paying Agent and the Conversion Agent, as well as instructions whereby the Holder may surrender such share to the Transfer Agent or Conversion Agent;

(5) that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and

(6) the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion, the number of shares of Class A Common Stock to be issued to such Holder upon conversion of each share of Convertible Preferred Stock held by such Holder and, if applicable, the amount of accumulated and unpaid Regular Dividends, whether or not declared, in respect of such share of Convertible Preferred Stock as of the Mandatory Conversion Date.

(d) Conversion Procedures.

(i) Mandatory Conversion. If the Corporation duly exercises, in accordance with Section 11(c), its Mandatory Conversion Right with respect to shares of Convertible Preferred Stock, then: (1) the Mandatory Conversion of such share(s) will occur automatically as of the Close of Business on the related Mandatory Conversion Date and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Class A Common Stock into which shares of Convertible Preferred Stock shall have been converted in such Mandatory Conversion and any cash payable in lieu of fractions of a share of Class A Common Stock pursuant to Section 11(e)(ii) will be registered in the name of, or paid to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii) Requirements for Holders to Exercise Optional Conversion Right.

(1) Generally. To convert any share of Convertible Preferred Stock evidenced by a Certificate pursuant to an Optional Conversion, the Holder of such share must: (w) complete, sign (by manual, facsimile or electronic signature) and deliver to the Conversion Agent an Optional Conversion Notice (at which time, in the case such Certificate is an Electronic Certificate, such Optional Conversion will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Conversion Agent (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Corporation or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes that are required to be paid by the Corporation as a result of a Holder requesting that shares be registered in a name other than such Holders’ name as described in Section 13.

(2) Optional Conversion Permitted Only During Business Hours. Convertible Preferred Stock will be deemed to be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii) Treatment of Accumulated Dividends upon Conversion.

(1) No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Section 11(c)(i), the Conversion Price will not be adjusted to account for any accrued and unpaid Regular Dividends on any shares of Convertible Preferred Stock being converted.

(2) Conversions Between a Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 6(d) notwithstanding such conversion.

(iv) When Holders Become Stockholders of Record of the Shares of Class A Common Stock Issuable Upon Conversion. The Person in whose name any share of Class A Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e) Settlement upon Conversion.

(i) Generally. Subject to Section 11(e)(ii), Section 11(h) and Section 15(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Class A Common Stock equal to the quotient obtained by dividing (I) the Liquidation Preference for such shares of Convertible Preferred Stock subject to conversion (plus all accrued and unpaid dividends to, but excluding, the Conversion Date) by (II) the Conversion Price, in each case, as of immediately after the Close of Business on such Conversion Date.

(ii) Payment of Cash in Lieu of any Fractional Share of Class A Common Stock. Subject to Section 15(b), in lieu of delivering any fractional share of Class A Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness, pay cash based on the Last Reported Sale Price per share of Class A Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii) Delivery of Conversion Consideration. Except as provided in Section 11(f)(i)(4)(B) and 11(i), the Corporation will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f) Conversion Price Adjustments.

(i) Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1) Stock Dividends, Stock Splits and Combinations. If the Corporation issues shares of Class A Common Stock as a dividend or distribution on all or substantially all shares of Class A Common Stock or if the Corporation effects a stock split or a stock combination of the Class A Common Stock (in each case excluding a Class A Common Stock Change Event, as to which Section 11(i) will apply), then the Conversion Price will be adjusted based on the following formula:

where:

CP0 =

the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1 =	the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0 =

the number of shares of Class A Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 =	the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 11(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Tender Offers or Exchange Offers. If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Class A Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Class A Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Class A Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:

where:

CP0 =	the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1 =	the Conversion Price in effect immediately after the Expiration Time;

SP =

the average of the Last Reported Sale Prices per share of Class A Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0 =

the number of shares of Class A Common Stock outstanding immediately before the Expiration Time (including all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC =

the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Class A Common Stock purchased or exchanged in such tender or exchange offer; and

OS1 =

the number of shares of Class A Common Stock outstanding immediately after the Expiration Time (excluding all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 11(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 11(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designation, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Class A Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Class A Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(3) Rights, Options and Warrants. If the Corporation distributes, to all or substantially all holders of Class A Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 11(f)(i)(4)(A) and Section 11(f)(iii) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on such Record Date;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;
OS	=	the number of shares of Class A Common Stock outstanding immediately before the Close of Business on such Record Date;
Y	=	a number of shares of Class A Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and
X	=	the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Class A Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 11(f)(i)(3), in determining whether any rights, options or warrants entitle holders of Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(4) Spin-Offs and Other Distributed Property.

(A) Distributions Other than Spin-Offs. If the Corporation distributes shares of Capital Stock, evidences of the Corporation’s indebtedness or other assets or property of the Corporation, or rights, options or warrants to acquire the Corporation’s Capital Stock or other securities, to all or substantially all holders of the Class A Common Stock, excluding:

(I) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required pursuant to Section 11(f)(i)(1) or Section 11(f)(i)(3);

(II) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 11(f)(iii);

(III) Spin-Offs for which an adjustment to the Conversion Price is required pursuant to Section 11(f)(i)(4)(B);

(IV) a distribution solely pursuant to a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 11(f)(i)(2) will apply; and

(V) a distribution solely pursuant to a Class A Common Stock Change Event, as to which Section 11(i) will apply,

then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such distribution;
CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;
SP	=	the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by the independent members of the Board of Directors in good faith), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Class A Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Class A Common Stock the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock that would be issuable (determined in accordance with Section 11(e)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(B) Spin-Offs. If the Corporation distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Corporation to all or substantially all holders of the Class A Common Stock (other than solely pursuant to (x) a Class A Common Stock Change Event, as to which Section 11(i) will apply, (y) a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 11(f)(i)(2) will apply; or (z) rights, options or warrants, as to which Section 11(f)(i)(3) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. National Securities Exchange (a “Spin-Off”), then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such Spin-Off;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP	=	the average of the Last Reported Sale Prices per share of Class A Common Stock for each Trading Day in the Spin-Off Valuation Period (as defined below); and

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the ex-dividend date for such Spin-Off (such average to be determined as if references to Class A Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Class A Common Stock in such Spin-Off.

The adjustment to the Conversion Price pursuant to this Section 11(f)(i)(4)(B) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designation, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type described in Section 11(f)(i)(4)(B) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(ii) No Adjustments in Certain Cases.

(1) Certain Events. Without limiting the operation of Section 11(e)(i), the Corporation will not be required to adjust the Conversion Price except pursuant to Section 11(f)(i). Notwithstanding anything to the contrary in this Certificate of Designation, and without limiting the foregoing, the Corporation will not be required to adjust the Conversion Price on account of:

(A) any declaration and/or payment of Dividends on the Convertible Preferred Stock pursuant to Section 6;

(B) upon the issuance of any shares of Class A Common Stock or options or rights to purchase such shares pursuant to any equity-based compensation plans and agreements maintained or sponsored by the Corporation or its Subsidiaries for the benefit of their respective current or former employees, directors, officers or other service providers, including, without limitation, the Infinity Natural Resources, Inc. Omnibus Incentive Plan;

(C) upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Convertible Preferred Stock; or

(D) any declaration and/or payment of (1) any Common Stock Participating Dividend in cash on any shares of Class A Common Stock or (2) distributions in cash made by Infinity Natural Resources, LLC to the holders of its interests, including the Corporation.

(iii) Stockholder Rights Plans. If any shares of Class A Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Corporation has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Class A Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 11(f)(i)(4)(A) on account of such separation as if, at the time of such separation, the Corporation had made a distribution of the type referred to in such Section 11(f)(i)(4)(A) to all holders of Class A Common Stock, subject to readjustment pursuant to Section 11(f)(i)(4)(A) if such rights expire, terminate or are redeemed.

(iv) Determination of the Number of Outstanding Shares of Class A Common Stock. For purposes of Section 11(f)(i), the number of shares of Class A Common Stock outstanding at any time will: (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock; and (2) exclude shares of Class A Common Stock held in the Corporation’s treasury (unless the Corporation pays any dividend or makes any distributions on shares of Class A Common Stock held in its treasury).

(v) Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vi) Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 11(f)(i), the Corporation will promptly send notice to the Holders containing: (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g) Voluntary Conversion Price Decreases.

(i) Generally. To the fullest extent permitted by applicable law and applicable stock exchange rules, the Corporation, from time to time, may (but is not required to) decrease the Conversion Price by any amount if: (1) the Board of Directors determines that such decrease is in the Corporation’s best interest or that such decrease is advisable to avoid or diminish the recognition of income or gain for U.S. federal (or applicable state or local) income tax purposes by the holders of Class A Common Stock or holders of rights to purchase Class A Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Class A Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in the recognition of income or gain to any Holder (or its direct or indirect owners) for U.S. federal (or applicable state or local) income tax purposes shall require the affirmative vote or consent of the Majority Holders.

(ii) Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 11(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 11(g)(i), the Corporation will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

(h) Restriction on Conversions.

(i) Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designation, unless and until the Requisite Stockholder Approval is obtained, the aggregate number of shares of Class A Common Stock issuable or deliverable upon conversion of any Convertible Preferred Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock) shall be capped at nineteen point nine percent (19.9%) of the shares of Common Stock issued and outstanding as of the date hereof (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Class A Common Stock; the restriction set forth in this sentence, the “Issuance Limitation”). If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Issuance Limitation, then the Corporation’s obligation to deliver such Conversion Consideration will not be extinguished, and the Corporation will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written confirmation to the Corporation that such delivery will not contravene the Issuance Limitation. Any purported delivery of shares of Class A Common Stock upon conversion of any Convertible Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Issuance Limitation.

(ii) Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Initial Share Reserve Requirement. The Corporation shall at all times reserve and keep available a Number of Reserved Shares to be no less than the Continuing Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, and to the fullest extent permitted by applicable law, by seeking the approval of its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock).

(iii) Limitation on Certain Transactions. Notwithstanding anything in this Section 11(h) to the contrary, unless and until the Requisite Stockholder Approval is obtained, the Corporation may not decrease the Conversion Price pursuant to Section 11(g)(i) to the extent such decrease would cause the Issuance Limitation to be contravened.

(i) Effect of Class A Common Stock Change Event.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Class A Common Stock, other than (x) changes solely resulting from a stock split or a stock combination of the Class A Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) recapitalization, reclassifications or change of the Class A Common Stock that do not involve the issuance of any other series or class of securities;

(2) consolidation, merger, business combination or binding or statutory share exchange involving the Corporation, including a transaction by which the Corporation becomes a Subsidiary of a Parent Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or

(4) other substantially similar event,

and, as a result of which, the Class A Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Class A Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such Class A Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designation,

(A) from and after the effective time of such Class A Common Stock Change Event: (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Class A Common Stock in this Section 11 or in Section 12, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 8, each reference to any number of shares of Class A Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Change of Control,” the terms “Class A Common Stock”, “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B) if such Reference Property Unit consists entirely of cash, then the Corporation will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Class A Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Conversion Date; and

(C) for these purposes: (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair market value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the independent members of the Board of Directors; provided, that the fair market value of cash denominated in U.S. dollars shall be the face amount thereof.

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Class A Common Stock, by the holders of Class A Common Stock. The Corporation will notify the Holders of such weighted average as soon as practicable after such determination is made. For the avoidance of doubt, the Corporation shall be required to comply with Section 9 with respect to any Class A Common Stock Change Event that constitutes a Change of Control.

(ii) Compliance Covenant. The Corporation will not become a party to any Class A Common Stock Change Event unless its terms are consistent with this Section 11(i).

(iii) Execution of Supplemental Instruments. On or before the date the Class A Common Stock Change Event becomes effective, the Corporation and, if applicable, the resulting, surviving or transferee Person (if not the Corporation) of such Class A Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Corporation reasonably determines are necessary or desirable to: (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 11(f)(i) in a manner consistent with this Section 11(i); and (2) give effect to such other provisions, if any, as the Corporation reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 11(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s), if any, and such supplemental instrument(s) will contain such additional provisions, if any, that the Corporation reasonably determines are appropriate to preserve the economic interests of Holders.

(iv) Notice of Class A Common Stock Change Event. The Corporation will provide notice of each Class A Common Stock Change Event to Holders by no less than five (5) Business Days prior to the effective date of the Class A Common Stock Change Event.

Section 12. Certain Provisions Relating to the Issuance of Class A Common Stock.

(a) Equitable Adjustments to Prices. Whenever this Certificate of Designation requires the Corporation to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Corporation will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 11(h)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b) Status of Shares of Class A Common Stock. Each share of Class A Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Class A Common Stock will be delivered). If the Class A Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Class A Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

Section 13. Taxes. The Corporation shall pay any and all stock transfer, documentary, issue, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock, shares of Class A Common Stock or other securities issued on account of Convertible Preferred Stock pursuant to this Certificate of Designation; provided, however, that in the case of conversion of Convertible Preferred Stock, the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Class A Common Stock or other securities to a beneficial owner other than the beneficial owner of the Convertible Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 14. Term. Except as expressly provided in this Certificate of Designation, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual.

Section 15. Calculations.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designation, the Corporation will be responsible for making all calculations called for under this Certificate of Designation, including determinations of the Conversion Price, the Daily VWAPs, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Corporation and the Board of Directors, as applicable, will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders to the fullest extent permitted by applicable law. The Corporation will provide a schedule of such calculations to any Holder upon written demand.

(b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, unless otherwise provided in this Certificate of Designation, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 16. Notices. All notices and other communications pursuant to this Certificate of Designation shall be in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt requested from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, and (i) if to any Holder, to such Holder’s address shown on the Register, and (ii) if to the Corporation, to its principal executive offices and to the e-mail address designated by the Corporation by notice to the Holders as of the date hereof (as may be amended from time to time by notice to the Holders in accordance with this Section 16). Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service.

Section 17. Facts Ascertainable. When the terms of this Certificate of Designation refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any Holder who makes a written demand therefore. The Corporation shall also maintain a written record of the Initial Issue Date, the number of shares of Convertible Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a written demand therefor.

Section 18. Waiver. The powers (including voting powers), if any, of the Convertible Preferred Stock and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Convertible Preferred Stock may be waived as to all shares of Convertible Preferred Stock in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the written consent or agreement of the Majority Holders, consenting or agreeing separately as a single class.

Section 19. Severability. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless and to the fullest extent permitted by applicable law, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 20. No Other Rights. The Convertible Preferred Stock will have no powers (including voting powers), if any, or preferences and relative, participating, optional, special or other rights, if any, or qualifications, limitations or restrictions, if any, except as provided in this Certificate of Designation or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed on this _____ day of ________, 2026.

INFINITY NATURAL RESOURCES, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designation]

EXHIBIT A

FORM OF PREFERRED STOCK CERTIFICATE

[Insert Restricted Stock Legend, if applicable]

Infinity Natural Resources, Inc.

Series A Convertible Preferred Stock

Certificate No. [ ]

Infinity Natural Resources, Inc., a Delaware corporation (the “Corporation”), certifies that [ ] is the registered owner of [ ] shares of the Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”) evidenced by this certificate (this “Certificate”). The powers (including voting powers), if any, or preferences and relative, participating, optional, special or other rights, if any, or qualifications, limitations or restrictions, if any, are set forth in the Certificate of Designation of the Corporation establishing the Convertible Preferred Stock (as the same may be amended or amended and restated, the “Certificate of Designation”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designation.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Infinity Natural Resources, Inc. has caused this instrument to be duly executed as of the date set forth below.

INFINITY NATURAL RESOURCES, INC.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

Equiniti Trust Company, LLC, as Transfer Agent, certifies that this Certificate evidences shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designation.

Date:	By:
Authorized Signatory

INFINITY NATURAL RESOURCES, INC.

Series A Convertible Preferred Stock

This Certificate evidences duly authorized, issued and outstanding shares of Convertible Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designation or the Certificate of Incorporation, the provisions of the Certificate of Designation or the Certificate of Incorporation, as applicable, will control.

1. Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent.

2. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TENENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designation, which the Corporation will provide to any Holder at no charge, please send a written demand to the following address:

Infinity Natural Resources, Inc.

2605 Cranberry Square

Morgantown, WV 26508

Attention: Secretary

OPTIONAL CONVERSION NOTICE

Infinity Natural Resources, Inc.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designation, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Corporation to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	__________________* shares of Convertible Preferred Stock

evidenced by Certificate No. _______________.

Date:
(Legal Name of Holder)
By:
Name:
Title:

___________________________

*	Must be a whole number.

CHANGE OF CONTROL REPURCHASE NOTICE

Infinity Natural Resources, Inc.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designation, by executing and delivering this Change of Control Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Change of Control Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	__________________* shares of Convertible Preferred Stock

evidenced by Certificate No. _______________.

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Change of Control Repurchase Price will be paid.

Date:
(Legal Name of Holder)
By:
Name:
Title:

___________________________

*	Must be a whole number.

ASSIGNMENT FORM

Infinity Natural Resources, Inc.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designation, the undersigned Holder of the within Convertible Preferred Stock assigns to:

Name:

Address:

Social security or tax identification number:

the within Convertible Preferred Stock and all rights thereunder irrevocably appoints:

as agent to transfer the within Convertible Preferred Stock on the books of the Corporation. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

FORM OF TRANSFER RESTRICTIONS LEGEND

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS PURSUANT TO SECTIONS 4.2(A) AND 4.2(B) OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF [•], 2026, BY AND AMONG THE COMPANY AND THE PURCHASERS THERETO GOVERNING THE INITIAL ISSUANCE OF THE SERIES A CONVERTIBLE PREFERRED STOCK OF THE COMPANY.

B-1

EXHIBIT C

MINIMUM HEDGING

As of the last day of any fiscal quarter (each such last day of any fiscal quarter, a “Minimum Hedging Requirement Date”), the Company shall, or shall cause its applicable Subsidiary to, maintain commodity hedging agreements hedging aggregate notional volumes of crude oil, natural gas, and natural gas liquids covering at least fifty percent (50.0%) of the reasonably projected total production on a net boe (barrel of oil equivalent) basis of crude oil, natural gas (measured on a 1:6 basis with crude oil), and natural gas liquids from proved developed producing oil and gas properties evaluated in the Reserve Report most recently delivered to the Purchasers pursuant to Section 4.4 of the Purchase Agreement for each full calendar month during the period of twenty-four (24) full calendar months following such Minimum Hedging Requirement Date.

To the extent that, as of any Minimum Hedging Requirement Date, additional commodity hedging agreements are required to satisfy the foregoing requirements, then the Company shall, or shall cause its applicable Subsidiary to, enter into such additional commodity hedging agreements within sixty (60) days following such Minimum Hedging Requirement Date.

Upon request of Quantum, the Company shall deliver to Quantum a report or other evidence reasonably satisfactory to Quantum that the Company has complied with the commodity hedging requirements set forth on this Exhibit C.

C-1

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

(see attached)

Exhibit C

Final Form

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of [•], 2026, by and among Infinity Natural Resources, Inc., a Delaware corporation (the “Company”), and the undersigned holders of Registrable Securities (as defined below), and such other holders of Registrable Securities that join this Agreement pursuant to the provisions herein. Such holders of Registrable Securities party hereto are collectively referred to herein as the “Securityholders.”

WHEREAS, this Agreement is entered into in connection with the closing (the “Closing”) of the issuance of an aggregate 350,000 shares of the Series A Convertible Preferred Stock (as defined below) pursuant to the Securities Purchase Agreement, dated as of February 18, 2026, by and among the Company and the Securityholders (the “Securities Purchase Agreement”), which are convertible into shares of Class A Common Stock (as defined below);

WHEREAS, as a condition to each of the parties’ obligations under the Securities Purchase Agreement, the Company and the Securityholders are entering into this Agreement for the purpose of granting certain registration rights to the Securityholders; and

WHEREAS, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

In this Agreement:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by applicable law to be closed in New York, New York.

“Carnelian” means Etineles Holdings V, LLC, a Delaware limited liability company, and its Affiliates.

“Certificate of Designation” means the Certificate of Designation relating to the Series A Convertible Preferred Stock, as it may be amended or amended and restated from time to time.

“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Closing” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Notice” has the meaning set forth in Section 3.1 hereof.

“Effectiveness Period” has the meaning set forth in Section 2.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated February 3, 2025, by and among the Company and each of the other signatories from time to time party thereto.

“Existing RRA Holders” means the “Securityholders” as defined in the Existing Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization or other form of business organization, whether or not regarded as a legal entity under applicable law, or any governmental authority or any department, agency or political subdivision thereof.

“Quantum” means INR (II) Investments, LLC, a Delaware limited liability company, and its Affiliates.

“Recognized Exchange” means The New York Stock Exchange, the Nasdaq Stock Market or any securities exchange on which similar securities of the Company are then listed.

“Registrable Securities” means (a) any shares of Class A Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock in accordance with the Certificate of Designation and (b) any other securities issued or issuable with respect to any such shares of Class A Common Stock by way of share split, share dividend (including dividends paid in kind), distribution, recapitalization, merger, exchange––, replacement or similar event or otherwise. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (a) a registration statement covering the resale of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been sold, transferred, disposed of or exchanged pursuant to such effective registration statement; (b) such Registrable Securities have been sold pursuant to Rule 144 or Rule 145 (or any successor rules or regulations then in force); (c) such Registrable Securities cease to be outstanding (or issuable upon exchange); or (d) such Registrable Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and the Securityholder beneficially owns less than 3% of the outstanding shares of Class A Common Stock (determined assuming the conversion of all shares of Series A Convertible Preferred Stock).

2

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a) all SEC, stock exchange or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c) all printing, messenger and delivery expenses;

(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any Recognized Exchange or FINRA and all rating agency fees;

(e) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance (including, without limitation, any such audits and comfort letters relating to financial statements pursuant to Rule 3-05 of Regulation S-X and Article 11 thereunder);

(f) any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability or similar insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but, for the avoidance of doubt, excluding underwriting discounts, selling commissions and transfer taxes, if any;

(g) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Securityholders); and

(h) any other fees and disbursements customarily paid by the issuers of Securities;

provided, however, that Registration Expenses shall not include any Selling Expenses.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

3

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Securities Purchase Agreement” has the meaning set forth in the Preamble.

“Securityholders” has the meaning set forth in the Preamble.

“Selling Expenses” means all underwriting discounts, fees, selling commissions and stock transfer taxes applicable to the securities registered by the Securityholders, in addition to legal fees incurred by Securityholders in connection with the Company’s performance of its obligations under this Agreement.

“Series A Convertible Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.01 per share.

“Shares” means shares of Class A Common Stock of the Company. Shares held by or on behalf of a Securityholder, the certificate for which does not bear a Securities Act restrictive legend, which Shares may be resold freely without registration under the Securities Act, will not be considered Shares for purposes of the demand and piggyback provisions of this Agreement.

“Shelf Registration” has the meaning set forth in Section 2.1.

“Shelf Registration Statement” has the meaning set forth in Section 2.1.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Shares are issued and allotted to investors and/or to an underwriter on a firm commitment basis for reoffering to the public.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

4

ARTICLE II

SHELF REGISTRATION

2.1 Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall file within 60 days of the date hereof, and use its commercially reasonable efforts to cause to go effective as promptly as practicable thereafter, a registration statement covering (or amend an existing registration statement to cover) the sale or distribution from time to time by the Securityholders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (or any similar provision adopted by the SEC then in effect), of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form (including Form S-1) and shall provide for the registration of such Registrable Securities for resale by such Securityholders in accordance with any reasonable method of distribution elected by the Securityholders and provided for in such registration statement) (the “Shelf Registration Statement” and such registration, the “Shelf Registration”), and, at the Company’s option, if the Company is a WKSI as of the filing date, the Shelf Registration Statement may be an Automatic Shelf Registration Statement, or a prospectus supplement to an effective Automatic Shelf Registration Statement that shall become effective upon filing with the SEC pursuant to Rule 462(e).

2.2 Effectiveness Period. Once effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Shelf Registration Statement to be continuously effective (including by filing a new Shelf Registration Statement, if necessary) and usable until the earlier of (a) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration Statement, (b) the date as of which there are no longer in existence any Registrable Securities covered by the Shelf Registration Statement, and (c) an earlier date agreed to in writing by the Securityholders of a majority of the Registrable Securities (the “Effectiveness Period”).

ARTICLE III

DEMAND AND PIGGYBACK RIGHTS

3.1 Demand and Piggyback Rights for Shelf Takedowns. Upon the receipt of a written demand of any Securityholder made at least six months after Closing (assuming the Shelf Registration Statement is effective) (a “Demand Notice”), the Company will facilitate in the manner described in this Agreement an Underwritten Offering of Registrable Securities off of the Shelf Registration Statement; provided that (a) the market value, based on the closing price of the Class A Common Stock on the Business Day immediately preceding the date of the Demand Notice, of the aggregate amount of Registrable Securities requested to be included by the demanding Securityholder in such Underwritten Offering is at least $75 million, and (b) the Company shall not be obligated to effect more than four such Underwritten Offering demands in any twelve-month period; provided, that any Underwritten Offering demanded by the Existing RRA Holders for which the Securityholders can piggyback shall count towards the limitation set forth in clause (b) as long as such Underwritten Offering is consummated. In connection with any Underwritten Offering (whether pursuant to the exercise of such demand rights by any Securityholder, the Existing RRA Holders or at the initiative of the Company), the Securityholders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf.

5

3.2 Limitations on Demand and Piggyback Rights.

(a) Any demand for an Underwritten Offering, and the exercise of any piggyback registration rights, will be subject to the constraints of any applicable lockup arrangements, and any such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for an Underwritten Offering, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Securityholders will not have piggyback or other registration rights with respect to the following registered primary offerings by the Company: (i) a registration relating solely to employee benefit plans; (ii) a registration on Form S-4 or Form S-8 (or other similar successor forms then in effect under the Securities Act); (iii) a registration pursuant to which the Company is offering to exchange its own Securities for other Securities; (iv) a registration statement relating solely to dividend reinvestment or similar plans; (v) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for common equity and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the common equity into which such notes may be converted; (vi) a registration where the Registrable Securities are not being sold for cash; (vii) an exchange registration; or (viii) a registration of Securities where the offering is a bona fide offering of debt securities, even if such Securities are convertible into or exchangeable or exercisable for Shares.

(b) The Company may postpone the filing of the Shelf Registration Statement or suspend the effectiveness of any Shelf Registration Statement for a reasonable “blackout period” not in excess of 90 days if the board of directors of the Company determines in good faith that such registration or offering could: (i) materially interfere with a bona fide business, reorganization, acquisition or divestiture or financing transaction of the Company or its Subsidiaries; (ii) require disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company shall not delay the filing of any demanded registration statement more than once in any 12-month period (except that the Company shall be able to use this right more than once in any 12-month period if the Company is exercising such right during the 15-day period prior to the Company’s regularly scheduled quarterly earnings announcement and the total number of days of postponement in such 12-month period does not exceed 90 days). The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business, acquisition or divestiture or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or (y) the date upon which such information is otherwise disclosed or becomes public knowledge.

6

ARTICLE IV

NOTICES, CUTBACKS AND OTHER MATTERS

4.1 Notifications Regarding Demanded Underwritten Takedowns.

(a) The Company will keep the Securityholders reasonably apprised of all pertinent aspects of any Underwritten Offering demanded by any Securityholder in order that other Securityholders may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Securityholders be notified by the Company of an anticipated Underwritten Offering (whether pursuant to a demand made by any Securityholder, the Existing RRA Holders or at the Company’s own initiative) no later than 5:00 p.m., New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all other cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.

(b) Any Securityholder wishing to exercise its piggyback rights with respect to an Underwritten Offering must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on the Business Day after receipt of such notice. If no such notice is received from a Securityholder by the Company within the specified time, such Securityholder shall have no further right to participate in such takedown.

(c) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective Underwritten Offering.

4.2 Plan of Distribution, Underwriters and Advisors. The Securityholders holding a majority of the Securities proposed to be sold in an Underwritten Offering demanded by the Securityholders will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services for such offering from the lenders under the Company’s or its subsidiaries’ then current credit agreement (or other loan document), otherwise such selection shall be subject to the consent of the Company.

4.3 Cutbacks. If the managing underwriters advise the Company and the selling Securityholders that, in their opinion, the number of Registrable Securities requested to be included in an Underwritten Offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering in the following order of priority:

(a) If such Underwritten Offering is initiated by the Securityholders pursuant to Article III, then, with respect to each class proposed to be registered:

7

(i) first, the Registrable Securities beneficially owned by Securityholders requested to be included pursuant to this Agreement (pro rata based upon the number of Securities that each of the Securityholders shall have requested to be included in such offering);

(ii) second, any Securities to be sold by Existing RRA Holders who properly requested to include their securities in such offering pursuant to the Existing Registration Rights Agreement in accordance with such agreement;

(iii) third, any Securities to be sold by the Company for its own account; and

(iv) fourth, other Securities held by any other third parties requested to be included in such demand registration pursuant to registration rights granted to such third-party holder.

(b) If such Underwritten Offering is initiated by the Company, then, with respect to each class proposed to be registered:

(i) first, any Securities to be sold by the Company for its own account;

(ii) second, any Securities to be sold by Existing RRA Holders who properly requested to include their securities in such offering pursuant to the Existing Registration Rights Agreement in accordance with such agreement;

(iii) third, the Registrable Securities beneficially owned by Securityholders requested to be included pursuant to this Agreement (pro rata based upon the number of securities that each of the Securityholders shall have requested to be included in such offering); and

(iv) fourth, other Securities held by any other third parties requested to be included pursuant to registration rights granted to such third-party holder.

(c) If such Underwritten Offering is initiated by an Existing RRA Holder pursuant to the Existing Registration Rights Agreement then, with respect to each class proposed to be registered:

(i) first, the Securities beneficially owned by the Existing RRA Holders who properly requested to include their securities in such offering pursuant to the Existing Registration Rights Agreement in accordance with such agreement;

(ii) second, any Securities to be sold by the Company for its own account;

8

(iii) third, the Registrable Securities beneficially owned by Securityholders requested to be included pursuant to this Agreement (pro rata based upon the number of securities that each of the Securityholders shall have requested to be included in such offering); and

(iv) fourth, other Securities held by any other third parties requested to be included pursuant to registration rights granted to such third-party holder.

(d) If such Underwritten Offering is initiated by any third-party holder other than an Existing RRA Holder, then, with respect to each class proposed to be registered:

(i) first, the Securities beneficially owned by such demanding third-party holder, the Registrable Securities beneficially owned by the Securityholders, and the Securities beneficially owned by the Existing RRA Holders who properly requested to include their securities in such offering pursuant to this Agreement and the Existing Registration Rights Agreement in accordance with such agreements (pro rata based upon the number of Securities that each of such demanding third-party holders, the Securityholders and Existing RRA Holders shall have requested to be included in such offering); and

(ii) second, any Securities to be sold by the Company for its own account.

4.4 Withdrawals. Even if Registrable Securities held by a Securityholder have been part of an Underwritten Offering, such Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account provided, that notwithstanding the foregoing, a withdrawn demand for an Underwritten Offering shall count as one of the permitted Underwritten Offerings pursuant to Section 3.1 if the Company has filed a prospectus supplement with the SEC for the launch of such Underwritten Offering.

4.5 Lockups. In connection with any Underwritten Offering, the Company and each Securityholder that holds Registrable Securities or that participates in such offering will agree (in the case of Securityholders, with respect to Registrable Securities respectively beneficially owned by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them and must be consistent with the lockup restrictions applicable to the Existing RRA Holders) that are agreed to by the Company for so long as such Securityholders hold Registrable Securities. In addition, the Securityholders shall be bound by their obligations with respect to any lockup arrangements or other restrictions on transfer of Registrable Securities set forth in the Securities Purchase Agreement and Certificate of Designation.

9

ARTICLE V

FACILITATING REGISTRATIONS AND OFFERINGS

5.1 General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Securityholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Registrable Securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article V.

5.2 Registration Statements. In connection with each Shelf Registration Statement that is required by this Agreement, the Company will:

(a) (i) prepare and file with the SEC a registration statement on the appropriate form covering the applicable Registrable Securities; (ii) file amendments thereto as warranted; (iii) seek the effectiveness thereof; and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Securityholders, as applicable, and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(b) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Securityholders and to the underwriter or underwriters of an Underwritten Offering, if applicable, and to their respective counsel; and fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Securityholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Securityholders or any underwriter available for discussion of such documents;

(c) use commercially reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (i) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) notify each Securityholder promptly, and, if requested by such Securityholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act; (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose; (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

10

(e) furnish counsel for each underwriter, if any, and for the Securityholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

5.3 Shelf Registered Offerings and Shelf Takedowns. In connection with any shelf registered offering or shelf takedown that is demanded by Securityholders or as to which piggyback rights otherwise apply, the Company will:

(a) cooperate with the selling Securityholders and the sole underwriter or managing underwriter of an Underwritten Offering, if any, to facilitate the timely preparation and delivery of the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Securityholders or the sole underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b) furnish to each Securityholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Securityholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c) (i) use commercially reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Securityholder holding Registrable Securities covered by a registration statement, shall reasonably request; (ii) use commercially reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Securityholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

11

(d) cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the Securityholders, or if so requested by the underwriter or underwriters of an Underwritten Offering of Registrable Securities, if any;

(e) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an Underwritten Offering;

(f) use commercially reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Securityholders or the lead managing underwriter of an Underwritten Offering;

(g) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i) make such representations and warranties to the selling Securityholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar Underwritten Offering;

(ii) obtain opinions of counsel to the Company covering the matters customarily covered in opinions requested in sales of securities or Underwritten Offering;

(iii) obtain “cold comfort” letters and updates thereof (including, without limitation, any such audits and comfort letters relating to financial statements pursuant to Rule 3-05 of Regulation S-X and Article 11 thereunder) from the Company’s independent certified public accountants, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary Underwritten Offerings; and

(h) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Securityholders providing for, among other things, the appointment of such representative as agent for the selling Securityholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

12

The above shall be done at such times as customarily occur in similar Underwritten Offerings.

5.4 Due Diligence. In connection with each Underwritten Offering of Registrable Securities to be sold by Securityholders, the Company will, in accordance with customary practice, reasonably cooperate with such Securityholders to make available for inspection by underwriters and any counsel or accountant retained by such underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

5.5 Information from Securityholders. Each Securityholder that holds Registrable Securities will promptly furnish to the Company such information regarding itself as is required to be included in the Shelf Registration Statement or is otherwise required by FINRA or the SEC in connection with such Shelf Registration Statement or Underwritten Offering, the ownership of Registrable Securities by such Securityholder and the proposed distribution by such Securityholder of such Registrable Securities as the Company may from time to time reasonably request in writing. If a Securityholder does not provide the information reasonably requested by the Company pursuant to this Section 5.5, the Company shall have the right to exclude from the Shelf Registration Statement or Underwritten Offering the Registrable Securities of such Securityholder.

5.6 Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Securityholders will be borne by the Company. All Selling Expenses attributable to the sale of Registrable Securities sold for the account of the Securityholders shall be borne by the Securityholders of the securities included in such registered offering.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Securityholders, the Company will indemnify and hold harmless Securityholders, their officers, directors and affiliates, and each underwriter of such securities and each other Person, if any, who Controls any Securityholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including reasonable documented legal fees and costs of court), joint or several, to which Securityholders or such underwriter or controlling Person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such Persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages or liabilities (or any actions in respect thereof) arise out of or are

13

based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such Shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact: (a) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) included in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact necessary in order to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading; and will reimburse Securityholders and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the Company shall not be liable to any Securityholder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company in writing by Securityholders or such underwriter specifically for use in the preparation thereof.

6.2 Indemnification by Securityholders. Each Securityholder as a condition to including Registrable Securities in such registration statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1 hereof) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any Person who Controls the Company within the meaning of the Securities Act, (a) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by such Securityholder specifically regarding such Securityholder for use in the preparation of such registration statement or amendment or supplement, and (b) with respect to compliance by such Securityholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

6.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6.1 and Section 6.2 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article VI, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs

14

of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld; (b) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding; or (c) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (a) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation; or (b) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

6.4 Contribution. If the indemnification required by this Article VI from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect (a) the relative benefit of the indemnifying and indemnified parties, and (b) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 6.4.

15

Notwithstanding the provisions of this Section 6.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VII

OTHER AGREEMENTS

7.1 Assignment. No Securityholder shall assign all or any part of this Agreement without the prior written consent of the Company (which such consent shall not be unreasonably withheld); provided, however, that without the prior written consent of the Company, the Securityholders may assign their respective rights and obligations under this Agreement in whole or in part to any of their respective Affiliates if such Affiliate becomes a party hereto by executing and delivering an assignment and joinder agreement to the Company, substantially in the form of Exhibit A to this Agreement. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

7.2 Merger or Consolidation. In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Securityholders by the issuer of such securities.

7.3 Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors or managing directors, if any, of any Securityholder shall have any personal liability for performance of any obligation of such Securityholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Securityholder.

7.4 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Securityholder, make publicly available such information), and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from

16

time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Securityholder, the Company will deliver to such Securityholder a written statement (with e-mail being sufficient) as to whether it has complied with such requirements, including using commercially reasonable efforts to cause counsel to the Company to deliver customary legal opinions in connection with the removal of any restrictive legends in connection with a sale of such Registrable Securities. For the avoidance of doubt, this Section 7.4 shall not in any way limit or otherwise modify any applicable restrictions on transfer set forth in the Securities Purchase Agreement of Certificate of Designation.

7.5 In-Kind Distributions. If any Securityholder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to applicable lockups, work with such Securityholder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Securityholder.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Company, to:

Infinity Natural Resources, Inc.

2605 Cranberry Square

Morgantown, WV 26508

Attention: Raleigh Wolfe, General Counsel and Secretary

Email: legal@infinitynr.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C. and Michael W. Rigdon, P.C.

Email: matt.pacey@kirkland.com; michael.rigdon@kirkland.com

(b) If to the Quantum Purchaser (as defined in the Securities Purchase Agreement), to:

INR (II) Investments, LLC

c/o Quantum Capital Group

800 Capitol Street, Suite 3600

Houston, Texas 77002

Attention: General Counsel

Email: generalcounsel@quantumcap.com

17

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: Robert P. Hughes and Benjamin N. Heriaud

Email: rhughes@velaw.com; bheriaud@velaw.com

(c) If to the Carnelian Purchaser (as defined in the Securities Purchase Agreement), to:

Carnelian Energy Capital Management, L.P.

2229 San Felipe St., Suite 1450

Houston, Texas 77019

Attention: Jeffrey Gilbert

Email: jeffrey@carnelianec.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: W. Matthew Strock and Crosby Scofield

Email: mstrock@velaw.com; cscofield@velaw.com

Any such notice, request, demand or other communication shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic transmission; (b) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service; and (c) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

8.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

8.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

8.4 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18

8.5 Amendments. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Securityholders of a majority of the Registrable Securities outstanding at the time of such amendment; provided that any amendment that would adversely or disproportionately impact the rights hereunder of any Securityholder shall require the prior written consent of such Securityholder.

8.6 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

8.7 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

8.8 Counterparts. This Agreement may be executed in multiple counterparts, including by electronic mail, in .pdf or any other form of electric delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000), each of which shall be deemed an original, but all of which together shall constitute the same instrument.

8.10 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

[Remainder of page intentionally left blank]

19

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

INFINITY NATURAL RESOURCES, INC.

By:
Name:
Title:

[Signature Page to Infinity Natural Resources, Inc. Registration Rights Agreement]

INR (II) INVESTMENTS, LLC:

By:
Name:
Title:

[Signature Page to Infinity Natural Resources, Inc. Registration Rights Agreement]

ETINELES HOLDINGS V, LLC:

By:
Name:
Title:

[Signature Page to Infinity Natural Resources, Inc. Registration Rights Agreement]

Exhibit A

FORM OF ASSIGNMENT AND JOINDER

[  ], 20__

Reference is made to the Registration Rights Agreement, dated as of [  ] 20__, by and among Infinity Natural Resources, Inc., a Delaware corporation (the “Company”), and certain holders which hold Registrable Securities (as defined below) that become party thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 7.1 of the Registration Rights Agreement, [  ] (the “Assignor”) hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [  ], [  ] and [  ] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s shares of Class A Common Stock (including those underlying the shares of Series A Convertible Preferred Stock) held by such Assignee shall be included as Registrable Securities under the Registration Rights Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR:

[____________]

By:
Name:
Title:

ASSIGNEE(S):

[____________]

By:
Name:
Title:

[Signature Page to Infinity Natural Resources, Inc. Form of Assignment and Joinder]

SCHEDULE I

Purchaser	Purchased Shares	Purchase Price
INR (II) Investments, LLC	275,000	$275,000,000
Etineles Holdings V, LLC	75,000	$75,000,000
Total	350,000	$350,000,000